================================================================================


                    Revolving Credit and Guaranty Agreement

                                     Among


                           Carson Pirie Scott & Co.,
                                  as Borrower

                         CPS Department Stores, Inc.,
               and each of the Other Subsidiaries named herein,
                                 as Guarantors

                            The Banks Party hereto

                              ABN AMRO Bank N.V.,
                                   as Agent

                                      and

                               Dresdner Bank AG,

                                      and

                     The CIT Group/Business Credit, Inc.,
                                 as Co-Agents

                           Dated as of May 24, 1996

================================================================================

                               Table of Contents

                                                                                           Page
Introductory Statement....................................................................   1


Article I          Definitions............................................................   1

   Section 1.01.     Defined Terms........................................................   1
   Section 1.02.     Terms Generally......................................................  22


Article II         Amount and Terms of Credit.............................................  22

   Section 2.01.     Commitment of the Banks..............................................  22
   Section 2.02.     Borrowing Base.......................................................  23
   Section 2.03.     Letters of Credit....................................................  23
   Section 2.04.     Issuance.............................................................  25
   Section 2.05.     Nature of Letter of Credit Obligations Absolute......................  25
   Section 2.06.     Making of Loans......................................................  25
   Section 2.07.     Notes; Repayment of Loans............................................  26
   Section 2.08.     Interest on Loans....................................................  27
   Section 2.09.     Default Interest.....................................................  27
   Section 2.10.     Optional Termination or Reduction of Commitment......................  27
   Section 2.11.     Alternate Rate of Interest...........................................  28
   Section 2.12.     Refinancing of Loans.................................................  28
   Section 2.13.     Mandatory Prepayment; Commitment Termination; Cash Collateral........  29
   Section 2.14.     Optional Prepayment of Loans.........................................  30
   Section 2.15.     Reserve Requirements; Change in Circumstances........................  31
   Section 2.16.     Change in Legality...................................................  33
   Section 2.17.     Pro Rata Treatment, Etc..............................................  34
   Section 2.18.     Taxes................................................................  34
   Section 2.19.     Certain Fees.........................................................  36
   Section 2.20.     Commitment Fee.......................................................  37
   Section 2.21.     Letter of Credit Fees................................................  37
   Section 2.22.     Closing Fee..........................................................  38
   Section 2.23.     Nature of Fees.......................................................  38
   Section 2.24.     Right of Set-Off.....................................................  38
   Section 2.25.     Security Interest in Cash Collateral Account.........................  38
   Section 2.26.     Making of Loans......................................................  38
   Section 2.27.     Settlement Among Banks...............................................  39


Article IIA        Collateral Security....................................................  42

   Section 2A.01.    Security Documents...................................................  42
   Section 2A.02.    Filing and Recording.................................................  42


Article III        Representations and Warranties of Borrower.............................  43

   Section 3.01.     Organization and Authority...........................................  43
   Section 3.02.     Due Execution........................................................  43
   Section 3.03.     Statements Made......................................................  43
   Section 3.04.     Financial Statements.................................................  44
   Section 3.05.     Ownership............................................................  44
   Section 3.06.     Liens................................................................  44
   Section 3.07.     Litigation:  Compliance with Law, Etc................................  44
   Section 3.08.     Insurance............................................................  45
   Section 3.09.     Labor Relations, Etc.................................................  45
   Section 3.10.     Use of Proceeds......................................................  45
   Section 3.11.     Collateral Locations, Chief Executive Office, Store Locations
                     and Bank Accounts....................................................  45
   Section 3.12.     Litigation...........................................................  45
   Section 3.13.     Governmental Approvals...............................................  45
   Section 3.14.     Federal Reserve Regulations..........................................  46
   Section 3.15.     Taxes................................................................  46
   Section 3.16.     Employee Benefit Plans...............................................  46
   Section 3.17.     Investment Company Act; Public Utility Holding Company Act...........  48
   Section 3.18.     Security Interest....................................................  48
   Section 3.19.     Subsidiaries.........................................................  48
   Section 3.20.     Title to Properties; Possession Under Leases; Trademarks;
                     Licenses and Supplier Agreements.....................................  48
   Section 3.21.     Solvency.............................................................  49
   Section 3.22.     Permits, Etc.........................................................  50
   Section 3.23.     No Change in Credit Criteria Collection Policies.....................  50
   Section 3.24.     Landlord's Liens.....................................................  50
   Section 3.25.     Environmental Matters................................................  50


Article IV         Conditions of Lending..................................................  51

   Section 4.01.     Conditions Precedent to Effectiveness................................  51
   Section 4.02.     Conditions Precedent to Each Loan and Each Letter of Credit..........  53


Article V          Affirmative Covenants..................................................  54

   Section 5.01.     Financial Statements, Reports, Etc...................................  54
   Section 5.01A.    Litigation and Other Notices.........................................  57
   Section 5.02.     Corporate Existence..................................................  58
   Section 5.03.     Insurance............................................................  58
   Section 5.04.     Obligations and Taxes................................................  59
   Section 5.05.     Notice of Event of Default, Etc......................................  59
   Section 5.06.     Borrowing Base Certificate...........................................  60
   Section 5.07.     Access to Books and Records..........................................  60
   Section 5.08.     Concentration of Cash................................................  61
   Section 5.09.     Business Plan........................................................  62

   Section 5.10.     Compliance with Laws, Etc............................................  62
   Section 5.11.     Use of Proceeds......................................................  62
   Section 5.12.     Fiscal Year-End......................................................  63
   Section 5.13.     Further Assurances...................................................  63
   Section 5.14.     Additional Grantors and Guarantors...................................  63
   Section 5.15.     Environmental Laws...................................................  63
   Section 5.16.     Cleanup Period.......................................................  65
   Section 5.17.     Credit Card Agreements and Credit Card Guidelines....................  65


Article VI         Negative Covenants.....................................................  66

   Section 6.01.     Liens................................................................  66
   Section 6.02.     Merger, Acquisitions, Etc............................................  66
   Section 6.03.     Indebtedness.........................................................  66
   Section 6.04.     Sales, Etc., of Assets...............................................  67
   Section 6.05.     Capital Expenditures.................................................  67
   Section 6.06.     Funded Debt to EBITDA Ratio..........................................  68
   Section 6.07.     Cash Flow Coverage...................................................  68
   Section 6.08.     Interest Coverage Ratio..............................................  68
   Section 6.09.     Minimum Tangible Net Worth...........................................  69
   Section 6.10.     Funded Debt to Equity................................................  69
   Section 6.11.     Limitation on Voluntary Payments and Modifications of
                     Subordinated Indebtedness............................................  69
   Section 6.12.     Guarantees and Other Liabilities.....................................  69
   Section 6.13.     Liquidation Sales....................................................  69
   Section 6.14.     Receivables Agreement Documents......................................  70
   Section 6.15.     Merchandise Returns..................................................  70
   Section 6.16.     Investments, Loans and Advances......................................  70
   Section 6.17.     Lease-Backs..........................................................  71
   Section 6.18.     Transactions with Affiliates.........................................  71
   Section 6.19.     Business.............................................................  71
   Section 6.20.     ERISA................................................................  71
   Section 6.21.     Accounting Changes...................................................  72
   Section 6.22.     Modification of Charter Documents....................................  72
   Section 6.23.     Fees.................................................................  72
   Section 6.24.     Landlord's Liens.....................................................  72
   Section 6.25.     NBGL.................................................................  72


Article VII        Events of Default......................................................  73

   Section 7.01.     Events of Default....................................................  73
   Section 7.02.     Receivables Purchases................................................  77
   Section 7.03.     Additional Undertakings..............................................  77


Article VIII       Guaranty...............................................................  78

   Section 8.01.     Guaranty.............................................................  78

   Section 8.02.     No Impairment of Guaranty............................................ 79
   Section 8.03.     Waiver of Subrogation................................................ 79
   Section 8.04.     Maximum Guaranteed Amount............................................ 79


Article IX         The Agent.............................................................. 79

   Section 9.01.     Administration by Agent.............................................. 79
   Section 9.02.     Advances and Payments................................................ 80
   Section 9.03.     Sharing of Setoffs................................................... 80
   Section 9.04.     Agreement of Required Banks.......................................... 81
   Section 9.05.     Liability of Agent................................................... 81
   Section 9.06.     Reimbursement and Indemnification.................................... 81
   Section 9.07.     Rights of Agent...................................................... 82
   Section 9.08.     Independent Investigation by Banks................................... 82
   Section 9.09.     Notice of Transfer................................................... 82
   Section 9.10.     Successor Agent...................................................... 82


Article X          Miscellaneous.......................................................... 82

   Section 10.01.    Notices.............................................................. 82
   Section 10.02.    Survival of Agreement, Representations and Warranties, Etc........... 83
   Section 10.03.    Successors and Assigns............................................... 83
   Section 10.04.    Confidentiality...................................................... 86
   Section 10.05.    Expenses............................................................. 86
   Section 10.06.    Indemnity............................................................ 87
   Section 10.07.    Choice of Law........................................................ 87
   Section 10.08.    No Waiver............................................................ 87
   Section 10.09.    Extension of Maturity................................................ 87
   Section 10.10.    Amendments, Etc...................................................... 87
   Section 10.11.    Severability......................................................... 89
   Section 10.12.    Headings............................................................. 89
   Section 10.13.    Execution in Counterparts............................................ 89
   Section 10.14.    Prior Agreements..................................................... 89
   Section 10.15.    Further Assurance.................................................... 89
   Section 10.16.    Submission to Jurisdiction; Waiver of Jury Trial..................... 89

Exhibit A        --   Form of Notes
Exhibit B        --   Form of Security Agreement (Borrower)
Exhibit B-1      --   Form of Security Agreement (Guarantor)
Exhibit B-2      --   Form of Pledge Agreement
Exhibit B-3      --   Form of Mortgage and Security Agreement
                 --   Trademarks
Exhibit C        --   Form of Opinions of Counsel
Exhibit D        --   Form of Borrowing Base Certificate
Exhibit E        --   Form of Assignment and Acceptance
Exhibit F        --   Settlement Report
Schedule I       --   Permitted Investments
Schedule II      --   Permitted Liens
Schedule 3.07    --   Litigation; Compliance With Law
Schedule 3.11    --   Collateral Locations, Store Locations, Bank Accounts
                      and Chief Executive Office
Schedule 3.15    --   Taxes
Schedule 3.16    --   Employee Benefit Plans
Schedule 3.19    --   Subsidiaries
Schedule 3.22    --   Permits, Licenses, Approvals and Consents
Schedule 3.23    --   Credit Criteria and Collection Policies
Schedule 3.25    --   Environmental Matters
Schedule 5.08    --   Collection Procedures
Schedule 6.01    --   Liens
Schedule 6.03    --   Indebtedness


                    Revolving Credit and Guaranty Agreement
                            Dated as of May 24, 1996

     Revolving Credit and Guaranty Agreement, dated as of May 24, 1996, among Carson Pirie Scott & Co., an Illinois corporation (the "Borrower"), CPS Department Stores, Inc., a Delaware corporation ("CPS"); and, together with each of the other Subsidiaries listed on the signature pages hereof (the "Guarantors"), each of the financial institutions from time to time party hereto (the "Banks"), ABN AMRO Bank N.V., as Administrative Agent (in such capacity, the "Agent") for the Banks, and Dresdner Bank AG and The CIT Group/ Business Credit, Inc. as Co-Agents (collectively, the "Co-Agents").

                            Introductory Statement

     The Borrower has applied to the Banks for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $150,000,000.

     The Borrower owns directly or indirectly all of the issued and outstanding equity securities of each Guarantor.

     To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder, the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

          (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

          (b) a first perfected Lien upon all cash and cash equivalents in the Cash Collateral Account; and

          (c) a first perfected Lien on all other Collateral (as such term is hereinafter defined).

     Accordingly, the parties hereto hereby agree as follows:

                                   Article I

                                  Definitions

     Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABN AMRO" shall mean ABN AMRO Bank N.V.

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

     "Account" shall mean each individual private label revolving credit account that exists on the Closing Date or is established after the Closing Date pursuant to a Credit Card Agreement between CPS, NBGL or the Borrower and the Obligor.

     "Additional Seller" shall have the meaning set forth in the Liquidity Agreement.

     "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent or its London affiliate in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of the Controlled Person or (ii) direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

     "Agent" shall have the meaning set forth in the preamble to this Agreement.

     "Agreement" shall mean this Amended and Restated Revolving Credit and Guaranty Agreement as the same may from time to time be amended, modified or supplemented.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "AMC" shall mean The Associated Merchandising Corporation, a New York corporation.

     "AMC Shareholders' Agreement" shall mean the Certificate of Incorporation of The Associated Merchandising Corporation as originally filed with the State of New York on February 24, 1939 as amended through April, 1994, the By-Laws of The Associated Merchandising Corporation (as amended through April, 1994) and Rules and Regulations of The Associated Merchandising Corporation (as amended through April, 1994).

     "Applicable Margin" means, on any date, for any Alternate Base Rate Loan or Eurodollar Loan, the rate per annum set forth below, as in effect on such date as determined pursuant to the provisions of the definition of Pricing Date:

     Level                Eurodollar Loans        Alternate Base Rate Loans
     Level I Status            1.00%                          0%
     Level II Status           1.25%                          0%
     Level III Status          1.50%                       0.25%
     Level IV Status           1.75%                       0.50%
     Level V Status            2.00%                       0.75%
     Level VI Status           2.25%                       1.00%

Level III Status shall be deemed to exist from the Effective Date until November 4, 1996.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit E.

     "Bank Termination Date" shall have the meaning set forth in the Liquidity Agreement.

     "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

     "Banks" shall have the meaning set forth in the preamble to this Agreement.

     "Bergner Credit Corporation" shall mean Bergner Credit Corporation, a Delaware corporation, an indirect wholly-owned Subsidiary of Borrower.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" shall have the meaning set forth in the preamble to this Agreement.

     "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Banks on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

     "Borrowing Base" shall mean on any day (a) from October 1 through and including November 30 of each calendar year, an amount which is equal to (A) 40% of Eligible Retail Value of Inventory, minus (B) the Interest Rate Hedge Amount and (b) at all other times, an amount which is equal to (A) the lower of (x) 60% of Eligible Book Value of Inventory and (y) 40% of Eligible Retail Value of Inventory, minus (B) the Interest Rate Hedge Amount.

     "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit D, executed and certified by a Responsible Officer of the Borrower, which shall include appropriate exhibits thereto.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York and/or in the State of Illinois are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

     "Capital Expenditures" shall mean, for any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum, without duplication, of the aggregate of all expenditures, except interest capitalized during construction, during such period which, in accordance with GAAP, are required to be included in property, plant or equipment or a similar fixed asset account (excluding assets subject to capital leases). For purposes of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in or sale of existing equipment owned by the Borrower or any of its Subsidiaries or with insurance proceeds or cash landlord/vendor allowances shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time, the purchase price of such existing equipment or the amount of such proceeds or allowances, as the case may be.

     "Cash Collateral Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at LaSalle National Bank at 135 South LaSalle, Chicago, Illinois, designated as the "Carson Pirie Scott & Co. Cash Collateral Account."

     "Cleanup Period" shall have the meaning set forth in Section 5.16 of this Agreement.

     "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to its effectiveness set forth in
Section 4.01 have been satisfied or waived.

     "Co-Agents" shall have the meaning set forth in the preamble to this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean all collateral and security as described in the Security Documents.

     "Collections" shall mean all payments, including insurance proceeds, if any, in respect of Credit Card Receivables in the form of cash, checks, wire transfers, ATM transfers or other forms of payment in accordance with the Credit Card Agreements.

     "Commitment" shall mean, with respect to each Bank, the commitment of each Bank hereunder in the amount set forth opposite such Bank's name on the appropriate signature page hereof or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Sections 2.10 and 2.13.

     "Commitment Fee" shall have the meaning set forth in Section 2.20.

     "Commitment Percentage" shall mean at any time, with respect to each Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

     "Compliance Certificate" means the certificate delivered to the Agent and the Banks pursuant to Section 5.01(b) hereof.

     "Concentration Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at LaSalle National Bank at 135 South LaSalle, Chicago, Illinois, designated as "Carson Pirie Scott & Co. Concentration Account."

     "Consignment Agreement" shall mean any consignment agreement between a consignor and the Borrower or any Guarantor (including between the Borrower and CPS).

     "Consignment Liens" shall have the meaning ascribed thereto in the definition of Eligible Book Value of Inventory.

     "Consolidated Net Income" shall mean, for any period, the aggregate of the Net Income of the Borrower and its Subsidiaries, determined on a consolidated basis.

     "CPS" shall have the meaning set forth in the preamble to this Agreement.

     "CPS Holding Co." shall mean CPS Holding Co. (formerly known as Carson Pirie Scott & Company), a Delaware corporation.

     "Credit Card Agreement" shall mean, with respect to an Account, the agreement governing such Account.

     "Credit Card Guidelines" shall mean the policies and procedures of the Borrower, CPS, and NBGL, as the case may be, as in effect on the Closing Date, relating to the operation of their respective credit card businesses, including the creditworthiness of credit card customers, the extension of credit to credit card customers, the terms on which repayments are required to be made, and the terms relating to finance charges and the amounts thereof and relating to the maintenance of credit card accounts and collection of credit card receivables.

     "Credit Card Receivable" shall mean a right to receive payment arising from a sale of merchandise or service by the Borrower or CPS pursuant to an arrangement with any Obligor pursuant to which such Obligor is obligated to pay for merchandise or service under a credit plan that permits the purchase of such merchandise and services on credit, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

     "Designated Event of Default" shall mean (i) any Event of Default arising from noncompliance with any of the following Sections of this Agreement:
Sections 5.08, 5.16, 6.02, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.11, 6.13
and (ii) any Event of Default under Section 7.01(b) of this Agreement,
Section 7.01(k) of this Agreement or 7.01(o) of this Agreement.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "EBITDA" shall mean, for any period, the consolidated Net Income (or net loss) of the Borrower and its Subsidiaries for such period, plus, to the extent deducted in computing Net Income, (a) the sum of, without duplication
(i) depreciation expense, (ii) amortization expense, (iii) provision for LIFO charges, (iv) gross interest expense for such period minus gross interest income for such period, (v) total income tax expense and (vi) extraordinary losses, which include the cumulative effect on earnings from the adoption of new GAAP pronouncements and non-cash pension expense and less (b)Eextraordinary gains.

     "Eligible Assignee" shall mean (i) any Subsidiary or Affiliate of a Bank;
(ii) a commercial bank having total assets in excess of $1,000,000,000; (iii) a finance company, insurance company, or other financial institution or fund acceptable to the Agent, which in the ordinary course of business extends credit of the type evidenced by the Notes and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; and (iv) any other financial institution satisfactory to the Borrower and the Agent.

     "Eligible Book Value of Inventory" shall mean the cost value of all Inventory of the Borrower (including inventory owned by the Borrower and consigned to CPS) which (i) is free and clear of all Liens (other than the Securitization Subordinated Liens as defined in the Intercreditor Agreement) and any claim of others (including the Liens and claims of consignors ("Consignment Liens")), (ii) is subject to the first priority perfected Lien of the Agent,
(iii) is located at one of the collateral locations of the Borrower or CPS set forth on Schedule 3.11 hereof, and (iv) is substantially similar in quality and mix to Inventory maintained by the Borrower and CPS in recent historical operations prior to the date hereof as determined by the Agent in the exercise of its reasonable discretion. Inventory as to which Eligible Book Value of Inventory is determined shall include Inventory as to which a documentary Letter of Credit has been issued and which if in the possession of the Borrower or CPS would be included in the determination of the Eligible Book Value of Inventory, but only if such Inventory has been shipped to the Borrower or CPS, title thereto has passed to the Borrower and the Agent shall have been granted a first priority perfected security interest therein pursuant to terms reasonably acceptable to the Agent. Inventory as to which Eligible Book Value of Inventory is determined shall exclude, without limitation, damaged goods, defective goods and goods to be returned to vendor.

     "Eligible Retail Value" shall mean, as to any category of Inventory, the retail value of all Inventory in such category of the Borrower (including inventory owned by the Borrower and consigned to CPS) which (i) is free and clear of all Liens (other than the Securitization Subordinated Liens as defined in the Intercreditor Agreement) and any claim of others (including Consignment Liens), (ii) is subject to the first priority perfected Lien of the Agent, (iii) is located at one of the collateral locations of the Borrower or CPS set forth on Schedule 3.11 hereof, and (iv) is substantially similar in quality and mix to Inventory maintained by the Borrower and CPS in recent historical operations prior to the date hereof, as determined by the Agent in the exercise of its reasonable discretion, less, at the time of any determination thereof, an amount equal to the 12-Month Historic Rolling Markdown Percentage times the retail value of all such Inventory. "12-Month Historic Rolling Markdown Percentage" shall mean, as of the date of any determination thereof, the weighted average for the immediately preceding 12-month period of Point of Sale Markdowns taken by the Borrower and CPS as shown on the Price Change Recap Report by Department prepared by the Borrower and CPS from time to time in substantially the form heretofore delivered to the Agent, provided that the 12-Month Historic Rolling Markdown Percentage shall be no less than 17% at any time. Inventory as to which Eligible Retail Value is determined shall include Inventory as to which a documentary Letter of Credit has been issued and which if in the possession of the Borrower or CPS would be included in the determination of the Eligible Retail Value, but only if such Inventory has been shipped to the Borrower or CPS, title thereto has passed to the Borrower and the Agent shall have been granted a first priority perfected security interest therein pursuant to terms reasonably acceptable to the Agent. Inventory as to which Eligible Retail Value is determined shall exclude, without limitation, damaged goods, defective goods and goods to be returned to vendor.

     "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. (S)1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S)6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S)1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. (S)300f et seq.), the Clean Air Act (42 U.S.C. (S)7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. (S)2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (S)136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. (S)651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances and binding interpretations and orders of any Governmental Authority.

     "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of any Hazardous Material.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the applicable regulations promulgated thereunder.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower or any Subsidiary is a member and which is under common control within the meaning of
Section 414(b) or (c) of the Code and the applicable regulations promulgated thereunder.

     "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D.

     "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of
Article II.

     "Event of Default" shall have the meaning given such term in Article VII.

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

     "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Section 2.19.

     "Final Maturity Date" shall mean the earlier to occur of (i) May 24, 1999 and (ii) the termination of the Total Commitment in accordance with Section 7.01 hereof.

     "Fronting Bank" shall mean ABN AMRO or any Affiliate of ABN AMRO or such other Bank designated by the Borrower (which other Bank shall be reasonably acceptable to the Agent).

     "Funded Debt" means, without duplication, for any Person (i) all indebtedness in respect of borrowed money, including without limitation all capital leases, the deferred purchase price of any property or asset, obligations evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements), the aggregate dollar amount of outstandings under financing arrangements in connection with receivable securitizations, whether or not any such receivable securitization is reflected on the balance sheet of such Person, all payment obligations under acceptance facilities and all unpaid reimbursement obligations for any letter of credit which has been drawn plus (ii) all obligations referred to in clause (i) above guaranteed directly or indirectly by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such Person has otherwise assured a creditor against loss.

     "Funded Debt to EBITDA Ratio" shall have the meaning given such term in
Section 6.06 hereof.

     "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.04 hereof.

     "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

     "Great Lakes" shall mean Great Lakes Credit Corp., a Delaware corporation, which is a wholly-owned subsidiary of NBGL.

     "Guarantors" shall have the meaning set forth in the preamble to this Agreement.

     "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls or any constituent of any such substance or waste.

     "Indebtedness" shall mean, at any time and with respect to any Person:

          (i) all indebtedness of such Person for borrowed money;

               (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business);

               (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business);

               (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);

               (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded;

               (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in connection with trade obligations incurred in the ordinary course of business (including Letters of Credit in favor of AMC as beneficiary), workers' compensation, general liability, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business other than in respect of employee benefit plans subject to ERISA);

               (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
     (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, including, without limitation, with respect to the Borrower, CPS, Great Lakes and any Additional Sellers, their respective obligations, indebtedness and liabilities (whether direct or indirect and whether contingent or otherwise) arising under, or in connection with, any of the Receivables Agreement Documents;

               (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and

          (ix) all Indebtedness referred to in clauses (i) through (viii) above of a partnership of which such Person is a general partner unless such Indebtedness is non-recourse to the general partner.

     "Insurance Proceeds" shall mean any amounts paid pursuant to any credit insurance policies covering any Obligor with respect to Credit Card Receivables under such Obligor's Account.

     "Intercreditor Agreement" shall mean the Intercreditor Agreement dated as of May 24, 1996 among the Banks, Great Lakes, the Borrower, CPS, and NBGL, as the same may from time to time be amended, supplemented or modified in accordance with its terms.

     "Interest Expense" shall mean, for any period and with respect to any Person, the sum of (a) cash interest paid by such Person during such period minus (b) cash interest income of such Person during such period.

     "Interest Rate Hedge Agreement" means any interest rate swap, cap, collar, floor or other agreement between the Borrower and a Bank entered into for the purpose of hedging or otherwise protecting the Borrower against changes in interest rates, a copy of which shall be delivered to the Agent within five Business Days (or such other period as is acceptable to the Agent) of execution thereof.

     "Interest Rate Hedge Amount" shall mean, for any Interest Rate Hedge Agreement, an amount as determined by the Agent from time to time with the consent of the Banks.

     "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of one month, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of three or six months, each quarterly anniversary of the commencement of such Interest Period and the last day of such Interest Period and (iii) as to all ABR Loans, the last Business Day of each calendar month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12, and (iv) as to any Loan, the date such Loan is repaid.

     "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.06(b) or 2.12; provided, however, that
(i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(ii) no Interest Period for any Eurodollar Loan that commences before a Cleanup Period may end during or after a Cleanup Period, and (iii) no Interest Period shall end later than the Final Maturity Date.

     "Inventory" shall mean goods held for sale by the Borrower or CPS in the normal course of business (and shall in no event include goods title to which is held by a concessionaire or lessee of a leased department); in calculating the amount of Inventory for all purposes hereunder, there shall be deducted a reserve for goods which have been segregated by the Borrower or CPS to be returned to the applicable vendor for credit.

     "Knowledge" shall mean actual knowledge of a Responsible Officer.

     "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby or documentary letter of credit, (ii) issued in connection with the purchase of Inventory by the Borrower and for such other purposes for which the Borrower or CPS has historically obtained letters of credit, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars, and
(iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank; provided, however, that the term "Letter of Credit" as used in this Agreement shall include all letters of credit in existence on the Closing Date issued under the Original Credit Agreement, which letters of credit shall be deemed to have been issued pursuant to this Agreement.

     "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate amount available for drawing under any contingency on all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

     "Level I Status" exists at any date if, at such date, the Funded Debt to EBITDA Ratio is less than 1.5 to 1.0.

     "Level II Status" exists at any date if, at such date, Level I Status does not exist and the Funded Debt to EBITDA Ratio is less than 2.0 to 1.0.

     "Level III Status" exists at any date if, at such date, neither Level I nor Level II Status exists and the Funded Debt to EBITDA Ratio is less than 3.0 to 1.0.

     "Level IV Status" exists at any date if, at such date, neither Level I nor Level II nor Level III Status exists and the Funded Debt to EBITDA Ratio is less than 3.5 to 1.0.

     "Level V Status" exists at any date if, at such date, neither Level I Status, Level II Status, Level III Status nor Level IV Status exists and the Funded Debt to EBITDA Ratio is less than 4.0 to 1.0.

     "Level VI Status" exists at any date if, at such date, neither Level I Status, Level II Status, Level III Status, Level IV Status nor Level V Status exists.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

     "Liquidity Agreement" shall mean the Liquidity Agreement dated as of July 22, 1994 between Great Lakes and ABN AMRO Bank N.V., as agent for the lenders named therein (the "Receivables Agreement Agent"), as the same may from time to time be amended, supplemented or modified in accordance with its terms.

     "Liquidity Termination Event" shall have the same meaning herein as the term "Termination Event" set forth in the Liquidity Agreement.

     "Loan" shall have the meaning given such term in Section 2.01.

     "Loan Documents" shall mean this Agreement, the Notes, the Security Documents and any other instrument or agreement executed and delivered in connection herewith.

     "Margin Stock" shall have the meaning assigned to such term in Regulation U.

     "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of the Borrower or CPS, or of the Borrower and its Subsidiaries taken as a whole,
(ii) the ability of the Borrower or Guarantors to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document or
(iii) (x) the Agent's Lien on any material portion of the Collateral or (y) the priority of such Lien on any material portion of the Collateral.

     "Multiemployer Plan" shall mean a pension plan that qualifies as a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

     "NBGL" shall mean National Bank of the Great Lakes, a national bank.

     "NBGL Documents" shall mean (i) each of the Credit Card Program Agreements dated December 11, 1995 (as amended, collectively, the "NBGL Program Agreement") between NBGL and the Borrower and between NBGL and CPS; (ii) the Security Agreement dated as of February 2, 1996 (as amended, the "NBGL Security Agreement") by NBGL in favor of the Borrower and CPS; and (iii) the Pledge Agreement dated as of February 2, 1996 (as amended, the "NBGL Pledge Agreement") by NBGL in favor of the Borrower and CPS.

     "Net Income" shall mean, for any Person and for any period, the net income
(loss) of such Person for such period, provided that: (i) all gains and all losses realized by such

Person and its Subsidiaries upon the sale or other disposition (including, without limitation, pursuant to sale and leaseback transactions) of property or assets which are not sold or otherwise disposed of in the ordinary course of business, or pursuant to the sale of any capital stock of such Person or any subsidiary, shall be excluded, (ii) net income or net loss of any Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of such combination shall be excluded, and (iii) net income of any Person which is not a Subsidiary of such Person and which is consolidated with such Person or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or a Subsidiary.

     "Net Worth" shall mean, at any date, the amount by which (a) the total consolidated assets of the Borrower and its Subsidiaries exceed (b) the total consolidated liabilities of the Borrower and its Subsidiaries.

     "Non-Purchased Receivables" shall have the meaning assigned thereto in the Liquidity Agreement as in effect on the Closing Date.

     "Non-Ratable Loan" shall have the meaning given such term in Section 2.27(b)(iii) of this Agreement.

     "Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A hereto, each payable to the order of a Bank, evidencing Loans.

     "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and/or the Guarantors to the Banks and/or the Agent under the Loan Documents.

     "Obligor" shall mean the Person or Persons obligated to make payments with respect to an Account, including any guarantor thereof.

     "Other Taxes" shall have the meaning given such term in Section 2.18.

     "Payment Office" shall have the meaning given such term in Section 2.06(b) of this Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "Pension Plan" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

     "Permitted Investments" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof), in each case maturing within six months from the date of acquisition thereof;

          (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-1" or the equivalent thereof from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P") or of at least "Prime-1" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's") and investments in bid notes maturing within six months from the date of acquisition thereof, issued by an issuer whose short term rating is at least "A-1" or the equivalent thereof from S&P or at least "Prime-1" or the equivalent thereof from Moody's (in each case, excluding any commercial paper or bid notes of Great Lakes or any other Affiliate of the Borrower);

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-1" or the equivalent thereof from S&P or at least "Prime-1" or the equivalent thereof from Moody's;

          (d) investments in repurchase obligations with a term of not more than one hundred eighty days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

          (e) investments in money market funds which money market funds comply with the provisions of Rule 2a-7 of the Securities and Exchange Commission as in effect on the date hereof or investments in mutual funds substantially all the assets of which are comprised of securities of the type described in clause (a) above;

          (f) to the extent owned on the Closing Date (i) investments in the capital stock or partnership interests of any direct or indirect Subsidiary of the Borrower, and (ii) other investments in the notes, bonds, capital stock or partnership interests of any Person listed on Schedule I to this Agreement, including in each case any dividends or distributions in respect of such capital stock or partnership interests;

          (g) other investment instruments approved in writing by the Required Banks, which approval shall not be unreasonably withheld, and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000; and

          (h) investments described in clauses (a), (b), (c) or (e) hereof maturing between six and twenty-four months of the Borrower's acquisition, if the Borrower's holdings of such investments do not exceed $40,000,000 at any time in the aggregate.

     "Permitted Liens" shall mean:

          (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

               (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

               (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

               (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or such Guarantor, as the case may be;

               (v) purchase money Liens upon or in any property (other than Inventory) acquired or held in the ordinary course of business to secure the purchase price of such property to the extent such Indebtedness is permitted by Section 6.03(iv) solely for the purpose of financing the acquisition of such property;

               (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby;

               (vii) Liens in favor of the Agent;

          (viii) Liens on Permitted Investments of up to $20,000,000 at any time in the aggregate in favor of the Borrower's liability insurance carriers to secure the Borrower's reimbursement obligations to the carriers;

          (ix) Liens with respect to Non-Purchased Receivables and the Securitization Subordinated Liens (as defined in the Intercreditor Agreement) in favor of the "Collateral Agent" under the Receivables Agreement Documents, provided, however, that such Liens shall be subordinated to the Liens of the Agent under this Agreement as set forth in the Intercreditor Agreement; and

          (x) Liens and encumbrances with respect to the real property of the Borrower and/or any Guarantor which are reasonably acceptable to the Agent.

     "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement by the Borrower and CPS in favor of the Agent for the benefit of the Banks substantially in the form of Exhibit B-2 to this Agreement, as amended, restated, modified and supplemented from time to time.

     "Pricing Date" means, for any fiscal month of the Borrower ended after October 30, 1996, the latest date by which the Borrower is required to deliver a Compliance Certificate for such fiscal month pursuant to Section 5.01(b). If the Borrower has not delivered a Compliance Certificate by the date such Compliance Certificate is required to be delivered under Section 5.01(b), Level VI Status shall be deemed to exist from such required delivery date until a Compliance Certificate is delivered before the next Pricing Date. If the Borrower subsequently delivers such a Compliance Certificate before the next Pricing Date, the Applicable Margin and Commitment Fee established by such late delivered Compliance Certificate shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin and Commitment Fee established by a Compliance Certificate shall be in effect from the Pricing Date that occurs immediately after the end of the Company's fiscal month covered by such Compliance Certificate until the next Pricing Date.

     "Prime Rate" shall mean the rate of interest per annum announced from time to time by the Agent as its prime lending rate in effect at its principal office in Chicago, Illinois; each change in the Prime Rate shall be effective on the date such change is announced. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customers. ABN AMRO and the other Banks may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

     "Purchase Termination Date" shall have the meaning set forth in the Liquidity Agreement.

     "Purchased Receivables" shall have the meaning assigned thereto in the Liquidity Agreement as in effect on the Closing Date.

     "Receivables" shall mean and include all of the Borrower's, CPS's and NBGL's accounts, instruments, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for the ratable benefit of the Banks.

     "Receivables Agreement" shall mean the Amended and Restated Receivables Purchase Agreement dated as of July 22, 1994 among Great Lakes, the Borrower, CPS and NBGL providing for the purchase by Great Lakes of Credit Card Receivables from the Borrower and CPS, as the same may from time to time be amended, supplemented or modified in accordance with its terms.

     "Receivables Agreement Agent" shall have the meaning given such term in the definition of "Liquidity Agreement" in this Agreement.

     "Receivables Agreement Documents" shall mean the Liquidity Agreement, the Receivables Agreement and all other agreements, documents and instruments executed in connection therewith, as each may from time to time be amended, supplemented or modified in accordance with their respective terms.

     "Register" shall have the meaning set forth in Section 10.3(d).

     "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder and thereof.

     "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder and thereof.

     "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder and thereof.

     "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder and thereof.

     "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder and thereof.

     "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Material into the environment, and shall include any threatened Release.

     "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, treatment, restoration or other remedial work of any kind or nature with respect to any property of the Borrower or its Subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Hazardous Material and the Release thereof.

     "Rental Expense" shall mean, for any period, the aggregate amount of payments required to be made by the Borrower and its Subsidiaries during such period in respect of operating leases or similar arrangements.

     "Reportable Event" shall mean a Reportable Event as defined in Section 4043(b) of ERISA.

     "Required Banks" shall mean, at any time, Banks holding Loans representing at least 51% of the aggregate principal amount of the Loans outstanding or, if no Loans are outstanding, Banks having Commitments representing at least 51% of the Total Commitment.

     "Requirements of Law" shall mean for any Person or any of its property the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).

     "Responsible Officer" shall mean, with respect to any person, the President, Chief Financial Officer, Chief Operating Officer, Treasurer or Secretary of such person.

     "Retail Stock Ledger" shall mean the ledger of the Borrower designated as the "Retail Stock Ledger."

     "Seasonal Termination Date" shall have the meaning set forth in the Liquidity Agreement.

     "Security Agreement (Borrower)" shall mean the Amended and Restated Security Agreement by the Borrower in favor of the Agent for the benefit of the Banks substantially in the form of Exhibit B to this Agreement, as amended, restated, modified and supplemented from time to time.

     "Security Agreement (Guarantor)" shall mean the Amended and Restated Security Agreement by the Guarantors in favor of the Agent for the benefit of the Banks substantially in the form of Exhibit B-1 to this Agreement, as amended, restated, modified and supplemented from time to time.

     "Security Documents" shall mean the Security Agreement (Borrower), the Security Agreement (Guarantor), the Pledge Agreement, Trademark Mortgage and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

     "Seller Notes" shall have the meaning set forth in the Liquidity Agreement.

     "Settlement Date" shall mean each Business Day after the Closing Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 2.27(b) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Banks in accordance with the provisions of Section 2.27 hereof.

     "Settlement Report" shall mean each report, substantially in the form attached hereto as Exhibit F hereto, prepared by the Agent and delivered to each Bank and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Loans outstanding, each Bank's ratable portion thereof, each Bank's Loans and all Non-Ratable Loans made, and all payments of principal received by the Agent from the Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

     "Single Employer Plan" shall mean a Pension Plan (i) that constitutes a single employer plan, as defined in Section 4001(a)(15) of ERISA, and (ii) that is maintained for employees of the Borrower or an ERISA Affiliate or was so maintained and in respect of which the Borrower could have liability under
Section 4069 of ERISA in the event such Plan has been or were to be terminated.

     "Statutory Reserves" shall mean, on any date, the percentage (expressed as a decimal) established by the Board and any other banking authority which is for purposes of the definition of Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

     "Subordinated Indebtedness" shall mean any Indebtedness which is subordinated in right of payment to the prior payment of the Loans and other Obligations, pursuant to documentation, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms in form and substance satisfactory to the Super-majority Banks; provided that the subordinated indebtedness payable by Great Lakes to the Sellers (as defined in the Receivables Agreement Documents) shall not be considered Subordinated Indebtedness hereunder.

     "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Super-majority Banks" shall mean, at any time, Banks holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Banks having Commitments representing at least 66-2/3% of the Total Commitment.

     "Tangible Net Worth" shall mean, at any date, Net Worth minus all assets of the Borrower and its Subsidiaries which would be classified as intangible assets.

     "Tax Sharing Agreement" shall have the meaning given such term in
Section 3.15 hereof.

     "Taxes" shall have the meaning given such term in Section 2.18 hereof.

     "Termination Event" shall mean (i) a "reportable event," as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under such regulations) or an event described in Section 4068 of ERISA excluding events described in 29 CFR (S)2615.21 or 2615.23, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

     "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

     "Total Liabilities" shall mean the total of all items which would properly be included as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Trademark Mortgage" shall mean the Amended and Restated Mortgage and Security Agreement Trademarks by the Borrower and CPS in favor of the Agent for the benefit of the Banks substantially in the form of Exhibit B-3 to this Agreement, as amended, restated, modified and supplemented from time to time; provided, however, that the Collateral under such Trademark Mortgage shall be limited to general intangibles relating to inventory (including, without limitation, all trademarks, trade names and licenses in connection with the sale of inventory).

     "Transactions" shall have the meaning set forth in Section 3.02 of this Agreement.

     "Transferee" shall have the meaning set forth in Section 2.18 of this Agreement.

     "Type" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

     "Uniform Commercial Code" shall mean the Illinois Uniform Commercial Code, as in effect from time to time.

     "Unused Borrowing Availability" shall mean, at any time, (i) the lesser of
(x) the Total Commitment and (y) the Borrowing Base at such time less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings at such time.

     "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

     "WINDMILL Termination Date" shall have the meaning set forth in the Liquidity Agreement.

     "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.

                                  ARTICLE II

                          AMOUNT AND TERMS OF CREDIT

     Section 2.01. Commitment of the Banks. (a) Each Bank severally and not jointly with the other Banks agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans (each a "Loan," and collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the Closing Date and ending on the Final Maturity Date (or the earlier date of termination of the Total Commitment) in an aggregate principal amount not to exceed, when added to such Bank's Commitment Percentage multiplied by the then aggregate Letter of Credit Outstandings, the

Commitment of such Bank, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the lesser of (i) the Total Commitment of $150,000,000, as the same may be reduced from time to time pursuant to Section
2.10 or 2.13, as the case may be and (ii) the sum of the Borrowing Base plus 95.24% of the cash then held in the Cash Collateral Account pursuant to Section 2.03(b) and 2.13(a).

     (b) Each Borrowing shall be made by the Banks pro rata in accordance with their respective Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve the other Banks of their obligations to lend.

     Section 2.02. Borrowing Base. (a) Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings shall not at any time exceed the Borrowing Base and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

     (b) Cash held in the Cash Collateral Account shall not be available for use by the Borrower or any Guarantor.

     Section 2.03. Letters of Credit. (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Final Maturity Date, to issue, and subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower one or more Letters of Credit, provided, however, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $90,000,000, (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment or (iii) the provisions of Section 2.02 would be violated thereby.

     (b) No commercial Letter of Credit shall expire later than the earlier of
(u) 180 days after its date of issue and (v) the Final Maturity Date, and no standby Letter of Credit shall expire later than the earlier of (w) one year after the date of its issue and (x) the Final Maturity Date, provided, however, that the foregoing clause (w) shall not prohibit the issuance of "evergreen" standby Letters of Credit with an initial term of one year or less from the date of issue if the Agent or the Fronting Bank may (without the agreement of the Borrower) prevent the renewal of such standby Letter of Credit pursuant to terms consistent with the past practice of the Borrower; provided, however, that if any Letter of Credit shall be outstanding on the Final Maturity Date, the Borrower shall, at or prior to the Final Maturity Date (i) cause all Letters of Credit which expire after the Final Maturity Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (y) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Banks, the Agent and the Banks (in their sole discretion), issued by a bank reasonably satisfactory to such Fronting Bank and the Agent (in their reasonable discretion) in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks and/or (z) deposit cash in the Cash Collateral Account in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit as collateral security for the Borrower's reimbursement obligations in connection therewith. "Back-to-back" letters of credit and cash deposited in the Cash Collateral Account in respect of a particular Letter of Credit pursuant to this
Section 2.03(b) shall be returned to the Borrower upon the expiration of such Letter of Credit undrawn or upon the payment in full of all reimbursement and other obligations in connection therewith.

     (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

     (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower not later than the first Business Day following the date of draw and shall bear interest from the date of draw until reimbursed in full at a rate per annum equal to the Alternate Base Rate (computed on the basis of the actual number of days elapsed over a year of 360 days).

     (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Bank other than such Fronting Bank and each such other Bank shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

     (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Bank of such failure, and each Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make, available to the Fronting Bank such Bank's Commitment Percentage of the amount of such unreimbursed payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall pay to each Bank which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Bank's Commitment Percentage thereof.

     Section 2.04. Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent at least two Business Days' prior written (including telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon by the Agent, the Borrower and the Fronting Bank) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

     Section 2.05. Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Banks for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit in the absence of willful misconduct on the part of such Fronting Bank; (v) any other circumstances or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

     Section 2.06. Making of Loans. (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Subject to Sections 2.26 and Section 2.27 of this Agreement, each Bank may fulfill its

Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Bank to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Each Bank shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than ten Borrowings of Eurodollar Loans may be outstanding at any time.

     (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans (except as provided in the last sentence of this Section 2.06(b)); such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $10,000,000 in the case of Eurodollar Loans and $1,000,000 in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 11:00 a.m., Chicago time, on the third Business Day in the case of Eurodollar Loans and the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made (except as provided in the last sentence of this Section 2.06(b)). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. Subject to Section 2.26 and Section 2.27 of this Agreement, the Agent shall promptly notify each Bank of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. Subject to Section 2.26 and Section 2.27 of this Agreement, on the borrowing date specified in such notice, each Bank shall make its share of the Borrowing available at the office of the Agent at 335 Madison Avenue, New York, New York 10017, Attention: Loan Operations (the "Payment Office"), no later than 11:00 a.m., Chicago time, in immediately available funds. Subject to Section 2.26 and Section 2.27 of this Agreement, upon receipt of the funds made available by the Banks to fund any Borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Banks available to the Borrower no later than 2:00 p.m. Chicago time (other than as provided in the following sentence). With respect to ABR Loans of $10,000,000 or less, subject to Section
2.26 and Section 2.27 of this Agreement, the Banks shall make such borrowings available to the Borrower by 3:00 p.m., Chicago time, on the same Business Day that the Borrower gives notice to the Agent of such borrowing by 11:00 a.m., Chicago time.

     Section 2.07. Notes; Repayment of Loans. The Loans made by each Bank shall be evidenced by a Note, duly executed on behalf of the Borrower, dated the Closing Date or the effective date of the applicable Assignment and Acceptance, as the case may be, in substantially the form attached hereto as Exhibit A, payable to the order of such Bank in an aggregate principal amount equal to such Bank's Commitment. The outstanding principal balance of all of the Loans, as evidenced by such Notes, shall be payable on the Final Maturity Date (or such earlier date as is set forth in Section 7.01 hereof). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in Section 2.08. Each Bank shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to each Note delivered to such Bank (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Bank's internal records, an appropriate notation evidencing the date and amount of each Loan from such Bank, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Bank to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of this Agreement.

     Section 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.08(c) and Section 2.09, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable), at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

     (b) Subject to the provisions of Section 2.08(c) and Section 2.09, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus the Applicable Margin.

     (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise) and after such maturity on demand.

     Section 2.09. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) for any Eurodollar Loan the sum of two percent (2%) plus the rate otherwise applicable thereto and (b) for all other amounts owing hereunder, the sum of the Alternate Base Rate plus 2%.

     Section 2.10. Optional Termination or Reduction of Commitment. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each

Bank the Commitment Fee accrued on the amount of the Commitment of such Bank so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Bank.

     Section 2.11. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

     Section 2.12. Refinancing of Loans. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 11:00 a.m., Chicago time, on the third Business Day preceding the date of any refinancing), (x) to refinance any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

          (a) in the case of a refinancing of ABR Loans with Eurodollar Loans or the continuing of a Borrowing of Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

          (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Banks immediately prior to such refinancing;

          (c) the aggregate principal amount of Loans being refinanced shall be at least $10,000,000, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000 in aggregate principal amount;

          (d) each Bank shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

          (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be; and

          (f) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Bank notice of any refinancing, in whole or in part, of any Loan made by such Bank.

     Section 2.13. Mandatory Prepayment; Commitment Termination; Cash Collateral. The outstanding Obligations shall be subject to mandatory prepayment as follows:

          (a) if at any time the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings exceeds the lesser of (x) the Total Commitment and (y) the Borrowing Base, the Borrower will within three Business days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than the Total Commitment and/or the Borrowing Base, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the aggregate Letter of Credit Outstandings exceeds the Total Commitment and/or the Borrowing Base, as the case may be, deposit into the Cash Collateral Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings so exceeds the Total Commitment or Borrowing Base, as the case may be;

          (b) upon receipt by the Borrower of any payment of proceeds of any insurance required to be maintained pursuant to Section 5.03 hereof on account of each separate loss, damage or injury to any tangible property subject to the Agent's Lien, Borrower will apply, or to the extent the Agent is loss payee under any insurance policy, Borrower will irrevocably direct the Agent to apply, without premium or penalty, such proceeds to the Obligations in such order as is required under Section 9.02(b) and thereafter in such order as the Agent shall choose in its sole discretion; provided, however, that so long as no Event of Default (or event which would, with the lapse of time or the giving of notice or both, constitute an Event of Default) shall have occurred and be continuing, if no Obligations are outstanding other than with respect to undrawn Letters of Credit and the Unused Borrowing Availability, after giving effect to such loss, damage or injury, is greater than $30,000,000, then the Borrower shall be entitled to retain such proceeds for the purposes of repair or replacement of such property and provided, further, that so long as no Event of Default (or event which would, with the lapse of time or the giving of notice or both, constitute an Event of Default) shall have occurred and be continuing, the Borrower shall be entitled to retain such proceeds for the purpose of repair or replacement of such property, where the amount of such proceeds on account of a single event of loss, damage or injury is less than $2,500,000 valued at cost (provided that the aggregate amount of such proceeds on account of all events of loss, damage or injury during the term of this Agreement shall be less than $3,000,000 valued at cost). The Borrower agrees to provide such evidence of, and other information concerning, any such repair or replacement as the Agent shall reasonably request;

          (c) upon receipt by the Borrower or any of its Subsidiaries of (i) the proceeds of any transaction described in Section 6.17 hereof or (ii) any proceeds in excess of $10,000,000 from a sale of a single asset or a series of related sales permitted under Section 6.04(iv) hereof, then the Borrower shall apply or cause the application of such funds to the repayment of the Obligations (other than the undrawn amount of Letters of Credit) in such order as required under Section 9.02(b) provided that to the extent such amounts are to be applied to the payment of the principal amount of any Eurodollar Loan, the Borrrower shall only be obligated to deliver such proceeds to the Agent on the last day of the applicable Interest Period.

          (d) upon the Final Maturity Date, the Total Commitment shall be terminated in full; and

          (e) upon receipt by the Borrower or any of its Subsidiaries of the proceeds of any Subordinated Indebtedness, then the Borrower shall apply or cause the application of such funds to the repayment of the Obligations (other than the undrawn amount of Letters of Credit) in such order as required under Section 9.02(b).

     Section 2.14. Optional Prepayment of Loans; Reimbursement of Banks. (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written notice to the Agent and (y) with respect to ABR Loans, on the same Business Day if written notice is received by the Agent prior to 11:00 a.m. Chicago time and thereafter upon at least one Business Day's prior written notice to the Agent; provided, however, that (i) with respect to Eurodollar Loans, each such partial prepayment shall be in multiples of $1,000,000 and accompanied by any amounts owed the Banks under
Section 2.14(b) hereof, (ii) with respect to ABR Loans, each such partial prepayment shall be in multiples of $1,000,000, and (iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $10,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Bank of the principal amount of the Loans held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

     (b) The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Bank of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Bank as the excess, if any, (A) of the amount of interest which would have accrued to such Bank on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over
(B) the amount of interest which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank and such statement shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such statement within ten (10) days after the receipt of the same.

     (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Bank shall pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment. Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank and such statement shall be conclusive absent manifest error. The Borrower shall pay such Bank the amount shown as due on any such certificate within ten (10) days after the receipt of the same.

     (d) Any partial prepayment of the Loans by the Borrower pursuant to Section
2.13 or this 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by Section 9.02(b) (with any excess being applied as determined by the Agent), provided that in each case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

     Section 2.15. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) subject the Agent or any Bank (which shall for the purpose of this Section 2.15 include any assignee or lending office of the Agent or such Bank) to any tax with respect to any amount paid or to be paid by the Agent or any Bank with respect to any Eurodollar Loans made by a Bank to the Borrower (other than (x) taxes imposed on the overall net income or gross receipts of such Agent or Bank and (y) franchise taxes imposed on the Agent or such Bank; in either case by the jurisdiction in which such Bank has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank would not be subject to tax but for the execution and performance of this Agreement); (ii) change the basis of taxation of payments to the Agent or any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any fees or other amounts payable hereunder (other than franchise taxes or taxes imposed on the overall net income or gross receipts of the Agent or such Bank by the jurisdiction in which the Agent or such Bank has its principal office or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank would not be subject to tax but for the execution and performance of this Agreement); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or loans or loan commitments extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or
(iv) impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans or other Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by the Agent or such Bank hereunder or under the Notes (whether of principal, interest or otherwise) or to require the Agent or such Bank to make any payment in respect of any Eurodollar Loan, then the Borrower shall pay to the Agent or such Bank, as the case may be, such additional amount or amounts as will compensate the Agent or such Bank for such additional costs or reduction. The Borrower's obligation to pay the amounts required to be paid pursuant to this Section 2.15 shall be limited, as to any Bank, to the amounts under this
Section 2.15 that such Bank received actual knowledge of no more than 120 days prior to the date on which the Borrower received an initial certificate from such Bank pursuant to paragraph (c) below unless the event giving rise to such demand is applied retroactively. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.15(a) shall be deemed to (x) permit the Agent or any Bank to recover any amount thereunder which would not be recoverable under Section 2.18 hereof or (y) require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to Section 2.18 hereof.

     (b) If any Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

     (c) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable, but such refund to the Borrower shall be limited to the amount received as a refund by the Bank (including interest, if any).

     (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     Section 2.16. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Bank determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Bank in such market, then, by written notice to the Borrower, such Bank may
(i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph
(b) below. In the event any Bank shall exercise its rights under clause (i) or
(ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.16, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

     Section 2.17. Pro Rata Treatment, Etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections 2.15, 2.16 and 10.10(b)) shall be made pro rata among the Banks in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Banks in accordance with their Commitments. All payments by the Borrower hereunder and under the Notes shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 10:00 a.m., Chicago time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type. The Agent may charge the Borrower's account with the Agent for all interest, principal, fees and other amounts owing to the Agent and/or the Banks on or with respect to this Agreement and/or the Loans and other Loan Documents if any such amount is not paid when due and payable.

     Section 2.18. Taxes. (a) Any and all payments by the Borrower hereunder and under the Notes shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Bank (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Agent or any Bank (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Bank (or Transferee) is organized or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Bank would not be subject to tax but for the execution and performance of this Agreement and (ii) levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder or under the Notes to a Bank (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Bank (or Transferee) becomes a Bank (or Transferee, as the case may be), but not excluding, with respect to such Bank (or

Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) such Bank (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Bank (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Bank (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Bank (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Bank (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.18, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.18 with respect to such refund plus interest that is received by the Bank (or Transferee) as part of the refund), net of all out-of-pocket expenses of such Bank and without additional interest thereon; provided that the Borrower, upon the request of such Bank (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank (or Transferee) or the Agent in the event such Bank (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Bank (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Bank (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (f) Each Bank (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower and Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Bank (or Transferee) establishing that such payment is
(i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Bank (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

     (g) The Borrower shall not be required to pay any additional amounts to any Bank (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank (or Transferee) to comply with the provisions of subsection (f) above.

     (h) Any Bank (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Bank, be otherwise materially disadvantageous to such Bank (or Transferee).

     Section 2.19. Certain Fees. The Borrower shall pay to the Agent for the Agent's own account, the fees set forth in that certain letter dated May 24, 1996 between the Agent and the Borrower, and such other fees as may be agreed upon by such parties.

     Section 2.20. Commitment Fee. The Borrower shall pay to the Banks a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to the Final Maturity Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) on the average daily Unused Total Commitment at a rate of:

          (i)   0.20% per annum for each day Level I Status exists,

          (ii)  0.25% per annum for each day Level II Status exists,

          (iii) 0.30% per annum for each day Level III Status exists,

          (iv) 0.375% per annum for each day Level IV Status or Level V Status exists, and

          (v)   0.50% for each day Level VI Status exists;

provided that the Commitment Fee shall be 0.30% per annum from the Effective Date until November 4, 1996. The Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last Business Day of each month commencing on May 31, 1996, (y) on the Final Maturity Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

     Section 2.21. Letter of Credit Fees. (a) Standby Letters of Credit. The Borrower shall pay with respect to each standby Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate per annum equal to the Applicable Margin in effect for Eurodollar Loans on the stated amount of each standby Letter of Credit then outstanding and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance and processing referred to in
Section 2.03.

           (b) Trade Letters of Credit. The Borrower shall pay with respect to each trade Letter of Credit (i) to the Agent on behalf of the Banks a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate per annum equal to the Applicable Margin in effect for Eurodollar Loans times 0.75 on the stated amount of each trade Letter of Credit then outstanding and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance and processing referred to in Section 2.03.

           (c) Fronting Bank. The Borrower agrees to pay each Fronting Bank for its account a fronting fee in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate as may be agreed between such Fronting Bank and the Borrower from time to time.

           (d) Payment. Accrued fees described in this Section 2.21 in respect of each Letter of Credit shall be due and payable monthly in arrears on the last Business Day of each month, on the expiration of each Letter of Credit and on the Final Maturity Date, or such earlier date as the Total Commitment is terminated.

     Section 2.22. Closing Fee. The Borrower shall pay to the Agent for the account of the Banks a closing fee as agreed upon between the Banks and the Borrower.

     Section 2.23. Nature of Fees. All fees shall be paid on the dates due, in immediately available funds, to the Agent for itself and for distribution, as provided herein and in the letter described in Section 2.19.

     Section 2.24. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 2.24 are in addition to other rights and remedies which such Bank may have upon the occurrence and during the continuance of any Event of Default.

     Section 2.25. Security Interest in Cash Collateral Account. The Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Banks, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Banks a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Cash Collateral Account and any direct investment of the funds contained therein. The foregoing grant of security interest shall be in addition to any other grants of security pursuant to this Agreement and/or any of the other Loan Documents.

     Section 2.26. Making of Loans. The Agent may assume that each Bank will make its ratable portion of any amount to be borrowed available to the Agent in accordance with Section 2.06, and the Agent may in its discretion, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not make such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, as to the Borrower, at the rate of interest applicable to Loans hereunder, and as to such Bank, at the Federal Funds Effective Rate and until so repaid such amount shall be deemed to constitute a Loan by the Agent to the Borrower hereunder entitled to the benefits of the Collateral and the other provisions hereof applicable to the Loans. If such Bank shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Bank's ratable portion of the Loans made on such borrowing date for purposes of this Agreement. No Bank shall be responsible for the failure of any other Bank to make its ratable portion of such Loans available on the borrowing date.

     Section 2.27. Settlement Among Banks. (a) It is agreed that each Bank's Loans are intended by the Banks to be equal at all times to such Bank's ratable portion (as determined in accordance with such Bank's Commitment Percentage) of the aggregate principal amount of all Loans outstanding. Notwithstanding such agreement, the Banks agree that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them shall, subject to the provisions of clause (c) below, take place on a periodic basis in accordance with the provisions of clause (b) below.

     (b) (i) To the extent and in the manner hereinafter provided in this
Section 2.27, settlement among the Banks as to Loans shall occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of an Event of Default (or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default) and whether or not all of the conditions to the making of Loans set forth in Section 4.01 and/or Section 4.02 have been met. On each Settlement Date, payments shall be made to the Agent for the account of the Banks in the manner provided in this Section 2.27 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 2.27 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions on such Settlement Date, each Bank's Loans shall equal such Bank's ratable portion of the Loans outstanding as determined in accordance with its Commitment Percentage.

     (ii) The Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Closing Date; provided, however, that the Agent shall designate as a Settlement Date (A) each Business Day on which a Loan of $10,000,000 or more is made under this Agreement; (B) each Business Day on which the aggregate outstanding principal amount of Non-Ratable Loans exceeds $10,000,000; (C) each Business Day on which a repayment of Loans of $10,000,000 or more is made under this Agreement; and (D) each Interest Payment Date, and provided, further, that Settlement Dates shall occur on Tuesday and Thursday of each week or more frequently as determined by the Agent in its discretion (including, without limitation, under clause (c)(i) hereof). The Agent shall designate a Settlement Date by delivering to each Bank a Settlement Report not later than 11:00 a.m. (Chicago time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on the close of the Borrower's business on the day before such designated Settlement Date.

     (iii) Between Settlement Dates, the Agent shall request and ABN AMRO as a Bank may, in its sole and absolute discretion and, subject to the provisions of clause (c) below, advance to the Borrower out of ABN AMRO's own funds, the entire principal amount of any Loan requested or deemed requested pursuant to
Section 2.06 (any such Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by ABN

AMRO shall be deemed to be a purchase by ABN AMRO of a 100% participation in each other Bank's ratable portion of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of ABN AMRO. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Loans, shall be paid over to and retained by ABN AMRO for such application, and such payment to and retention by ABN AMRO shall be deemed, to the extent of each other Bank's ratable portion of such payment, to be a purchase by each such other Bank of a participation in the Loans (including the repurchase of participations in Non-Ratable Loans) held by ABN AMRO immediately prior to the receipt and application of such payment.

     (iv) If on any Settlement Date the increase, if any, in the dollar amount of any Bank's Loans which is required to comply with the first sentence of
Section 2.27(a) is less than such Bank's ratable portion of amounts received by the Agent and paid only to ABN AMRO since the next preceding Settlement Date, such Bank and the Agent, in their respective records, shall apply such Bank's ratable portion of such amounts to the decrease in such Bank's Loans, and ABN AMRO shall pay to the Agent, for the account of such Bank, the excess.

     (v) If on any Settlement Date the increase, if any, in the dollar amount of any Bank's Loans which is required to comply with the first sentence of Section 2.27(a) exceeds such Bank's ratable portion of amounts received by the Agent and paid only to ABN AMRO since the next preceding Settlement Date, such Bank and the Agent, in their respective records, shall apply such Bank's ratable portion of such amounts to the increase in such Bank's Loans, and such Bank shall pay to the Agent, for the account of ABN AMRO, the excess.

     (vi) If a Settlement Report indicates that no Loans have been made during the period since the next preceding Settlement Date, then such Bank's ratable portion of any amounts received by the Agent but paid only to ABN AMRO shall be paid by ABN AMRO to the Agent, for the account of such Bank. If a Settlement Report indicates that the increase in the dollar amount of a Bank's Loans which is required to comply with the first sentence of Section 2.27(a) is exactly equal to such Bank's ratable portion of amounts received by the Agent but paid only to ABN AMRO since the next preceding Settlement Date, such Bank and the Agent, in their respective records, shall apply such Bank's ratable portion of such amounts to the increase in such Bank's Loans.

     (vii) If any amounts received by ABN AMRO in respect of the Obligations are later required to be returned or repaid by ABN AMRO to the Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, and such amounts repaid or returned by ABN AMRO are in excess of ABN AMRO's ratable portion of all such amounts required to be returned by all Banks, each other Bank shall, upon demand by ABN AMRO with notice to the Agent, pay to the Agent for the account of ABN AMRO, an amount equal to the excess of such Bank's ratable portion of all such amounts required to be returned by all Banks over the amount, if any, returned directly by such Bank.

     (viii) (x) Payment by any Bank to the Agent shall be made to the Payment Office not later than 11:00 a.m. (Chicago time) on the Business Day such payment is due, provided that if such payment is due on written demand by another Bank, including pursuant to clause (c) below, such written demand shall be made on the paying Bank not later than 9:00 a.m. (Chicago time) on such Business Day. Payment by the Agent to any Bank shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Bank and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 11:00 a.m. (Chicago time), the Agent shall pay such funds to such Bank by 4:00 p.m. (Chicago time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 4:00 p.m. (New York City time) on the first Business Day following the date of such demand.

     (y) If a Bank shall, at any time, fail to make any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Bank hereunder and apply such payments to such Bank's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

     (z) With respect to the payment of any funds under this Section 2.27(b), whether from the Agent to a Bank or from a Bank to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon written demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

     (c) (i) The Agent shall have the right at any time to require, by notice to each Bank, that all settlements in respect of advances and repayments of Loans be made on a daily basis. From and after the giving of such notice (and until such time, if any, as the Agent notifies the Banks of its determination to return to a periodic settlement basis), each Bank shall pay to the Agent such Bank's ratable portion of the amount of each Loan on the date such Loan is made in accordance with the provisions of clause (b)(viii) above and the Agent shall pay to each Bank by wire transfer by 4:00 p.m. (Chicago time) funds received before 11:00 a.m. (Chicago time) on such Business Day by the Agent from the Borrower and by 11:00 a.m. (Chicago time) funds received after 11:00 a.m. (Chicago time) of the preceding Business Day by the Agent from the Borrower, by wire transfer, such Bank's ratable portion of the net amount of all payments received by the Agent hereunder in respect of the principal of the Loans (after deducting the principal amount of Loans made on such day) or in respect of interest on the Loans; provided that the Agent shall use its best efforts to distribute funds on the same day received. Any amount payable pursuant to this subsection which is not paid when due shall bear interest, payable by the Agent, for each day until paid in full at the Federal Funds Effective Rate in effect on such day.

     (ii) In addition to, and without limiting the right of the Agent to require daily settlement pursuant to clause (i), upon written demand by ABN AMRO with notice thereof to the Agent, each other Bank shall pay to the Agent, for the account of ABN AMRO, as the repurchase of ABN AMRO's participation interest in such Bank's Loans, an amount equal to 100% of such Bank's ratable portion of the unpaid principal amount of all Non-Ratable Loans. Payments made pursuant to this clause
(ii) shall be made not later than 4:00 p.m. (Chicago time) on any Business Day if demand for such payment is received not later than 10:00 a.m. (Chicago time) on such Business Day; otherwise, any such payment shall be made on the next Business Day after demand is received therefor.

                                  Article IIA

                              Collateral Security

     Section 2A.01. Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrower and the Guarantors shall duly execute and deliver the Security Documents, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Agent, for the benefit of the Banks a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 6.01 hereof) the Collateral. Any Bank now or hereafter party to any Interest Rate Hedge Agreement shall not be entitled to voting rights hereunder other than any voting rights it may have been granted by virtue of its status as a Bank hereunder. No Bank now or hereafter party to any Interest Rate Hedge Agreement shall have the right to direct the Agent to call defaults or to exercise any remedies with respect to the Collateral. In the event that the Banks are required to disgorge any proceeds of any Collateral, then the Banks party to any Interest Rate Hedge Agreement agree to promptly disgorge their pro rata share of any proceeds of Collateral. Each Bank hereby confirms that it has received a copy of the Intercreditor Agreement, authorizes the Agent to execute the Intercreditor Agreement in its capacity as Agent hereunder and agrees to be bound by the terms thereof.

     Section 2A.02. Filing and Recording. The Borrower shall, at its sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Banks in the Collateral. The Borrower, to the extent permitted by law, hereby authorizes the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any rerecording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrower shall, at the Borrower's cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

                                  Article III


                  Representations and Warranties of Borrower

     In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors represents and warrants as follows:

     Section 3.01. Organization and Authority. Each of the Borrower and the Guarantors (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents; and (iii) has all requisite corporate authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     Section 3.02. Due Execution. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party, the borrowings hereunder by the Borrower, the execution and delivery of the Notes, the grant of security interests in the Collateral created by the Security Documents and the transactions contemplated to occur under or in connection with this Agreement and/or the other Loan Documents (collectively, the "Transactions") (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulation G, T, U or X of the Board), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust, any material lease, agreement or other instrument binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement and the Security Documents; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority. This Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors, is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower, and each Guarantor, as the case may be, enforceable against the Borrower, and the Guarantors, as the case may be, in accordance with its terms.

     Section 3.03. Statements Made. The (a) written statements of all officers and employees of the Borrower and the Guarantors, and (b) oral statements of the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Senior Vice President-Chief Information Officer, Treasurer, Director of Finance and Planning, Controller and

Cash Manager of the Borrower and the Guarantors, in each case which have been furnished by the Borrower or any of the Guarantors to the Agent or to the Banks in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be valid and accurate at the time such projections were furnished to the Agent or the Banks, as the case may be.

     Section 3.04. Financial Statements. The Borrower has furnished the Banks with copies of the audited Consolidated Financial Statement and Schedules of the Borrower for its fiscal year ended February 3, 1996. Such financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its consolidated Subsidiaries as of such date and for such period; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof required to be disclosed by GAAP and such financial statements were prepared in accordance with GAAP applied on a consistent basis. Since February 3, 1996, there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets or prospects of the Borrower and its Subsidiaries, taken as a whole.

     Section 3.05. Ownership. No owner or group of owners acting together control 50% or more of the outstanding common shares of the Borrower. Each Guarantor is a direct or indirect wholly-owned Subsidiary of the Borrower.

     Section 3.06. Liens. There are no Liens (including Liens or retained security titles of conditional vendors) of any nature whatsoever on any properties of the Borrower or any of the Guarantors, other than Permitted Liens, Liens as set forth in Schedule II and those in favor of the Agent for the ratable benefit of the Banks created by the Loan Documents. The Borrower and the Guarantors are not parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on the property or assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement.

     Section 3.07. Litigation: Compliance with Law, Etc. (a) Except as set forth on Schedule 3.07, (i) the operations of the Borrower and the Guarantors comply in all respects with all applicable Environmental Laws, except where such noncompliance would not have a Material Adverse Effect; (ii) to the best knowledge of the Borrower and the Guarantors, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to address Hazardous Material; and (iii) to the best knowledge of the Borrower and the Guarantors, the Borrower and the Guarantors do not have any material contingent liability in connection with any Release that is reasonably likely to result in a Material Adverse Effect.

     (b) Except as set forth on Schedule 3.07, neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, except where such violation would not have a Material Adverse Effect.

     Section 3.08. Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower and the Guarantors. Neither the Borrower nor any Guarantor has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

     Section 3.09. Labor Relations, Etc. Neither the business nor any of the properties of the Borrower or any Guarantor is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which has individually or in the aggregate a reasonable likelihood of having a Material Adverse Effect.

     Section 3.10. Use of Proceeds. The proceeds of the Loans shall be used only for general corporate purposes of the Borrower and for Inventory purchases for retail stores operated by the Borrower and CPS.

     Section 3.11. Collateral Locations, Chief Executive Office, Store Locations and Bank Accounts. Set forth on Schedule 3.11 hereto is a complete and accurate list containing the chief executive office of the Borrower and the Guarantors, all locations of Collateral, the names and addresses of all the retail stores operated by the Borrower and the Guarantors.

     Section 3.12. Litigation. There are no unstayed actions, suits or proceedings pending or, to the knowledge of Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of its properties, including (without limitation) the Inventory, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a Material Adverse Effect.

     Section 3.13. Governmental Approvals. No registration or filing (other than the filings necessary to perfect the Liens created by the Security Documents) with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, other than any which have been made or obtained.

     Section 3.14. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Guarantors is engaged principally, or as one of its important activities, in the purpose of purchasing or business of extending credit for carrying Margin Stock.

     (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation G, T, U or X thereof. If requested by any Bank, the Borrower or any of the Guarantors shall furnish to such Bank a statement on Federal Reserve Form U-1 referred to in said Regulation U.

     Section 3.15. Taxes. Except as set forth on Schedule 3.15 hereto, the Borrower and each of the Guarantors have filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by them, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital, sales or income taxes, (y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Borrower or any of the Guarantors. The Borrower and the Guarantors have paid or provided for the payment of all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than (i) any taxes or assessments the validity of which the Borrower or such Guarantor is contesting in good faith by appropriate proceedings, and with respect to which the Borrower or such Guarantor shall, to the extent required by GAAP have set aside on its books adequate reserves and (ii) taxes other than income, capital, sales or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Borrower or any of the Guarantors. Except as set forth on Schedule 3.15 hereto, no such Federal income tax returns of the Borrower and the Guarantors have been audited by the United States Internal Revenue Service and neither the Borrower nor any of the Guarantors has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. Except as set forth on Schedule 3.15 hereto, neither the Borrower nor any of the Guarantors is party to or has any obligation under any tax sharing agreement other than the Federal Income Tax Allocation Agreement dated as of February 5, 1990 (as heretofore amended, the "Tax Sharing Agreement"), by and among the Borrower and the parties listed on the signature pages thereto.

     Section 3.16. Employee Benefit Plans. With respect to the provisions of ERISA and except as disclosed on Schedule 3.16 hereto:

          (i) No Reportable Event has occurred or is continuing with respect to any Single Employer Plan.

          (ii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Single Employer Plan subject to Part 4 of Subtitle B of Title I of ERISA (other than a Multiple Employer Plan).

          (iii) Neither the Borrower nor any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan. Neither the Borrower nor any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4068(f) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which the Borrower, any subsidiary of the Borrower or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under
     Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

          (iv) No notice of intent to terminate a Single Employer Plan has been filed, nor has any Single Employer Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

          (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Single Employer Plan and no event has occurred or condition exists which might constitute grounds under the provisions of
     Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such plan.

          (vi) With respect to each Single Employer Plan (other than a Multiple Employer Plan) that is subject to the provisions of Title I, Subtitle B,
     Part 3 of ERISA, the funding method used in connection with such plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such plan satisfy the requirements of Section 302 of ERISA. Except as described on Schedule 3.16, the assets of each such plan are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the actuarial assumptions and methods in effect for the Pension Benefit Guaranty Corporation on the date of such determination), except where the amount of any shortfall and the resultant contingent liability is not reasonably likely to result in a Material Adverse Effect. No such plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

          (vii) Except as provided on Schedule 3.16, there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrower or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Single Employer Plan (other than a Multiple Employer Plan) and any defined contribution plan within the meaning of Section 3(34) of ERISA or the assets of any such plan and no such action, suit or claim, if decided against the Borrower or any ERISA Affiliate, could reasonably be expected to have a Material Adverse Effect. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary of any Single Employer Plan (other than a Multiple Employer Plan) and any defined contribution plan within the meaning of Section 3(34) of ERISA. None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

          (viii) All of the Single Employer Plans (other than a Multiple Employer Plan) and any defined contribution plan within the meaning of
     Section 3(34) of ERISA comply currently, and have complied in the past, both as to form and operation, in all material respects with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for such plans have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code of each of such plans has been made by the Internal Revenue Service.

          (ix) To the best knowledge of the Borrower, if it were to incur a complete withdrawal from all Multiple Employer Plans to which it contributes as of the date hereof, the aggregate withdrawal liability payable to such Plans would not have a Material Adverse Effect.

     Section 3.17. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of the Guarantors is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. Neither the Borrower nor any of the Guarantors is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     Section 3.18. Security Interest. Upon the execution and delivery of the Security Documents, the filing of the UCC-1 financing statements to be filed pursuant thereto and the filing of one or more Assignments for Security regarding the Trademark Mortgage with the United States Patent and Trademark Office, each of the Security Documents creates and grants to the Agent, for the benefit of the Banks, a legal, valid and perfected first (except as permitted pursuant to Section 6.01 hereof) priority security interest in the collateral identified therein (other than real property). Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section
6.01 hereof.

     Section 3.19. Subsidiaries. As of the Closing Date, Schedule 3.19 annexed hereto sets forth each Subsidiary of the Borrower and its jurisdiction of incorporation.

     Section 3.20. Title to Properties; Possession Under Leases; Trademarks; Licenses and Supplier Agreements. (a) The Borrower and each of the Guarantors have good and marketable title to, or valid leasehold interest in, all of their respective properties and assets shown on the most recent balance sheet referred to in Section 3.04 hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of the Borrower or any of the Guarantors to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than those permitted by Section
6.01 hereof. All improvements are in compliance in all material respects with all applicable laws, ordinances, zoning laws and restrictive covenants and do not encroach on the property of others. No charges or violations have been filed or made with respect to any violations or alleged violations by such property or structure of any applicable ordinances, laws, requirements, regulations or restrictive covenants except for any charges or violations which would not have a Material Adverse Effect.

     (b) The Borrower and each of the Guarantors have complied with all obligations under all leases to which they are a party and under which they are in occupancy except where the failure to so comply would not have a Material Adverse Effect, and all such leases are in full force and effect and the Borrower and each of the Guarantors enjoy peaceful and undisturbed possession under all such leases.

     (c) The Borrower and each of the Guarantors own or control or have the right to use all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of the Borrower and each of the Guarantors; provided, however, that the Banks acknowledge that the trademarks "P.A. Bergner" and "Boston Stores" have not been registered by the Borrower with the United States Patent and Trademark Office. Neither the Borrower nor any of the Guarantors is infringing upon or otherwise acting adversely to or in violation of, nor would the exercise by the Banks of their rights under the Loan Documents infringe upon, be adverse to or violate, any trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of the Borrower or any Guarantor thereof, threatened, against the Borrower or any of the Guarantors with respect to any of the rights or property referred to in this Section 3.21(c) other than any such claim or action which would not have a Material Adverse Effect.

     (d) No material licensee agreements, supplier agreements or similar agreements (other than Consignment Agreements) (collectively, the "Supplier Agreements") between the Borrower, any Guarantor and any vendor or supplier of inventory prohibits or restricts the grant of a security interest in the Borrower or Guarantor's interest in such Supplier Agreements (or with respect to the inventory subject thereto) or the exercise of remedies with respect thereto (including, without limitation, the resale of trademarked goods) by the Agent under the Security Documents and the consent of the supplier or licensor under such Supplier Agreements is not required in connection with the grant of such security interest or the exercise of remedies under the Security Documents.

     Section 3.21. Solvency. (a) As of the Closing Date, the fair salable value of the assets of the Borrower and the Guarantors taken as a whole is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower and the Guarantors, as they become absolute and mature.

     (b) As of the Closing Date, the assets of the Borrower and the Guarantors taken as a whole do not constitute unreasonably small capital for the Borrower and the Guarantors to carry out their business as now conducted and as proposed to be conducted including the capital needs of the Borrower and the Guarantors, taking into account the particular capital requirements of the business conducted by the Borrower and the Guarantors and projected capital requirements and capital availability thereof.

     (c) The Borrower and the Guarantors do not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower and the Guarantors, and of amounts to be payable on or in respect of debt of the Borrower and the Guarantors). The cash flow of the Borrower and the Guarantors, after taking into account all anticipated uses of the cash of the Borrower and the Guarantors, will at all times be sufficient to pay all such amounts on or in respect of debt of the Borrower and the Guarantors when such amounts are required to be paid.

     Section 3.22. Permits, Etc. Except as specified on Schedule 3.22 hereof, the Borrower and each of the Guarantors possess all material, licenses, permits, approvals and consents (collectively, "Permits"), including, without limitation, all those required under Environmental Law to conduct properly their business, each such Permit is and will be in full force and effect, the Borrower and each of the Guarantors are in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

     Section 3.23. No Change in Credit Criteria Collection Policies. There has been no change in credit criteria or collection policies concerning account receivables of the Borrower, CPS or NBGL from those set forth in the Credit Card Guidelines attached hereto as Schedule 3.23, except as permitted under Section
5.17 hereof.

     Section 3.24. Landlord's Liens. No landlord or other lessor has been granted by the Borrower or any Guarantor (by contract) a Lien or other interest in any Inventory of the Borrower or the Guarantors.

     Section 3.25.  Environmental Matters. Without limiting the generality of
Section 3.07 hereof, except as specified on Schedule 3.25 hereto, neither the Borrower nor the Guarantors has received any claim, written notice, complaint, suit or order from any Governmental Authority or other Person concerning the Release of Hazardous Materials for which the Borrower or any Guarantor may be responsible under Environmental Law.

                                  Article IV

                             Conditions of Lending

      Section 4.01. Conditions Precedent to Effectiveness. This Agreement shall become effective on the date on which:

           (a) Supporting Documents. The Agent shall have received for each of the Borrower, CPS and (with respect to item (iii) below only) the other
      Guarantors:

               (i) a copy of such entity's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

               (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by, that entity and as to the charter documents on file in the office of such Secretary of State; and

               (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loan or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes to be executed by it, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interests contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above (or as currently in effect with respect to the Guarantors) and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement, the Notes to be executed by it and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause
           (iii)).

                (b) Notes. On or before the date of the initial Loans or the issuance of the initial Letter of Credit hereunder, whichever first occurs, the Agent shall have received Notes executed on behalf of the Borrower, dated the Closing Date, payable to the order of each of the Banks, in an amount equal to such Bank's Commitment.

                (c) UCC Searches. On or before the date of the initial Loans or the issuance of the initial Letter of Credit hereunder, whichever first occurs, the Agent shall have received the results of UCC searches or other evidence reasonably satisfactory to the Agent indicating the absence of Liens other than those permitted hereunder.

          (d) Opinion of Counsel to the Borrower and the Guarantors. The Agent and the Banks shall have received (i) the favorable written opinion of Charles J. Hansen, Esq., Vice President and General Counsel of the Borrower and certain of the Guarantors, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C, (ii) the favorable written opinion of Quarles & Brady dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C-1 and (iii) the favorable written opinion of Sidley & Austin dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C-2.

          (e) Payment of Fees. The Borrower shall have paid to the Agent the closing fees referred to in Section 2.22 and then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

          (f) Inventory. The Agent shall be satisfied that the Inventory of the Borrower and CPS is located at such places and is in the aggregate amounts heretofore represented by the Borrower and CPS to the Agent.

          (g) Interim Financials. The Agent shall have received the interim consolidated and consolidating financial statements of the Borrower and the Guarantors for each month following the fiscal year ended February 3, 1996 (to the extent that the subject month ends greater than 20 days prior to the Closing Date), prepared and certified by the Borrower, and such interim financial statements shall not differ in any material and adverse respect from estimates thereof previously delivered in writing to the Agent.

          (h) Accuracy of Information. None of the information submitted by the Borrower and/or the Guarantors to the Agent or any Bank prior to the Closing Date shall have been or become false, incomplete, or inaccurate in any material and adverse respect, and none of the conditions represented or indicated to exist shall change in any material and adverse respect.

          (i) Ongoing Due Diligence. The Agent's ongoing due diligence investigation shall not disclose information, or the Agent shall not otherwise discover information not previously disclosed to it, that the Agent believes has had or could have a Materially Adverse Effect.

          (j) Notice Regarding Section 7.02. The Borrower and CPS shall have joined the Agent in notifying the Purchaser under the Receivables Purchase Agreement and the Collateral Agent and the Receivables Agreement Agent (or the Agent under any other agreement entered into by such Purchaser to fund its purchase of Credit Card

     Receivables from the Borrower and CPS) of the provisions of Section 7.02 of this Agreement.

          (k) Loan Documents. The Borrower and the Guarantors shall have duly executed and delivered, or caused to be duly executed and delivered, such Loan Documents as the Agent shall reasonably request, including, without limitation, security agreements, UCC financing statements, warehouse waivers and delivery of all instruments included in the Collateral. Each of the foregoing shall be in form and substance satisfactory to the Agent and its counsel.

          (l) Consents and Approvals. The Agent shall have received evidence in form and substance satisfactory to the Agent that the Borrower and the Guarantors have obtained all requisite governmental, regulatory or judicial consents and appraisals for the borrowings under this Agreement and the granting of the security interests in the Collateral with the priority described herein.

          (m) Termination of Existing Credit Facility. The Borrower shall have terminated the Revolving Credit and Guaranty Agreement dated as of October 14, 1993 among the Borrower, the Subsidiaries listed on the signature pages thereof, the financial institutions party thereto and Fleet Bank N.A. (f/k/a National Westminster Bank USA), as Agent, all amounts payable thereunder shall have been paid or shall be paid with the proceeds of the first Borrowing hereunder and Fleet Bank N.A. shall have released any Liens granted to it by the Borrower or any Guarantor.

          (n) NBGL Documents. The Borrower shall have delivered true and correct copies of the NBGL Documents to the Agent.

     Section 4.02. Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

          (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Article II.

          (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, except for representations or warranties which are violated as a result of transactions permitted in accordance with the terms of this Agreement.

          (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, the Borrower and Guarantors shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

          (d) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the Transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including good standing and foreign qualification certificates and records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such certificates, documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

          (e) Borrowing Base Certificate. The Agent shall have received the timely delivery of the most recent Borrowing Base Certificate required to be delivered hereunder.

          (f) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder (including each refinancing of a Loan hereunder (other than a conversion of a Eurodollar Loan to an ABR Loan)) shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied at that time and that after giving effect to such extension of credit the Borrower shall continue to be in compliance with the Borrowing Base.

                                   Article V


                             Affirmative Covenants

     From the Closing Date and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of 95.24% of the amount of cash then held in the Cash Collateral Account pursuant to Section 2.03(b) or 2.13(a)), or any amount shall remain outstanding under any Note or unpaid under this Agreement, the Borrower and each of the Guarantors agrees that, unless the Required Banks shall otherwise consent in writing, it will:

     Section 5.01. Financial Statements, Reports, Etc. In the case of the Borrower, deliver to the Agent and each of the Banks:

          (a) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statement of income and cash flows, showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of the Borrower's operations and the operations of its Subsidiaries during such year, audited by KPMG Peat Marwick or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied;

          (b) concurrently with any delivery of financial statements under (a) above or (c) below, a certificate of the accounting firm or a Responsible Officer, as the case may be, opining on or certifying such statements (i) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the covenants contained in Sections 6.04, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10 and 6.17;

          (c) (i) within twenty days of the end of each fiscal month, its unaudited consolidated balance sheet and related statements of income and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal month and the results of its operations and the operations of its Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, together with a comparison of such consolidated information with the written projections furnished by the Borrower to the Agent and with the results for such period in the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments; and (ii) (x) within forty-five days of the end of each fiscal quarter, unaudited consolidating balance sheets of the Borrower and its Subsidiaries and related statements of income and cash flows and (y) within forty-five days of the end of each of the first three fiscal quarters of the fiscal year of the Borrower, unaudited consolidated balance sheets of the Borrower and its Subsidiaries and related statements of income and cash flows, in each case showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of its Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, together with a comparison of such information with the written projections furnished by the Borrower to the Agent and with the results for such period in the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries on a consolidating or consolidated basis, as the case may be, in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

          (e) as soon as available and in any event (A) within 20 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 5 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

          (f) promptly and in any event within 5 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

          (g) promptly and in any event within 20 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

          (h) within 5 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Single Employer Plan or Multiemployer Plan, a copy of any such notice filed and a statement of a Responsible Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and
     (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

          (i) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

          (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any material loan or financing agreements as the Agent or any Bank may reasonably request;

          (k) furnish to the Agent promptly after the same is available, copies of all material pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors in connection with any litigation or other proceeding described in Section 5.01A hereof;

          (l) immediately upon obtaining actual knowledge thereof, notice of any Liquidity Termination Event and/or Purchase Termination Event (as such term is defined in the Receivables Agreement Documents) or termination of any of the NBGL Documents;

          (m) (i) upon the request of the Agent, furnish to the Agent the Daily Reports delivered under the Receivables Agreement and (ii) furnish to the Agent after the same is available, the Settlement Reports delivered under the Receivables Agreement and any information furnished by NBGL to the Borrower or CPS under any of the NBGL Documents;

          (n) promptly upon receipt thereof, copies of all final financial reports (including, without limitation, management letters), if any, submitted to the Borrower or any of its Subsidiaries by its auditors, in connection with each annual or interim audit or review of its books by such auditors;

          (o) written notice in the event that the Bank Termination Date, Seasonal Termination Date and/or Windmill Termination Date under the Liquidity Agreement has occurred or shall be scheduled to occur within 365 days; and

     Section 5.01A. Litigation and Other Notices. Give the Agent prompt written notice of the following:

          (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or the issuance of Letters of Credit, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

          (b) the filing or commencement of any action, suit or proceeding against the Borrower or any of the Guarantors, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of the Borrower or any Guarantor in an aggregate amount of $500,000 or more, not reimbursable by insurance, or (B) materially impair the right of the Borrower or any Guarantor to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party; and

          (c) any development in the business or affairs of the Borrower or the Borrower and Guarantors taken as a whole which has had or which is likely, in the reasonable judgment of any Responsible Officer of the Borrower, to have, a Material Adverse Effect.

     Section 5.02. Corporate Existence. Do or cause to be done and cause each of the Guarantors to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it; provided, however, that any Guarantor or Subsidiary (other than Great Lakes, Bergner Credit Corporation, NBGL or Bergner Finance Corporation) may be merged into the Borrower or CPS so long as the Borrower or CPS, as the case may be, is the surviving entity, CPS may be merged into CPS Holding Co., so long as CPS Holding Co. is the surviving entity and any Guarantor (other than CPS or CPS Holding Co.) which is directly or indirectly wholly-owned by the Borrower may merge into any other Guarantor or adopt a plan of dissolution and make a liquidating distribution of its assets to its shareholders (so long as such shareholder is a Guarantor). Subject to the proviso in the immediately preceding sentence, each Subsidiary is and shall remain a direct or indirect wholly-owned Subsidiary of the Borrower.

     Section 5.03. Insurance. (a) Keep its insurable real properties, the Collateral and all other personal property insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses.

     (b) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by law. The Agent and each of the Banks shall be named as an additional insured with respect to all liability policies and shall be named as loss payee with respect to all casualty insurance covering Collateral to the extent that any individual casualty or loss is in excess of $500,000. The insurance policies described in this Section 5.03 shall (i) provide for at least 30 days' prior written notice to the Agent of the cancellation thereof (without substitution of a comparable policy which complies with the requirements of this Section 5.03) and 10 days' prior written notice to the Agent of the substantial modification thereof, (ii) provide that the Agent shall have the right (but not the obligation) to cure any default by the Borrower or such Subsidiary under such insurance (the Agent acknowledging (without waiving any rights against the Borrower under or in connection with this Agreement) that such failure to cure may result in the cancellation of such insurance), (iii) to the extent available through the best efforts of Borrower, shall be primary without right of contribution from any other insurance which is carried by the Agent or any Bank to the extent that such other insurance provides Agent or such Bank with contingent and/or excess liability insurance and shall expressly provide that all of the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and except liability for premiums (which shall be solely a liability of the Borrower), shall operate in the same manner as if there were a separate policy covering each insured, (iv) provide that, in respect of the interests of the Agent and the Banks, such insurance shall not be invalidated by any action or inaction of the Borrower or any Subsidiary, as the case may be, (v) insure the Agent's interests regardless of any breach of or violation by the Borrower or any Subsidiary, as the case may be, of any warranties, declarations, or conditions contained in such insurance and (vi) shall be otherwise reasonably satisfactory to the Agent. The insurance companies issuing the insurance described in this Section 5.03 shall be rated A-10 or better by Best's Rating Guide. In the event that the Borrower or CPS receives any proceeds of casualty insurance resulting from a casualty to the equipment comprising the management information system of the Borrower or CPS necessary to service a "Purchased Receivables" under the Receivables Agreement and issue Settlement Reports under the Receivables Agreement, the Agent and the Banks agree that such proceeds may be used to purchase replacement equipment or services. All other proceeds of casualty insurance shall be applied by the Agent and the Banks pursuant to the terms of Section 2.13(b) of this Agreement.

     (c) From time to time upon request of the Agent, promptly furnish or cause to be furnished to the Agent evidence, in form and substance reasonably satisfactory to the Agent, of the maintenance of all insurance required to be maintained by this Section 5.03 hereof, including, but not limited to, such originals or copies as the Agent may reasonably request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments.

     Section 5.04. Obligations and Taxes. With respect to the Borrower and each Guarantor, pay all its material obligations promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Subsidiary shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

     Section 5.05. Notice of Event of Default, Etc. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

     Section 5.06. Borrowing Base Certificate. Furnish to the Agent as soon as available and in any event on or before Wednesday of each week a Borrowing Base Certificate as at the end of the immediately preceding week substantially in the form of Exhibit D, provided that if there shall occur a "system failure" or other similar technical failure in the operations which produce data included in the Borrowing Base Certificate or such reports, such Borrowing Base Certificate or reports which are required to be delivered on a Wednesday shall be delivered to the Agent on or before Friday of such week.

     Section 5.07. Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower, the Guarantors and NBGL and customer lists in connection with the business of the Borrower, the Guarantors and NBGL; and provide the Agent and its representatives (including representatives of the Banks, who shall accompany the Agent and who shall pay their own costs in connection therewith) access to all such books, records and customer lists during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records, customer lists and other papers (including, but not limited to, Inventory included in the Borrowing Base) for the purpose of verifying the accuracy of the various reports delivered by the Borrower, the Guarantors or NBGL to the Agent or the Banks pursuant to this Agreement, for otherwise ascertaining compliance with this Agreement and for such other purposes as the Agent may reasonably request; and at any time and from time to time during regular business hours, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower with a view to, among other things, ascertaining compliance with the Borrowing Base. The Borrower, the Guarantors and NBGL jointly and severally agree to pay to the Agent the customary per diem rates plus reasonable out-of-pocket expenses for each of the Agent's examiners and the reasonable costs to the Agent with respect to third party examiners, for a total of three examinations per calendar year prior to an Event of Default and for unlimited examinations after an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Agent shall be provided with access to all customer lists of the Borrower, the Guarantors and NBGL and the Agent shall be permitted to copy and use such customer lists, computer programs and data (but not sell such customer lists, computer programs and data) in connection with the exercise of its rights and remedies under this Agreement and/or the Security Documents. The Borrower, the Guarantors and NBGL each agree not to agree to (and to cause NBGL to agree not to agree to), or suffer the creation of, any Lien on any customer lists, computer programs or data, provided, however, that the Agent consents to the grant by the Borrower, the Guarantors and NBGL of rights to access and use of customer lists, computer programs and data to the Receivables Agent and "Collateral Agent" in connection with the Receivables Agreement Documents pursuant to terms that are substantially the same as those set forth in the immediately preceding two sentences of this Section 5.07.

      Section 5.08. Concentration of Cash. (a) All cash of the Borrower, any Guarantor or NBGL arising from the Receivables Agreement and/or from the Borrower's, any Guarantor's or NBGL's ordinary course of business shall be subject to the Borrower's Cash Management System (the "System") as outlined on
Schedule 5.08 in a manner (including timing of transfers) consistent with the Borrower's past practices. The Borrower, any Guarantor or NBGL may modify or change the System (other than with respect to Collection Account Banks) upon ten days prior written notice to the Agent, which notice shall contain an updated
Schedule 5.08 containing the information comparable to the information set forth on Schedule 5.08 on the Closing Date, provided, however, that the Borrower, the Guarantors and NBGL may not, without the prior written consent of the Agent, modify or change the System in a manner that would (i) result in a co-mingling of proceeds of Collateral with property that is not subject to the Lien of the Agent (except to the extent that such co-mingling already occurs on the Closing Date as described on Schedule 5.08), (ii) reduce the cash flow to the Collection Account Banks or result in less than all of the proceeds of the Collateral or less than all of the proceeds of Purchased Receivables (with respect to in-store payments) being deposited in the Collection Account Banks or transferred to Collection Account Banks, (iii) change the time schedule for deposits and transfers or the residual balances in deposit accounts materially from past practice, or (iv) subject any of the proceeds of Collateral to any Lien (other than as permitted under Section 6.01 of this Agreement). The Borrower may substitute for and/or replace the Collection Account Banks upon thirty (30) days prior written notice to the Agent, which notice shall contain an updated
Schedule 5.08 containing the information comparable to the information set forth on Schedule 5.08 on the Closing Date. No proposed Collection Account Bank may become a Collection Account Bank unless and until it has executed and delivered a Collection Account Letter to the Agent.

      (b) The Borrower and the Guarantors agree to furnish the Agent with collection account letters (collectively, the "Collection Account Letters") executed by the Borrower or (where appropriate) the Guarantors and NBGL and LaSalle National Bank (collectively, together with any financial institutions who in the future execute and deliver Collection Account Letters, the "Collection Account Banks"). Such Collection Account Letters shall be in form and substance satisfactory to the Agent, including, without limitation, the agreement of the Borrower, the Guarantors and the applicable Collection Account Bank that, upon notification by the Agent to the Collection Account Bank that a Designated Event of Default has occurred or that the Obligations have been accelerated by the Agent, such Collection Account Bank shall transfer to the Agent's Concentration Account on a daily basis and in immediately available funds, all funds on deposit with such Collection Account Bank other than funds that the Borrower or (where appropriate) a Guarantor directs to be paid to Great Lakes or its assignee as required by the Receivables Agreement and other than funds remaining on deposit with the Collection Account Bank in accordance with the express terms of the Collection Account Letter (such transfer to the Agent's Concentration Account, the "Concentration Account Funding"). The Borrower agrees that, at all times before and after the execution of Collection Account Letters, upon notice by the Agent to the Borrower of a Designated Event of Default or the acceleration of the Obligations, to direct the Collection Account Banks (and take all other action necessary) to promptly transfer all funds in such Collection Account Banks (other than funds required to be paid to Great Lakes under the

Receivables Agreement and funds remaining on deposit with the Collection Account Bank in accordance with the express terms of the Collection Account Letters) to the Agent's Concentration Account. Upon the Agent's request, the Borrower shall promptly furnish the Agent with reasonable supporting documentation regarding the amount of funds transferred or paid after the date hereof to Great Lakes under the Receivables Agreement, whether from Collection Account Banks or otherwise.

      (c) On the date which is sixty days after the cure in full of all Designated Events of Default (such date, a "Designated Event of Default Cure Date"), so long as such cure has been completed prior to the acceleration of the Obligations, the Agent and the Banks agree that the Agent shall instruct the Collection Account Banks to discontinue the Concentration Account Funding referred to in the foregoing clause (b) and the Borrower and the Guarantors agree that the cash funds of the Borrower, the Guarantors and NBGL shall thereafter continue to be deposited as required under Section 5.08(a) of this Agreement, subject to the occurrence of another Designated Event of Default or the acceleration of the Obligations.

      (d) All amounts deposited in the Concentration Account shall be promptly applied at the option of the Agent to the repayment of outstanding Obligations and to furnish cash collateral with respect to the outstanding amount of undrawn Letters of Credit in such manner and order of priority as the Agent shall elect, and any excess over the amount of outstanding Obligations and the amount of undrawn Letters of Credit shall be released to the Borrower. Notwithstanding the foregoing, on the Designated Event of Default Cure Date (if such date occurs prior to the acceleration of the Obligations), all cash collateral previously furnished pursuant to this paragraph (d) with respect to Letters of Credit shall be promptly released to the Borrower.

      Section 5.09. Business Plan. As soon as practicable, furnish to the Agent any material amendments and supplements with respect to the Borrower's business plan and make its senior officers available to discuss the same with the Agent. In addition to the foregoing, the Borrower agrees to furnish the Agent with an update of its business plan at least once every twelve months.

      Section 5.10. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, and duly observe, and cause each of its Subsidiaries to duly observe, all valid requirements of governmental authorities (including, without limitation, ERISA and the rules and regulations thereunder), and all applicable statutes, rules, regulations and orders relating to environmental protection and to public and employee health, safety and labor other than any such laws, rules, regulations, orders, requirements and statutes the failure to comply with would not have a Material Adverse Effect.

      Section 5.11. Use of Proceeds. Use the proceeds of Loans only for the purposes set forth in Section 3.10 hereof and use Letters of Credit only for the purposes permitted in this Agreement.

     Section 5.12. Fiscal Year-End. Cause its fiscal year to end on the Saturday which is closest to the last day in January in each year.

     Section 5.13. Further Assurances. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.

     Section 5.14. Additional Grantors and Guarantors. Promptly inform the Agent of the creation or acquisition of any direct or indirect subsidiary (subject to the provisions of Section 6.19 hereof) and cause each direct or indirect subsidiary not in existence on the date hereof to enter into a Guarantee in form and substance satisfactory to the Agent, and to execute the Security Documents, as applicable, and grant a lien in favor of the Agent on its assets which are of a type covered by the Security Agreement (Guarantor).

     Section 5.15. Environmental Laws. (a) Comply, and cause each of its Subsidiaries to comply, in all material respects with the provisions of all applicable Environmental Laws, and shall keep its properties and the properties of its Subsidiaries free of any Environmental Lien. The Borrower shall not cause or suffer, or permit, and shall not suffer or permit any of its Subsidiaries to cause or suffer or permit, the property of the Borrower or its Subsidiaries to be used for the treatment, transporting or disposal of any Hazardous Material such as would require a Permit, or, except as necessary for the normal operations of the Borrower and its Subsidiaries, and in material compliance with Environmental Law, the storage of any waste or Hazardous Materials.

     (b) Supply to the Agent copies of all submissions (other than those submissions such as permit applications and renewal notices, wastewater discharge monitoring reports and solid waste activity reports that may be made in the ordinary course of business) under Environmental Law by the Borrower or any of its Subsidiaries to any Governmental Authority and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed by or on behalf of the Borrower or any of its Subsidiaries on or regarding the properties owned, operated, leased or occupied by the Borrower or any of its Subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. Upon the request of the Agent, the Borrower shall also promptly permit and authorize, and shall cause its subsidiaries to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Banks, provided, however, that Borrower shall have the right to be present at and participate in all such discussions.

     (c) Promptly (and in no event more than ten Business Days after the Borrower becomes aware or is otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:

          (i) the Borrower, any Subsidiary of the Borrower, or any tenant or other occupant of any property of the Borrower or such Subsidiary receives written notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law which if adversely determined may reasonably be expected to result in the incurrence by the Borrower of costs of $250,000 or more;

          (ii) there has been a Release of Hazardous Materials reportable under applicable Environmental Law upon, under or about or affecting any of the properties owned, operated, leased or occupied by the Borrower or any of its Subsidiaries, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

          (iii) the Borrower or any of its Subsidiaries receives written notice that it or they are or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials at, on, under or from any property other than a property described in clause (i) above which may reasonably be expected to result in the incurrence by the Borrower of costs of $500,000 or more;

          (iv) the Borrower or any of its Subsidiaries receives written notice that any part of the properties owned, operated, leased or occupied by the Borrower or any of its Subsidiaries is or may be subject to an Environmental Lien under any Environmental Law; or

          (v) the Borrower or any of its Subsidiaries undertakes any Remedial Work with respect to any Hazardous Materials which may reasonably be expected to result in the incurrence by the Borrower of costs of $2,500,000 or more.

     (d) Without in any way limiting the scope of Section 10.06 and in addition to any obligations thereunder, the Borrower hereby indemnifies and agrees to hold the Agent and the Banks harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any Governmental Authority or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by the Borrower or any of its Subsidiaries is located provide that an Environmental Lien upon such property of the Borrower or such Subsidiary may be obtained for the removal of Hazardous Materials which have been or may be Released, and a Release has occurred on the subject property, no later than thirty days after notice is given by the Agent to the Borrower or such Subsidiary of the attachment or threatened attachment of such Lien, the Borrower or such Subsidiary shall make its best efforts to deliver to the Agent a report issued by a qualified third party engineer identifying the existence of, and describing the extent of, any Hazardous Materials located upon or beneath the specified property.

     (e) In the event that any Remedial Work is required to be performed by the Borrower or any of its Subsidiaries under any applicable Environmental Law, the Borrower or such Subsidiary shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws; and (ii) notwithstanding clause (i) hereof, the Borrower shall have no such obligation to diligently prosecute such Remedial Work if the Borrower is contesting the related remedial order in good faith.

     Section 5.16. Cleanup Period. Reduce all outstanding Obligations (other than undrawn Letters of Credit) to zero for the entire period from December 31 of each year to and including February 28 or (if a "leap year") 29, of each following year (each such period, a "Cleanup Period"), and reduce Letter of Credit Outstandings to $70,000,000 during each such Cleanup Period.

     Section 5.17. Credit Card Agreements and Credit Card Guidelines. Each of the Borrower and CPS will perform (and will cause NBGL to perform) its obligations in accordance with, and will comply in all material respects with, the Credit Card Guidelines and will not change or modify the Credit Card Agreements or its Credit Card Guidelines, except insofar as any change or failure so to comply or conform would not materially and adversely affect the amount of Collections, or the timing or receipt thereof, or the rights of the Borrower, the Agent or any of the Banks under this Agreement or if such changes are necessary under any Requirement of Law. Except as limited by the preceding sentence, the Borrower and CPS shall be free (and shall be free to cause NBGL) to change the terms and provisions of such Credit Card Agreements or the Credit Card Guidelines in any respect so long as such changes are in a commercially reasonable manner consistent with prudent credit card practices, and such change shall not cause a downgrading or withdrawal of the then current rating of commercial paper issued in connection with the Receivables Agreement Documents by any rating agency (unless such change is necessary under any Requirement of Law). In furtherance of the foregoing, the Borrower and CPS shall give (and will cause NBGL to give) the Agent 30 days' advance notice of any material change in the Credit Card Guidelines (including the timing and calculation of write-offs) except that if such change is necessary under any Requirement of Law prior to the expiration of such 30-day period, the Borrower and CPS shall give (and will cause NBGL to give) advance notice of any such change as soon as practicable. In any event, the Borrower and CPS will not change (and will ensure that NBGL will not change except as required by law or as shall be necessary to obtain a satisfactory examination report from the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, or other applicable government authority) (A) their practice with respect to writing off of Credit Card Receivables as uncollectible if such change would result in the writing off of Credit Card Receivables later than is the practice of the Borrower and CPS as of the Closing Date or (B) their practice with respect to aging Credit Card Receivables from that set forth in the Credit Card Guidelines as in effect on the Closing Date, nor shall they reschedule, revise, forgive or defer amounts due on the Receivables other than in accordance with the Credit Card Guidelines or under any Requirement of Law; provided, however, that each of the Borrower and CPS may (and may cause NBGL to) reschedule, revise, forgive or defer amounts due on Credit Card Receivables from employees consistent with its current practice. The Agent has the sole right to waive the provisions hereunder and permit the Borrower and

CPS to change or modify (or cause NBGL to change or modify) the Credit Card Agreements or its' Credit Card Guidelines, provided, however, that to the extent that such waiver, change or modification would have a Material Adverse Effect, the consent of the Required Banks shall be obtained. Notwithstanding the foregoing, if Section 5.01(h) of the Receivables Agreement shall be duly amended at any time prior to a Bank Termination Date, Seasonal Termination Date, Windmill Termination Date and/or Purchase Termination Date, then the Agent and the Banks agree that, upon the request of the Borrower, this Section 5.17 shall be deemed amended to reflect such amendment.

                                  Article VI

                              Negative Covenants

     From the Closing Date and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of 95.24% of the amount of cash then held in the Cash Collateral Account pursuant to Section 2.03(b) or 2.13(a)) or any amount shall remain outstanding under any Note or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not:

     Section 6.01. Liens. Incur, create, assume or suffer to exist any Lien on any asset (including, without limitation, any Inventory or unsold Credit Card Receivables) of the Borrower or any of the Guarantors, now owned or hereafter acquired, other than (i) Liens existing on the Closing Date as set forth on
Schedule 6.01; (ii) Permitted Liens; (iii) restrictions on transfer by the Borrower of its AMC shares set forth in Article VI of AMC's by-laws and in the AMC Shareholders' Agreement, and the right of AMC to purchase such shares set forth in Article VI of AMC's by-laws; (iv) Liens in favor of the Agent and the Banks; (v) arrangements for the prepayment of future Inventory purchases; and
(vi) Liens securing the Indebtedness permitted under Section 6.03(iv) hereof.

     Section 6.02. Merger, Acquisitions, Etc. Consolidate or merge with or into, or transfer its properties and assets substantially as an entirety to, another Person, or acquire substantially all of the assets or properties of any Person except as permitted under Section 5.02 or Section 6.16 hereof.

     Section 6.03. Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement; (ii) Indebtedness incurred on or prior to the Closing Date as described on Schedule
6.03 hereto; (iii) unsecured Indebtedness (excluding trade credit) incurred after the Closing Date in an outstanding aggregate principal amount not in excess of $5,000,000; (iv) Indebtedness secured by purchase money liens in an aggregate amount not to exceed $25,000,000; (v) Indebtedness permitted under
Section 6.16; (vi) to the extent the same constitutes Indebtedness, guarantees permitted under Section 6.12; (vii) (a) capital lease obligations incurred by the Borrower and its Subsidiaries not in excess of $25,000,000 in the aggregate during the term of this Agreement and (b) capital lease obligations incurred by the Borrower and its

Subsidiaries in connection with sale lease-back transactions permitted by
Section 6.17 hereof; (viii) a refinancing, refunding or exchange of Indebtedness permitted in clauses (iv) and (v) of this Section 6.03, but not the increase in principal amount or extension of maturity thereof; (ix) Indebtedness of the Borrower, CPS, Great Lakes and/or any Additional Seller arising under, or in connection with, any of the Receivables Agreement Documents as amended in a manner that does not violate Section 6.14 of this Agreement; and (x) Subordinated Indebtedness not to exceed $150,000,000 in an aggregate principal amount outstanding at any one time.

     Section 6.04. Sales, Etc., of Assets. Sell, assign, lease, consign or otherwise dispose of any of its assets including without limitation, the capital stock of any Guarantor or any other Subsidiary, Inventory (through bulk sales or otherwise), store leases or Receivables or permit any Subsidiary so to do, except for (i) sales of Inventory, fixtures and equipment in the ordinary course of business and in a manner consistent with the Borrower's past practices and consignments of Inventory by the Borrower to CPS in the ordinary course of business and in a manner consistent with the Borrower's past practices (provided, that the Borrower shall be prohibited from disposing of any of its assets to CPS, other than inventory by consignment); (ii) sales of "Purchased Receivables" under the Receivables Agreement by the Borrower, CPS and NBGL pursuant to the Receivables Agreement or any successor agreement satisfactory to the Required Banks; (iii) sales of obsolete fixtures and equipment and sales of fixtures and equipment substantially contemporaneously with the replacement thereof; and (iv) other sales, assignments, leases, consignments or other dispositions of assets not otherwise permitted pursuant to clauses (i) through
(iii) above in a principal amount (valued at the greater of fair market value or book value of such asset) not to exceed $100,000,000 in the aggregate for all such dispositions from the Closing Date.

     Section 6.05. Capital Expenditures. Make Capital Expenditures in any fiscal year in an aggregate amount in excess of the amount set forth below opposite the ratio of (i) the average Funded Debt of the Borrower and its Subsidiaries as of the last day of each of the last three fiscal months of the Borrower's previous fiscal year to (ii) EBITDA for such previous fiscal year:

     Average Funded Debt to EBITDA                 Capital Expenditures

     1.  Less than 1.5 to 1.0                          $90,000,000

     2.  Greater than or equal to 1.5 to 1.0           $80,000,000
         but less than 2.0 to 1.0

     3.  Greater than or equal to 2.0 to 1.0           $70,000,000
         but less than 3.0 to 1.0

     4.  Greater than or equal to 3.0 to 1.0           $60,000,000
         but less than 3.5 to 1.0

     5.  Greater than or equal to 3.5 to 1.0           $50,000,000
         but less than 4.0 to 1.0

     6.  Greater than or equal to 4.0 to 1.0           $40,000,000


     Section 6.06. Funded Debt to EBITDA Ratio. Permit the ratio of Funded Debt of the Borrower and its Subsidiaries as of the last day of each fiscal month to EBITDA for the twelve-consecutive-month period ending on such day (the "Funded Debt to EBITDA Ratio") to be greater than 4.5 to 1.0.

     Section 6.07. Cash Flow Coverage. Permit, as of the last day of each fiscal month, the ratio of (i) (A) EBITDA for the twelve fiscal months of the Borrower then ended plus (B) Rental Expense for the same twelve fiscal months minus (C) the aggregate principal amount of capital expenditures of the Borrower and its Subsidiaries for the same twelve fiscal months to (ii) the sum of (A) Interest Expense of the Borrower and its Subsidiaries on a consolidated basis for the same twelve fiscal months plus (B) Rental Expense for the same twelve fiscal months to be less than:

          From and Including      To and Including         Ratio

           Closing Date           August 2, 1997        0.95 to 1.00

           August 3, 1997         January 31, 1998      1.10 to 1.00

           February 1, 1998       August 1, 1998        1.15 to 1.00

           August 2, 1998         Thereafter            1.20 to 1.00

     Section 6.08. Interest Coverage Ratio. Permit, as of the last day of each fiscal month, the ratio of EBITDA for the twelve fiscal months of the Borrower then ended to Interest Expense of the Borrower and its Subsidiaries on a consolidated basis for the same twelve months to be less than 2.8 to 1.0.

     Section 6.09. Minimum Tangible Net Worth. Permit the Tangible Net Worth at any time to be less than $250,000,000 plus 75% of positive Net Income of the Borrower and its Subsidiaries for each fiscal year commencing on or after February 4, 1996 (but without subtraction for any negative Net Income for any such period).

     Section 6.10. Funded Debt to Equity. Permit the ratio of Funded Debt of the Borrower and its Subsidiaries on a consolidated basis to shareholder's equity of the Borrower and its Subsidiaries as of the last day of each fiscal quarter of the Borrower to be greater than 1.5 to 1.0.

     Section 6.11. Limitation on Voluntary Payments and Modifications of Subordinated Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make (or give any notice for) any principal payment or prepayment on or redemption or acquisition for value of any Subordinated Indebtedness or, after any Event of Default, make any interest payment on any Subordinated Indebtedness, (ii) amend or modify, or permit the amendment or modification of, any provision of any Subordinated Indebtedness, or (iii) set-off any amounts against the Subordinated Indebtedness.

     Section 6.12. Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, or permit any Subsidiary so to do, except (i) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (ii) guarantees pursuant to Article VIII, (iii) guarantees by the Borrower of the obligations of any Guarantor and guarantees by any Guarantor of obligations of the Borrower, (iv) guarantees by a Guarantor of the obligations of any other Guarantor (to the extent that such obligations are permitted under this Agreement), (v) in addition to the guarantees permitted under clause (iii) of this Section 6.12, guarantees by the Borrower or CPS of obligations of any Guarantor or Subsidiary of the Borrower under leases of real property where such Guarantor or such Subsidiary of the Borrower is lessee, and as to such real property, such Guarantor is sublessor or assignor and the Borrower or CPS, as the case may be, is sublessee or assignee, (vi) in addition to the guarantees permitted under clause (iii) of this Section 6.14, guarantees by the Borrower or CPS of obligations of any Person with respect to a lease of the property located at 5700 Durand Avenue, Racine, Wisconsin 53406 (vii) all obligations, indebtedness and liabilities of the Borrower, CPS, Great Lakes and/or any Additional Seller (whether direct or indirect and whether contingent or otherwise) arising under, or in connection with, any of the Receivables Agreement Documents as amended in a manner which does not violate Section 6.14 of this Agreement, and (viii) guarantees made by the Borrower under the Merchandise Distribution Participation Agreement to be entered into by AMC in substantially the form of Schedule A thereto.

     Section 6.13. Liquidation Sales. Subject to compliance with Section 6.04, in the event the Borrower or any Guarantor conducts any liquidation, going out of business or similar Inventory sale with respect to stores comprising greater than five percent (5%) of the gross revenues of the Borrower and the Guarantors for the preceding 12 consecutive months, accept payment for any merchandise sold in connection with such liquidation, going out of business or similar Inventory sale in the form of a Receivable arising under any credit or charge arrangement currently maintained by the Borrower, CPS or NBGL ("GOB Receivables") unless at the time of such inventory sale, the Purchaser (as defined in the Receivables Agreement Documents) is continuing to purchase Credit Card Receivables including GOB Receivables for cash, Seller Notes and Subordinated Notes pursuant to the terms of the Receivables Agreement.

     Section 6.14. Receivables Agreement Documents. Agree to or enter into any amendment or modification of the Receivables Agreement Documents which would add any Additional Seller or if the Required Banks otherwise determine (in their sole discretion) that such amendment or modification would have a material adverse effect on the Borrower or upon the rights and remedies of the Required Banks or any Bank. In addition to the foregoing, and notwithstanding anything to the contrary contained in this Section, neither the Borrower nor CPS shall (nor shall NBGL be permitted to), unless the Required Banks otherwise consent in writing, repurchase any Credit Card Receivables from Great Lakes pursuant to section 2.05 of the Receivables Agreement.

     Section 6.15. Merchandise Returns. Modify its merchandise return policies in any way which would materially adversely affect the Borrower's ability to repay the Obligations.

     Section 6.16. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing "Investments"), except (i) Permitted Investments, (ii) (A) subordinated promissory notes issued by Great Lakes pursuant to the terms of the Receivables Agreement (x) in respect of a portion of the purchase price of Credit Card Receivables thereunder and (y) to evidence loans which may be made by the Borrower and CPS to Great Lakes thereunder to enable Great Lakes to pay operating expenses, provided that the aggregate outstanding amount of such loans in respect of such operating expenses shall not exceed $1,000,000 at any time,
(B) Seller Notes (as defined in the Receivables Agreement) issued by Great Lakes pursuant to the terms of the Receivables Agreement in respect of a portion of the purchase price of Credit Card Receivables thereunder, and (C) all obligations, indebtedness and liabilities of the Borrower, CPS, Great Lakes and/or any Additional Seller (whether direct or indirect and whether contingent or otherwise) arising under, or in connection with, any of the Receivables Agreement Documents as amended in a manner which does not violate Section 6.14 of this Agreement, (iii) advances by the Borrower to CPS and by CPS to the Borrower, (iv) advances by any Guarantor (other than CPS) to the Borrower and advances by the Borrower to any Guarantor (other than CPS) in an aggregate annual amount for all Guarantors (other than CPS) of $1,125,000, (v) other advances by the Borrower and CPS in the ordinary course of business in an aggregate amount not to exceed $100,000, (vi) investments not in excess of an aggregate of $500,000 during the term of this Agreement in non-operating Subsidiaries of the Borrower (which Subsidiaries shall be required to become a Guarantor and a grantor of Collateral under this Agreement), (vii) loans and advances made by the Borrower or any Guarantor to the Borrower and/or any other Guarantor pursuant to the Tax-Sharing Agreement (as defined in Section 3.15 of this Agreement), (viii) open market, negotiated, or other purchases of the indebtedness of, claims against, or equity interests in any corporation whose primary business is in the department store industry or in a closely related industry up to (I) $75,000,000 in the aggregate for all such transactions if at the time of such investment the Funded Debt to EBITDA Ratio most recently calculated pursuant to Section 6.06 as shown on the most recent Compliance Certificate delivered is less than or equal to 3.0 to 1.0 or (II) $20,000,000 in the aggregate for all such transactions if at the time of such investment the Funded Debt to EBITDA Ratio most recently calculated pursuant to Section 6.06 as shown on the most recent Compliance Certificate delivered is greater than 3.0 to 1.0, and (ix) advances by the Borrower to NBGL in an aggregate principal amount at any one time outstanding not exceeding $25,000,000.

     Section 6.17. Lease-Backs. Enter into any arrangements, directly or indirectly, with any person, whereby the Borrower or any of its Subsidiaries shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred or of other property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property so sold or transferred, if the aggregate gross proceeds of such sale of such property when added to the aggregate gross sale proceeds from all other such transactions entered into from and after the Closing Date exceeds $75,000,000.

     Section 6.18. Transactions with Affiliates. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of the Borrower, or any relative thereof, or permit or suffer any Subsidiary to do so, except at prices and on terms not less favorable to the Borrower or such Subsidiary than that which would have been obtained in an arm's-length transaction with a non-affiliated third party; provided, however, that there shall be excluded from this Section transactions between the Borrower and any Guarantor, transactions between Guarantors, and transactions among Bergner Credit Corporation, NBGL, Great Lakes, CPS and the Borrower under the Receivables Agreement and among the Borrower and the Guarantors under the Tax-Sharing Agreement.

     Section 6.19. Business. Alter materially the nature of its business as operated on the date of this Agreement in any material respect.

     Section 6.20. ERISA. (a) Engage in any transaction in connection with which the Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

     (b) Terminate any Single Employer Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could reasonably be expected to result in a material liability of the Borrower or any ERISA Affiliate to the PBGC.

      (c) Fail to make payment when due of all amounts which, under the provisions of any Single Employer Plan defined contribution plan (within the meaning of Section 3(34) of ERISA), or Multiemployer Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any such plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

      (d) Adopt an amendment to any Single Employer Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

      Section 6.21. Accounting Changes. Make, or permit any Subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

      Section 6.22. Modification of Charter Documents. Modify, amend or alter their respective certificates or articles of incorporation or their by-laws in any respect which is material and adverse to the Agent or any of the Banks.

      Section 6.23. Fees. Pay any management, consulting or directors fees, other than usual and customary directors fees paid by the Borrower to its directors and consulting fees consistent with the practice of the Borrower's industry.

      Section 6.24. Landlord's Liens. Enter into any lease or similar arrangement pursuant to which a Lien or other interest in any Inventory of the Borrower or the Guarantors is granted by the Borrower or any Guarantor to any landlord or other lessor.

      Section 6.25. NBGL. (a) Permit NBGL to engage in any business activity (including, without limitation, derivative transactions (including, without limitation, over the counter derivative transactions)) other than (i) the issuance of credit cards; and (ii) the sale of Credit Card Receivables to Great Lakes pursuant to the Receivables Purchase Agreement, as amended in accordance with Section 6.14.

      (b) Permit NBGL to incur any Indebtedness, other than under the NBGL Documents and under the Receivables Agreement Documents as amended in a manner which does not violate Section 6.14 of this Agreement.

      (c) Permit NBGL to incur, create, assume or suffer to exist any Lien on any of its assets, now owned or hereafter acquired, other than (i) Liens under the Receivables Agreement Documents as in effect on the Closing Date and as thereafter amended, modified and supplemented in accordance with Section 6.14 and (ii) Liens in favor of the Borrower and/or CPS under the NBGL Documents.

      (d) Permit NBGL to sell, assign, lease, consign or otherwise dispose of any of its assets, other than (i) the sale of Purchased Receivables to Great Lakes under the Receivables Agreement as amended in accordance with Section 6.14 and (ii) as permitted under clause (c) above.

      (e) Permit NBGL to fail to be in compliance with any material statute, material regulation of any governmental agency or instrumentality, material agreement, or any order or decree.

      (f) Permit NBGL to amend or modify any of the NBGL Documents or its charter, bylaws or any of its other organizational documents in any respect which is material and adverse to the Agent or any of the Banks.

                                  Article VII

                               Events of Default

      Section 7.01. Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

           (a) any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or with the execution and delivery of the Notes or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any of the Guarantors to the Banks under or in connection with this Agreement shall prove to have been false or misleading in any material respect when made or delivered or deemed made or delivered pursuant to Section 4.02 hereof; or

           (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

           (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Article VI or Section 5.08 or 5.16 hereof; or

           (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than 10 days (provided, that the Agent shall have given the Borrower two days prior notice of default with respect to any default arising out of a noncompliance with Section 5.01(a), Section 5.01(b), Section 5.01(c) or (with respect to the furnishing of quarterly and annual reports only)
      Section 5.01(d) and provided, further, that the Agent shall have given the Borrower one day prior notice of default with respect to any default arising out of a noncompliance with Section 5.06 of this Agreement); or

          (e) the Borrower, any Guarantor or any Subsidiary of any thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, such Guarantor or such Subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing; or

          (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
     (i) relief in respect of the Borrower, any Guarantor or any Subsidiary of any thereof, or of a substantial part of the property or assets of the Borrower, any Guarantor or any Subsidiary of any thereof, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, any Guarantor or any Subsidiary of any thereof or for a substantial part of the property of the Borrower, any Guarantor or any Subsidiary of any thereof or (iii) the winding-up or liquidation of the Borrower, any Guarantor or any Subsidiary of any thereof; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 45 days; or

          (g) default shall be made under Indebtedness or obligations under a capitalized lease of the Borrower, any Guarantor or any Subsidiary of any thereof (excluding Indebtedness outstanding hereunder) and the aggregate principal amount of such Indebtedness or obligations under capitalized leases exceeds $2,500,000, if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease; or

          (h) (i) a Reportable Event shall have occurred with respect to a Single Employer Plan, (ii) the filing by the Borrower, any ERISA Affiliate, or an administrator of any Single Employer Plan of a notice of intent to terminate such plan in a "distress termination" under the provisions of
     Section 4041 of ERISA, (iii) the receipt of notice by the Borrower, any ERISA Affiliate, or an administrator of a Single Employer Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such Plan, (iv) any other event or condition exists which might, in the reasonable opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Single Employer Plan by the PBGC, (v) a Single Employer

     Plan shall fail to maintain the minimum funding standard required by
     Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code,
     (vi) the Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) the Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code,
     (viii) the occurrence of any other event or condition with respect to any Single Employer Plan which would constitute an event of default under any other agreement entered into by the Borrower or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Borrower or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the reasonable opinion of the Agent, could reasonably be expected to have a Material Adverse Effect; or

          (i) the Borrower or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and (iii) is not in fact contesting such withdrawal liability in a timely and appropriate manner; or

          (j) this Agreement, any Note, any of the Security Documents or other Loan Documents shall for any reason cease to be, or shall be asserted by the Borrower or any Guarantor not to be, a legal, valid and binding obligation of the Borrower or such Guarantor, as applicable, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by the Borrower or any Guarantor not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents); or

          (k) (w) the Receivables Agreement shall be terminated by any party thereto or shall fail to be in full force and effect; or (x) there shall exist any event of default or event of termination or similarly designated event under the Receivables Agreement; or (y) there shall have occurred and be continuing any other event or state of facts which relieves Great Lakes from the obligation to purchase Credit Card Receivables thereunder; or
     (z)(i) a default shall occur under Section 7.18 of the Liquidity Agreement as in effect on the Closing Date (without giving effect to any waivers thereunder) or (ii) the Liquidity Agreement shall fail to be in full force and effect; or

          (l) if (i) the individuals serving as Chief Financial Officer and Treasurer of the Borrower as of the Closing Date shall both, for any reason or circumstance, cease to serve as such and the Borrower shall not, within 90 days thereof, replace both such individuals with other persons reasonably acceptable to the Agent, or (ii) during any twelve-month period, 6 or more of the 18 individuals currently serving on the Borrower's Executive Committee shall, for any reason or circumstance, cease to serve on the Executive Committee or (iii) any individual owner or group of owners acting together shall own or control 50% or more of the outstanding common shares of the Borrower or (iv) the Borrower shall cease to own, directly or indirectly, 100% of the outstanding capital stock of CPS; or

          (m) any judgment or order as to a liability or debt for the payment of money in excess of $7,500,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any of the Guarantors and either
     (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (n) any non-monetary judgment or order shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the condition (financial or otherwise), business, operations or properties of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (o) the Borrower, any Guarantor or NBGL is aware that an aggregate of $1,000,000 or more in proceeds of Collateral (excluding Purchased Receivables) have been either (i) not deposited with Collection Account Banks pursuant to the requirements of Section 5.08 and/or (ii) have been paid to the Receivables Agreement Agent, the Collateral Agent under the Receivables Agreement Documents, Great Lakes or have been otherwise applied for the benefit of indebtedness, obligations and liabilities under or in connection with the Receivables Agreement Documents (collectively, a "Misapplication of Funds"), and such Misapplication of Funds shall continue unremedied for two Business Days after the Borrower, any Guarantor or NBGL obtains actual knowledge of such Misapplication of Funds (provided that no default shall arise under this clause (o) in the event that such Misapplication of Funds is solely the result of a malfunction in the operations of a deposit bank or Collection Account Bank, so long as the Borrower cures such Misapplication of Funds promptly upon correction of such malfunction);

then, and in every such event (other than an event described in paragraph (e), (f) or (g) above), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Banks, shall, by notice to the Borrower, take one or more of the following actions, at the same or different times: (i) terminate forthwith the Total Commitment and/or the obligation of the Fronting Bank to issue Letters of Credit hereunder; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Cash Collateral Account cash so that the balance of cash in such account after giving effect to such deposit shall be in an amount equal to the sum of 105%, of the then outstanding Letters of Credit plus an amount which shall be equal to the Fees and expenses which are reasonably calculated by the Agent and each Fronting Bank to be or become due with respect to such outstanding Letters of Credit and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount;
(iv) set-off amounts in the Cash Collateral Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and
(v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks; provided, however, that with respect to a default described in paragraph (e), (f) or (g) above, the Total Commitment and the obligation of the Fronting Bank to issue Letters of Credit hereunder shall automatically terminate and the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     Section 7.02. Receivables Purchases. The Borrower and CPS agree that upon the occurrence and during the continuance of any Event of Default beyond the applicable grace period, if any, and without in any way limiting or otherwise affecting the rights of the Agent set forth in this Article VII, the Borrower and CPS will cause each cash payment to each Seller under the Receivables Agreement and/or any Receivables Agreement Documents in respect of the Purchase Price for Credit Card Receivables or in respect of the Subordinated Notes or Seller Notes (the terms "Seller" and "Purchase Price" being used as such terms are defined in the Receivables Agreement) to be paid directly by Great Lakes to the Agent for application to the obligations of the Borrower hereunder and under the Notes (and if received by the Borrower, CPS or NBGL shall be held in trust for the Agent and forthwith paid over to the Agent).

     Section 7.03. Additional Undertakings. Notwithstanding anything to the contrary contained in this Agreement, the Borrower and CPS hereby covenant and agree that the terms of the Receivables Agreement shall at all times expressly acknowledge (in a manner satisfactory in form and substance to the Agent) the rights and remedies of the Agent and the Banks set forth in Section 7.02.

                                 Article VIII


                                   Guaranty

     Section 8.01. Guaranty. (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

     (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise;
(ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

     (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a in favor of the Borrower or any other Guarantor, or to any other Person.

     (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the Collateral or the ability of the Borrower to perform under this Agreement.

     (e) Each Guarantor's guaranty shall not be affected by any question as to the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or as to the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

     (f) Upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such obligations by the Guarantors upon written demand by the Agent.

     Section 8.02. No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

     Section 8.03. Waiver of Subrogation. Each Guarantor hereby waives all rights of such Guarantor against the Borrower by way of right of subrogation or otherwise to the extent arising out of any payment by any Guarantor of any sums to the Agent or a Bank hereunder. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

     Section 8.04. Maximum Guaranteed Amount. Anything herein or in any other document, instrument or agreement executed and delivered in connection herewith to the contrary notwithstanding, the maximum individual liability of each Guarantor hereunder as at any date of determination thereof shall in no event exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 8 void or voidable under applicable law, including without limitation fraudulent conveyance law.

                                  Article IX


                                   The Agent

     Section 9.01. Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents, the Notes and with respect to the Collateral as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

Except as expressly set forth in Section 10.06 of this Agreement, no Co-Agent shall have any authority, duties or responsibilities solely by virtue of its status as a Co-Agent.

     Section 9.02. Advances and Payments. (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

     (b) Any amounts received by the Agent in connection with this Agreement or the Notes (other than amounts to which the Agent is entitled pursuant to Sections 9.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees, Letter of Credit Fees, and second, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid interest with respect to the principal balance outstanding on each Note and all unreimbursed Letter of Credit drawings and third, in accordance with each Bank's Commitment Percentage to pay the unpaid principal balance outstanding on each Note and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

     Section 9.03. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Bank
(a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Bank a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of each Bank's Loans and its participation in Loans of the other Banks shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and
(b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Banks share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owning by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.

      Section 9.04. Agreement of Required Banks. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

      Section 9.05. Liability of Agent. (a) The Agent when acting on behalf of the Banks, may execute any of its duties under this Agreement by or through its officers, agents, and employees, and neither the Agent nor its directors, officers, agents, or employees shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its directors, officers, agents, and employees shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its directors, officers, employees, or agents shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

      (b) Neither the Agent nor any of its directors, officers, employees, or agents shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

      (c) The Agent, as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by it to be genuine or correct and to have been signed or sent by a person or persons believed by it to be the proper person or persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

      Section 9.06. Reimbursement and Indemnification. Each Bank agrees (i) to reimburse the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, or agents, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or emitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimburse by the Borrower or the Guarantors (except such as shall result from their gross negligence or willful misconduct).

      Section 9.07. Rights of Agent. It in understood and agreed that ABN AMRO shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

      Section 9.08. Independent Investigation by Banks. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

      Section 9.09. Notice of Transfer. The Agent may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Banks all have been received by the Agent.

      Section 9.10. Successor Agent. Subject to the appointment and acceptance of a successor agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   Article X

                                 Miscellaneous

      Section 10.01. Notices. Notices and other communications provided for herein shall be in writing (including electronic communication pursuant to agreed upon procedures or facsimile communication) and shall be mailed, transmitted or delivered in the case of a

Bank or the Agent to it at its address set forth on the signature pages of this Agreement, or in the case of the Borrower and each Guarantor, to it at the address set forth below the signature line for the Borrower or the Guarantors, as the case may be, on the signature pages of this Agreement, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given when received, if delivered by hand or by overnight courier, or on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any electronic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence and pursuant to Article II shall be effective only when received by the Agent.

      Section 10.02. Survival of Agreement, Representations and Warranties, Etc. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated and the issuance and delivery to the Banks of the Notes regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder.
All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans shall survive the termination of this Agreement and the payment of the Obligations.

      Section 10.03. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. With the prior written consent of the Agent, each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Note or Commitment to another Bank or other entity, in which event, without limiting the foregoing, the provisions of Sections 2.14 and 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantor's liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement other than amendments, modifications or waivers which would (i) increase any Commitment of such

Bank if such increase would also increase the participant's obligations, (ii) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest, (iii) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest,
(iv) permit Liens on Inventory (other than as expressly permitted under Section 6.01 of this Agreement as in effect on the Closing Date), (v) release a material amount of Collateral (except in connection with a sale or other disposition permitted or required to be effected by the provisions hereof or of the Security Documents) or release any Guarantor from its obligations hereunder,
(vi) increase the advance rates set forth in the definition of "Borrowing Base" or (vii) amend, modify or waive any provision of the Intercreditor Agreement.

     (b) Subject to the provisions of Section 10.03(a), each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it and the related Note held by it) provided, however, that (i) no such assignment may occur unless the Agent, the Fronting Bank and, for so long as no Event of Default has occurred and is continuing, the Borrower shall have given their respective prior written consent (which consents shall not be unreasonably withheld), (ii) the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 (or $1,000,000 in the case of an assignment between Banks) and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with any Note subject to such assignment and a processing and recordation fee of $3,000 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party thereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of any assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or of any Collateral; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents (as well as the Intercreditor Agreement), together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own debt analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental hereof; (vi) such assignee agrees to be bound by the terms of this Agreement and the other Loan Documents (as well as the Intercreditor Agreement); and (vii) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

     (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with any Note subject to such assignment and the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained commitments and/or Loans hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note. Thereafter, such surrendered Note shall be marked cancelled and returned to the Borrower.

     (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any disclosure of any information marked or designated as confidential by the Borrower or any Guarantor, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of
Section 10.04.

     (g) The Borrower hereby agrees to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and to assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

     Section 10.04. Confidentiality. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) to any other person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(viii) to such Bank's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f).

     Section 10.05. Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent (including, but not limited to, the reasonable fees and disbursements of Chapman and Cutler, special counsel for the Agent, and any other counsel that the Agent shall retain), in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the syndication of the transactions contemplated hereby, the reasonable costs and fees of the Agent in connection with its monitoring of Inventory and publicity expenses (which publicity expenses shall not in the aggregate exceed $25,000) and all reasonable out-of-pocket expenses incurred by the Banks and the Agent in the enforcement or protection of the rights of any one or more of the Banks or the Agent in connection with this Agreement, the Notes, the Collateral or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent and, after the occurrence and during the continuation of an Event of Default, the reasonable fees and disbursements of any counsel for the Agent and each Bank incurred in connection with any such enforcement or protection of the Banks, rights hereunder (including, in the event that a Bank does not retain outside counsel, the allocable cost of any in-house counsel for such Bank). Such payments shall be made on the Closing Date and thereafter on demand. The Borrower hereby authorizes the Agent to charge the loan account or checking account of the Borrower for any amounts payable under this Section 10.05, without prior notice to the Borrower or any other Person. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     Section 10.06. Indemnity. The Borrower and each of the Guarantors agrees to indemnify and hold harmless the Agent, the Co-Agents and the Banks and their directors, counsel, officers, employees and agents (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by the Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities arising out of or resulting from the gross negligence or willful misconduct of such Indemnified Party.

     Section 10.07. Choice of Law. This Agreement and the Notes shall in all respects be construed in accordance with and governed by the laws of the State of Illinois applicable to contracts made and to be performed wholly within such state.

     Section 10.08. No Waiver. No failure on the part of the Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     Section 10.09. Extension of Maturity. Should any payment of principal of or interest on the Notes or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein provided.

     Section 10.10. Amendments, Etc. (a) No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification, amendment, waiver or consent shall without the written consent of the Bank or holder affected thereby
(x) increase the Commitment of a Bank, or (y) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce or extend the date of payment for any Fees payable hereunder or extend the maturity of the Borrower's obligations hereunder; and further provided that no such modification or amendment shall without the written consent of all of the Banks

(i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Banks, (ii) amend this Section 10.10 or the definition of Required Banks, (iii) permit Liens on Inventory (other than as expressly permitted under Section 6.01 of this Agreement as in effect on the Closing Date), (iv) release a material amount of Collateral (except in connection with a sale or other disposition permitted or required to be effected by the provisions hereof or of the Security Documents) or release any Guarantor from its obligations hereunder, (v) increase the advance rates set forth in the definition of "Borrowing Base" or (vi) amend, modify or waive any provisions of the Intercreditor Agreement. Notwithstanding the terms of this Section 10.10, if the terms of this Agreement permit the Agent to amend, waive or consent to any departures from, the terms of this Agreement, then the Agent may, without the consent or authorization of any or all of the Banks, exercise such rights to amend, waive or consent to the departure from, the term of this Agreement. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Bank, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

     (b) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Banks or of any particular Bank and such modification or amendment is agreed to by the Super-majority Banks, then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "Minority Banks") to provide for (w) the termination of the Commitment of each of the Minority Banks, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. Any Minority Bank which is replaced pursuant to this Section 10.10(b) shall be released from its obligations under this Agreement and shall be entitled to retain its pro rata share of all interest and fees for the period prior to its replacement (it being understood that the closing fee paid to each Bank on or before the Closing Date shall be deemed earned and nonrefundable on the Closing Date).

     Section 10.11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.12. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     Section 10.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     Section 10.14. Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as to letters or agreements referred to herein or as otherwise expressly provided herein with respect to that certain letter between the Agent and the Borrower referred to in Section 2.19 hereof.

     Section 10.15. Further Assurance. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     Section 10.16. Submission to Jurisdiction; Waiver of Jury Trial. Each of the Borrower and Guarantors hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each of the Borrower and Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that an such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Borrower, the Guarantors, the Agent and each Bank hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to any of the Loan Documents or the transactions contemplated thereby.

     In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                                     Carson Pirie Scott & Co.



                                     By: /s/
                                        ---------------------------------------
                                         Title:  Vice President
                                     331 West Wisconsin Avenue
                                     Milwaukee, Wisconsin  53203
                                     Telecopy:  (414) 347-5333
                                     Attention:  Charles J. Hansen

                                     Guarantors:

                                     CPS Holding Co.
                                     CPS Department Stores, Inc.
                                     Franklin Street Corporation
                                     Telegraph-120 Corporation
                                     1-29 S. State Street Corp.
                                     331 W. Wisconsin Avenue Corporation
                                     Carson Pirie Scott Insurance
                                       Services, Inc.
                                     CPS Hotel Management Services, Inc.
                                     Highland Avenue Corporation
                                     I-65 U.S. 30 Corp.
                                     Lathrop Avenue Corporation
                                     Lincoln Cicero Corporation
                                     Urbana Central Development Co.
                                     151 Mannheim Corp.
                                     P.A. Bergner & Co.


                                     By  /s/
                                       ----------------------------------------
                                         Title:  Vice President
                                     331 West Wisconsin Avenue
                                     Milwaukee, Wisconsin  53203
                                     Telecopy:  (414) 347-5333
                                     Attention:  Charles J. Hansen

     Accepted and Agreed to as of the day and year last above written.


Addresses and Amount of Commitments

Commitment:  $28,000,000             ABN AMRO Bank N.V., in its individual
                                      capacity as a Bank and as Agent

                                      By:  ABN AMRO North America, Inc.
                                           as agent for ABN AMRO Bank N.V.

Address for Notices:                       By /s/ Ryan D. Robinson
                                             ----------------------------------
ABN AMRO Bank N.V.                            Name  Ryan D. Robinson
135 South LaSalle Street                          -----------------------------
Chicago, Illinois  60674                      Title Vice President and Director
Attention:  Ryan Robinson                          ----------------------------
Telephone:  (312) 904-2979
Telecopy:  (312) 904-6376
                                           By /s/ David H. Hannah
with a copy to:                              ----------------------------------
                                              Name  David H. Hannah
ABN AMRO Bank N.V.                                -----------------------------
335 Madison Avenue                            Title Group Vice President and
New York, New York  10017                                   Director
Attention:  Linda Boardman                         ----------------------------
Telephone:  (212) 370-8509
Telecopy:  (212) 682-0364

Commitment:  $25,000,000                 Dresdner Bank AG, New York and Grand
                                           Cayman Branches

Address for Notices:                     By /s/ Thomas J. Nadramia
                                           ------------------------------------
Dresdner Bank AG                         Name   Thomas J. Nadramia
190 South LaSalle Street, Suite 2700         ----------------------------------
Chicago, Illinois  60603                 Title  Vice President
Attention:  Jeff Mumm                         ---------------------------------
Telephone:  (312) 444-1317
Telecopy:  (312) 444-1305
                                         By /s/ John W. Sweeney
                                           ------------------------------------
                                         Name   John W. Sweeney
                                             ----------------------------------
                                         Title  Assistant Vice President
                                              ---------------------------------

Commitment:  $25,000,000               The CIT Group/Business Credit, Inc.

Address for Notices:                   By /s/ Jon Oldham
                                         --------------------------------------
The CIT Group/Business Credit, Inc.    Name   Jon Oldham
1211 Avenue of the Americas                ------------------------------------
22nd Floor                             Title  Assistant Secretary
New York, New York  10036                   -----------------------------------
Attention:  Jon Oldham
Telephone:  (212) 536-1229
Telecopy:  (212) 536-1295

Commitment:  $12,000,000               Bank of Montreal

Address for Notices:                   By /s/ Lisa Donoghue
                                         --------------------------------------
Bank of Montreal                       Name   Lisa Donoghue
15 South LaSalle Street                    ------------------------------------
Chicago, Illinois  60603               Title  Director
Attention:     Erin M. Keyser               -----------------------------------
Telephone:  (312) 750-5943
Telecopy:  (312) 750-3783

Commitment:  $12,000,000                  The Bank of New York

Address for Notices:                      By /s/ Michael Flannery
                                            -----------------------------------
The Bank of New York                      Name   Michael Flannery
1 Wall Street                                 ---------------------------------
Retailing Industry Division, 8th Floor    Title  Vice President
New York, New York  10286                      --------------------------------
Attention:  Mike Flanery
Telephone:  (212) 635-7885
Telecopy:  (212) 635-1483

Commitment:  $12,000,000               Caisse Nationale de Credit Agricole

Address for Notices:                   By /s/ David Bouhl, F.V.P.
                                         --------------------------------------
Caisse Nationale de Credit Agricole    Name:  David Bouhl, F.V.P.
55 East Monroe Street, Suite 4700           -----------------------------------
Chicago, Illinois  60603               Title: Head of Corporate Banking
Attention:  Ray Falkenberg                             Chicago
Telephone:  (312) 917-7426                   ----------------------------------
Telecopy:  (312) 372-3724
                                       By
                                         --------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

Commitment:  $12,000,000                 First Bank (N.A.)

Address for Notices:                     By  /s/ Alan M. Holman
                                           __________________________
                                         Name    Alan M. Holman
                                             ________________________
First Bank (N.A.)                        Title   Vice President
201 West Milwaukee                            _______________________
Milwaukee, Wisconsin  53259-0911
Attention:  Alan M. Holman
Telephone:  (414) 227-5505
Telecopy:  (414) 227-5881

Commitment:  $12,000,000                 The First National Bank of Boston

Address for Notices:                     By  /s/ Peter L. Griswold
                                           _______________________________
                                         Name    Peter L. Griswold
                                             _____________________________
The First National Bank of Boston        Title   Director
100 Federal Street                            ____________________________
Mail Stop 01-09-05
Boston, Massachusetts  02110
Attention:  Peter Griswold
Telephone:  (617) 434-8312
Telecopy:  (617) 434-0630

Commitment:  $12,000,000               The Fuji Bank, Limited

Address for Notices:                   By  /s/ Peter L. Chinnici
                                          ________________________________
                                       Name    Peter L. Chinnici
                                           _______________________________
The Fuji Bank, Limited                 Title   Joint General Manager
225 West Wacker Drive, Suite 2000           ______________________________
Chicago, Illinois  60606
Attention:  Stephen Peca
Telephone:  (312) 621-9484
Telecopy:  (312) 621-0539

                                                                Exhibit A
                                                           to Revolving Credit
                                                          and Guaranty Agreement

                                Promissory Note

$_______________
                                                              ___________, _____

     For value received, Carson Pirie Scott & Co., an Illinois corporation (the "Borrower"), does hereby promise to pay to the order of _____________________ or its registered assignee under Section 10.03 of the Agreement hereinafter referred to (collectively, the "Bank"), at the office of ABN AMRO Bank N.V., 335 Madison Avenue, New York, New York 10017, _____________________________________
Dollars ($_______________) or the aggregate unpaid principal amount of all Loans (as defined in the Agreement hereinafter referred to) made by the Bank to the Borrower pursuant to the Agreement, whichever is less, in lawful money of the United States of America on the Final Maturity Date, as such term is defined in the Agreement, or such earlier date or dates and in such amounts as are required by such Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, as set forth in the Agreement.

     This note is one of the Notes referred to in that certain Revolving Credit and Guaranty Agreement (as amended, restated, modified and supplemented, the "Agreement") dated as of May 24, 1996, among the Borrower, the Guarantors named therein, the Bank and certain other banks (collectively, including the Bank, the "Banks"), ABN AMRO Bank N.V., as agent (the "Agent") and Dresdner Bank AG and The CIT Group/Business Credit, Inc., as Co-Agents (the "Co-Agents") for the Banks, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions specified therein. The obligations of the Borrower evidenced by this Note benefit from the Collateral (as defined in the Agreement).

     This Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                        Carson Pirie Scott & Co.

                                        By______________________________________
                                           Title:  Vice President

                                                                       EXHIBIT B


================================================================================





                              SECURITY AGREEMENT
                                  (BORROWER)


                           DATED AS OF MAY 24, 1996,



                                    BETWEEN



                           CARSON PIRIE SCOTT & CO.

                                      AND



                              ABN AMRO BANK N.V.,
                                   As Agent



================================================================================

                               TABLE OF CONTENTS

SECTION                           DESCRIPTION                               PAGE

SECTION 1.   DEFINITIONS OF TERMS USED HEREIN.................................1

SECTION 2.   SECURITY INTERESTS...............................................3

SECTION 3.   FURTHER ASSURANCES...............................................3

SECTION 4.   INSPECTION AND VERIFICATION......................................4

SECTION 5.   TAXES............................................................4

SECTION 6.   ASSIGNMENT OF SECURITY INTEREST..................................4

SECTION 7.   REPRESENTATIONS AND WARRANTIES...................................4

SECTION 8.   RECORDS OF ACCOUNTS RECEIVABLE...................................6

SECTION 9.   SUPPLEMENTAL DOCUMENTATION.......................................6

SECTION 10.  PROTECTION OF SECURITY...........................................6

SECTION 11.  CONTINUING OBLIGATIONS OF THE GRANTOR............................7

SECTION 12.  USE AND DISPOSITION OF COLLATERAL................................7

SECTION 13.  LIMITATION ON MODIFICATIONS OF ACCOUNTS RECEIVABLE...............7

SECTION 14.  COLLECTIONS......................................................7

SECTION 15.  REMEDIES UPON DEFAULT............................................8

Section 16.   Application of Proceeds.......................................  9

Section 17.   Locations of Collateral....................................... 10

Section 18.   Security Interest Absolute.................................... 11

Section 19.   No Waiver..................................................... 11

Section 20.   Agent Appointed Attorney-in-Fact.............................. 11

Section 21.   Agent's Fees and Expenses..................................... 11

Section 22.   Binding Agreement............................................. 11

Section 23.   Governing Law................................................. 12

Section 24.   Notices....................................................... 12

Section 25.   Severability.................................................. 12

Section 26.   Section Headings.............................................. 12

Section 27.   Counterparts.................................................. 12

Section 28.   Termination................................................... 12

                         SECURITY AGREEMENT (BORROWER)

     SECURITY AGREEMENT (the "Agreement") dated as of May 24, 1996, among CARSON PIRIE SCOTT & CO., an Illinois corporation (the "Grantor"), and ABN AMRO BANK N.V., as agent ("Agent") for each of the other financial institutions (the "Banks") from time to time party to the Revolving Credit and Guaranty Agreement dated as of May 24, 1996, among the Grantor, the guarantors named therein (the "Guarantors"), the Agent, the Banks and the Co-Agents named therein (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement").

     The Banks have agreed to extend Loans and other financial accommodations to the Grantor pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Banks to extend such Loans and other financial accommodations under the Credit Agreement is conditioned on the execution and delivery by the Grantor of a security agreement in the form hereof to secure the due and punctual payment and performance of all Obligations (including, without limitation, principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, the reimbursement obligation of the Grantor with respect to Letters of Credit, the due and punctual payment and performance of all obligations of the Grantor under this Agreement and the due and punctual payment and performance of all obligations of the Grantor and Guarantors under the Credit Agreement and any of the Security Documents) and all Hedging Liabilities (as hereinafter defined) (collectively, the "Secured Obligations").

     Accordingly, in consideration of the mutual promises, covenants, representations and warranties set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions of Terms Used Herein. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement. As used herein, the following terms shall have the following meanings:

          (a) "Accounts Receivable" shall mean (i) all of the Grantor's present and future accounts, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code as in effect in the State of Illinois ("ILUCC"), in each case arising out of the sale, lease or other disposition of Inventory, excluding all accounts, general intangibles, chattel paper and instruments sold or purported to be sold by the Grantor to Great Lakes pursuant to the Receivables Agreement and owned by Great Lakes (the "GLCC Receivables") (but including all rights of Grantor under the Credit Card Program Agreement dated February 4, 1996 (as amended, the "Credit Card Program Agreement") between Grantor and National Bank of the Great Lakes), (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Agent or any depository holding, receiving or to receive such moneys, securities or other property for the benefit of the Agent or the Lenders, in each case from or for the Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the deposits (general or special) of the Grantor, balances, sums and credits with, and all of the Grantor's claims against the Agent or any such depository at any time existing (including without limitation the Cash Collateral Account and the Concentration Account), (iii) all of the Grantor's right, title and interest, and all of the Grantor's rights, remedies, security and Liens, in, to and in respect of any accounts receivable (excluding GLCC Receivables) (but including all rights of Grantor under the Credit Card Program Agreement), including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to accounts receivable, deposits or other security for the obligation of any account debtor, and credit and other insurance, (iv) all of the Grantor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts receivable (including without limitation GLCC Receivables), including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any account receivable, and all returned, reclaimed or repossessed goods.

          (b) "Collateral" shall mean all (i) Accounts Receivable, (ii) Documents, (iii) General Intangibles, (iv) Inventory and (v) Proceeds.

          (c) "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral including, without limitation, all promissory notes and other instruments received by the Grantor in consideration for the sale of GLCC Receivables.

          (d) "General Intangibles" shall mean all of the Grantor's present and future general intangibles of every kind and description relating to Inventory (including, without limitation, all computer programs and other customer information used in connection with the sale, exchange, lease or other disposition of Collateral and all trademarks, tradenames and licenses used in connection with the sale, exchange, lease or other disposition of Collateral and the goodwill of the business symbolized thereby).

          (e) "Hedging Liability" shall mean any and all liabilities of the Grantor to any Bank arising under or in connection with any Interest Rate Hedging Agreement.

          (f) "Inventory" shall mean all of the Grantor's raw materials, work in process, finished goods and all other inventory (as such term is defined in the ILUCC), whether now owned or thereafter acquired, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto.

          (g) "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any payments or advances made or due to be made (whether in cash or non-cash consideration) to Grantor by Great Lakes under the Receivables Agreement

     (the "GLCC Payments") and any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by the Agent, any of the Banks and/or any agent thereof pursuant to any blocked account, deposit account, lockbox or similar arrangement relating to the payment of Accounts Receivable or other sales of Collateral. The Grantor and the Agent acknowledge and agree that the definition of Proceeds contained in this paragraph (f) includes, but is not limited to, property, assets and rights constituting "proceeds" under Section 9-306 of the ILUCC.

     Section 2. Security Interests. As security for the payment or performance, as the case may be, of the Secured Obligations, the Grantor hereby creates and grants to the Agent, its successors and its assigns, for the pro rata benefit of the Banks, their successors and their assigns, a security interest in the Collateral (the "Security Interest"). Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Grantor as debtor and the Agent as secured party.

      The Grantor agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

     The Grantor and the Agent acknowledge that the Grantor has entered into the Receivables Agreement, pursuant to which Great Lakes has agreed to purchase the GLCC Receivables. The Agent acknowledges the sale to Great Lakes of the GLCC Receivables pursuant to the terms of the Receivables Agreement and agrees that such GLCC Receivables and all proceeds thereof (other than the GLCC Payments) (the "GLCC Collateral") shall be excluded from the Security Interest in favor of the Agent.

     Section 3. Further Assurances. The Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions, including without limitation those which the Agent may from time to time request, for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. The Grantor agrees to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records relating to the Accounts Receivable owned

                                                                     EXHIBIT B-1


================================================================================



                              SECURITY AGREEMENT
                                  (Guarantor)


                           Dated as of May 24, 1996,


                                     AMONG


                          CPS DEPARTMENT STORES, INC.
       CPS HOLDING CO. (formerly known as Carson Pirie Scott & Company)
                          FRANKLIN STREET CORPORATION
                           TELEGRAPH-120 CORPORATION
                            1-29 S. STATE ST. CORP.
                      331 W. WISCONSIN AVENUE CORPORATION
                  CARSON PIRIE SCOTT INSURANCE SERVICES, INC.
                      CPS HOTEL MANAGEMENT SERVICES, INC.
                          HIGHLAND AVENUE CORPORATION
                              I-65 U.S. 30 CORP.
                          LATHROP AVENUE CORPORATION
                          LINCOLN CICERO CORPORATION
                        URBANA CENTRAL DEVELOPMENT CO.
                              151 MANNHEIM CORP.
                              P.A. BERGNER & CO.

                                      AND


                         ABN AMRO BANK N.V., as Agent


================================================================================

                               Table of Contents

Section                           Description                               Page

Section 1.   Definitions of Terms Used Herein.................................1

Section 2.   Security Interests...............................................3

Section 3.   Further Assurances...............................................4

Section 4.   Inspection and Verification......................................4

Section 5.   Taxes............................................................4

Section 6.   Assignment of Security Interest..................................4

Section 7.   Representations and Warranties...................................5

Section 8.   Records of Accounts Receivable...................................6

Section 9.   Supplemental Documentation.......................................7

Section 10.  Protection of Security...........................................7

Section 11.  Continuing Obligations of the Grantor............................7

Section 12.  Use and Disposition of Collateral................................7

Section 13.  Limitation on Modifications of Accounts Receivable...............7

Section 14.  Collections......................................................7

Section 15.  Remedies Upon Default............................................8


Section 16.   Application of Proceeds.........................................10

Section 17.   Locations of Collateral.........................................10

Section 18.   Security Interest Absolute......................................11

Section 19.   No Waiver.......................................................11

Section 20.   Agent Appointed Attorney-in-Fact................................11

Section 21.   Agent's Fees and Expenses.......................................11

Section 22.   Binding Agreement...............................................12

Section 23.   Governing Law...................................................12

Section 24.   Notices.........................................................12

Section 25.   Severability....................................................12

Section 26.   Section Headings................................................12

Section 27.   Counterparts....................................................12

Section 28.   Termination.....................................................12

                                     -ii-

                        SECURITY AGREEMENT (GUARANTOR)

     SECURITY AGREEMENT (this "Agreement") dated as of May 24, 1996, among CPS DEPARTMENT STORES, INC., a Delaware corporation, CPS HOLDING CO. (formerly known as Carson Pirie Scott & Company), a Delaware corporation, FRANKLIN STREET CORPORATION, an Indiana corporation, TELEGRAPH-120 CORPORATION, a Delaware corporation, 1-29 S. STATE ST. CORP., a Delaware corporation, 331 W. WISCONSIN AVENUE CORPORATION, a Delaware corporation, CARSON PIRIE SCOTT INSURANCE SERVICES, INC., an Illinois corporation, CPS HOTEL MANAGEMENT SERVICES, INC., a Delaware corporation, HIGHLAND AVENUE CORPORATION, a Delaware corporation, I-65 U.S. 30 CORP., an Indiana corporation, LATHROP AVENUE CORPORATION, a Delaware corporation, LINCOLN CICERO CORPORATION, a Delaware corporation, URBANA CENTRAL DEVELOPMENT CO., a Delaware corporation, 151 MANNHEIM CORP., a Delaware corporation and P.A. BERGNER & CO. (formerly known as The Chas V. Weise Co.), an Illinois corporation (individually and collectively, the "Grantor"), and ABN AMRO BANK N.V., as agent ("Agent") for each of the other financial institutions (the "Banks") from time to time party to the Revolving Credit and Guaranty Agreement dated as of May 24, 1996, among Carson Pirie Scott & Co. (formerly known as P.A. Bergner & Co.) (the "Borrower"), the guarantors named therein (collectively, the "Guarantors"), the Agent, the Banks and the Co-Agents named therein (as amended, modified or supplemented from time to time in accordance with its term, the "Credit Agreement").

     The Banks have agreed to extend Loans and other financial accommodations to the Borrower pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Banks to extend such Loans and other financial accommodations under the Credit Agreement is conditioned on the execution and delivery by the Grantor of a security agreement in the form hereof to secure the due and punctual payment and performance of all Obligations (including, without limitation, principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, the reimbursement obligation of the Borrower with respect to Letters of Credit, the due and punctual payment and performance of all obligations of the Grantor under this Agreement and the due and punctual payment and performance of all obligations of the Borrower and Guarantors under the Credit Agreement and any of the Security Documents) and all Hedging Liabilities (as hereinafter defined) (collectively, the "Secured Obligations").

     Accordingly, in consideration of the mutual promises, covenants, representations and warranties set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions of Terms Used Herein. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement. As used herein, the following terms shall have the following meanings:

          (a) "Accounts Receivable" shall mean (i) all of the Grantor's present and future accounts, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code as in effect in the State of Illinois ("ILUCC"), in each case arising out of the sale, lease or other disposition of Inventory, excluding all accounts, general intangibles, chattel paper and instruments sold or purported to be sold by the Grantor to Great Lakes pursuant to the Receivables Agreement and owned by Great Lakes (the "GLCC Receivables") (but including all rights of Grantor under the Credit Card Program Agreement dated February 4, 1996 (as amended, the "Credit Card Program Agreement") between Grantor and National Bank of the Great Lakes), (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Agent or any depository holding, receiving or to receive such moneys, securities or other property for the benefit of the Agent or the Lenders, in each case from or for the Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the deposits (general or special) of the Grantor, balances, sums and credits with, and all of the Grantor's claims against the Agent or any such depository at any time existing (including without limitation the Cash Collateral Account and the Concentration Account), (iii) all of the Grantor's right, title and interest, and all of the Grantor's rights, remedies, security and Liens, in, to and in respect of any accounts receivable (excluding GLCC Receivables) but including all rights of Grantor under the Credit Card Program Agreement, between Grantor and National Bank of the Great Lakes), including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to accounts receivable, deposits or other security for the obligation of any account debtor, and credit and other insurance, (iv) all of the Grantor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts receivable (including without limitation GLCC Receivables), including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any account receivable, and all returned, reclaimed or repossessed goods.

          (b) "Collateral" shall mean all (i) Accounts Receivable, (ii) Documents, (iii) General Intangibles, (iv) Inventory, and (v) Proceeds.

          (c) "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral including, without limitation, all promissory notes and other instruments received by the Grantor in consideration for the sale of GLCC Receivables.

          (d) "General Intangibles" shall mean all of the Grantor's present and future general intangibles of every kind and description relating to Inventory (including, without limitation, all computer programs and other customer information used in connection with the sale, exchange or other disposition of Collateral and all trademarks, tradenames and licenses used in connection with the sale, exchange, lease or other disposition of Collateral and the goodwill of the business symbolized thereby).

           (e) "Hedging Liability" shall mean any and all liabilities of the Borrower to any Bank arising under or in connection with any Interest Rate Hedging Agreement.

           (F) "Inventory" shall mean all of the Grantor's raw materials, work in process, finished goods and all other inventory (as such term is defined in the ILUCC), whether now owned or hereafter acquired, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto.

          (g) "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any payments or advances made or due to be made (whether in cash or non cash consideration) to Grantor by Great Lakes under the Receivables Agreement (the "GLCC Payments") and any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by the Agent, any of the Banks and/or any agent thereof pursuant to any blocked account, deposit account, lockbox or similar arrangement relating to the payment of Accounts Receivable or other sales of Collateral. The Grantor and the Agent acknowledge and agree that the definition of Proceeds contained in this paragraph (f) includes, but is not limited to, property, assets and rights constituting "proceeds" under
     Section 9-306 of ILUCC.

     Section 2. Security Interests. As security for the payment or performance, as the case may be, of the Secured Obligations, the Grantor hereby creates and grants to the Agent, its successors and its assigns, for the pro rata benefit of the Banks, their successors and their assigns, a security interest in the Collateral (the "Security Interest"). Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Grantor as debtor and the Agent as secured party.

     The Grantor agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

      The Grantor and the Agent acknowledge that the Borrower and CPS have entered into the Receivables Agreement, pursuant to which Great Lakes has agreed to purchase the GLCC Receivables. The Agent acknowledges the sale to Great Lakes of the GLCC Receivables pursuant to the terms of the Receivables Agreement and agrees that GLCC Receivables and all proceeds thereof (other than the GLCC Payments) (the "GLCC Collateral") shall be excluded from the Security Interest in favor of the Agent.

     Section 3. Further Assurances. The Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions, including without limitation those which the Agent may from time to time request, for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. The Grantor agrees to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps records relating to the Accounts Receivable owned by it and the location of any Collateral. The Grantor agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.


     Section 4. Inspection and Verification. The Agent and such persons as the Agent may designate shall have the right, at any reasonable time or times during the Grantor's usual business hours, and upon reasonable notice (which may be telephonic), to inspect the Collateral owned by the Grantor, all records related thereto (and to make extracts and copies from such records), and the premises upon which any such Collateral is located, to discuss the Grantor's affairs with the officers of the Grantor and its independent accountants and to verify under reasonable procedures the validity, amount, quality, value, and condition of or any other matter relating to, the collateral, including, after an Event of Default or an event which would, with the giving of notice or the lapse of time or both, constitute an Event of Default, in the case of Accounts Receivable or Collateral in the possession of a third person, contacting account debtors or a third person possessing such Collateral for the purpose of making such a verification. Subject to the provisions of Section 10.04 of the Credit Agreement, the Agent shall have the absolute right to share any information it gains from such inspection or verification with any or all of the Banks.

     Section 5. Taxes; Encumbrances. At its option, the Agent may discharge past due taxes, liens, security interests or other encumbrances at any time levied or places on the Collateral and not permitted under the Credit Agreement, and may pay for the maintenance and preservation of the collateral to the extent the Grantor fails to do so as required by the Credit Agreement, and the Grantor agrees to reimburse the Agent on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 5 shall be interpreted as excusing the Grantor from the performance of any covenants or other promises with respect to taxes, liens, security interests or other encumbrances and maintenances as set forth herein or in the Credit Agreement.

      Section 6. Assignment of Security Interest. If at any time the Grantor shall take and perfect a security interest in any property of an account debtor or any other person to secure payment and performance of an Account Receivable, the Grantor shall promptly assign such security interest to the Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the account debtor or other person granting the security interest.

     Section 7. Representations and Warranties. The Grantor represents and warrants to the Agent that:

          (a) Title and Authority. It has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

          (b) Filing. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral (and assignments for security with respect to trademarks, tradenames and other intellectual property, as the case may be) shall have been, or shall be delivered to the Agent in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Agent in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

          (c) Validity of Security Interest. The Security Interest constitutes a valid, legal and (upon the filing of the Uniform Commercial Code financing statements and the assignments for security referred to in
     Section 7(b) above) perfected first priority security interest in all of the Collateral for payment and performance of the Secured Obligations, except as otherwise permitted under the Credit Agreement and (with respect to priority) except as set forth in the Intercreditor Agreement.

          (d) Information Regarding Names. All trade names used to identify it in its business or in the ownership of its properties are identified on
     Schedule I hereto.

          (e) Absence of Other Liens. The Collateral is owned by it free and clear of any Lien of any nature whatsoever, except as granted pursuant to this Agreement, and as permitted by the Credit Agreement, and, except as provided by paragraph (b) of this Section 7, no financing statement has been filed, under the Uniform Commercial Code as in effect in any state or otherwise, covering any Collateral except as indicated on Schedule II to the Credit Agreement.

          (f) Additional Representations for Accounts Receivable. (i) All Accounts Receivable owned by the Grantor on the Closing Date constitute bona fide receivables arising in the ordinary course of business, the material amount of which is actually owing and payable to the Grantor in the ordinary course of business, subject to no defense, claim of disability, counterclaim or offset with respect thereto. All such Accounts Receivable, net of a bad debt reserve determined in accordance with generally accepted accounting principles consistently applied, and net of returns and discounts and allowances in the ordinary course of business, are collectible in accordance with their terms.

          (ii) Each Account Receivable arising after the Closing Date shall be on the date of its creation a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the customer therein named, for a fixed sum, to the extent set forth in the invoice relating thereto, with respect to a true sale and delivery upon the specified terms of goods sold by the Grantor, or work, labor and/or services theretofore rendered by the Grantor; no such Account Receivable is subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Grantor's business, and the Grantor has no reason to believe such Accounts Receivable will not be paid when due; none of the transactions underlying or giving rise to any such Account Receivable shall violate any applicable State or Federal laws or regulations, and all documents relating to any such Account Receivable are legally sufficient in all material respects under such laws or regulations and are (subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law)) legally enforceable in accordance with their terms; no agreement under which any deduction or offset of any kind, other than normal trade discounts and discounts granted by the Grantor in the ordinary course of its business in accordance with its historical practices, have been granted by the Grantor, at or before the time such Account Receivable was created, all documents and agreements relating to such Accounts Receivable are true and correct and in all respects what they purport to be; to the best of the Grantor's knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Accounts Receivable are genuine and all signatories and endorsers shall have full capacity to contract.

          (g) Survival of Representations and Warranties. All representations and warranties of the Grantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 28.

     Section 8. Records of Accounts Receivable. The Grantor shall keep or cause to be kept records of its Accounts Receivable which are accurate in all material respects. In addition, the Grantor will provide the Agent with such further schedules and/or information respecting each Account Receivable as the Agent may reasonably require.

     Section 9. Supplemental Documentation. In connection with the execution and delivery of this Agreement, the Grantor shall furnish or cause to be furnished to the Agent on or prior to the Closing Date a certificate, signed by a Responsible Officer of the Grantor dated the Closing Date, certifying that, as of the date of such certificate, all representations and warranties of the Grantor in Section 7 are true and correct in all material respects and that the Grantor is in compliance with all conditions, agreements and covenants to be observed or performed hereunder.

     Section 10. Protection of Security. The Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned by it against all persons and to defend the Security Interest of the Agent in such Collateral, and the priority thereof, against any adverse mortgage, pledge, security interest, Lien, charge or other encumbrance of any nature whatsoever except for Liens permitted pursuant to Section 6.01 of the Credit Agreement.

     Section 11. Continuing Obligations of the Grantor. The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Agent, and the Banks from any and all such liabilities.

     Section 12. Use and Disposition of Collateral. The Grantor shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral, or grant any security interest in the Collateral except for the Security Interest or as permitted under the third unnumbered paragraph of Section 2 hereof. The Grantor shall not make or permit to be made any transfer of any Collateral, except Inventory in the ordinary course of business, except as permitted under the third unnumbered paragraph of Section 2 hereof and as otherwise permitted by the Credit Agreement, and the Grantor shall remain at all times in possession of the Collateral owned by it other than transfers to the Agent pursuant to the provisions hereof and as otherwise provided in this Agreement, the Credit Agreement and/or the third unnumbered paragraph of Section 2 hereof.

     Section 13. Limitation on Modifications of Accounts Receivable. Upon the occurrence and during the continuance of an Event of Default, the Grantor will not, without the Agent's prior written consent, grant any extension of the time of payment of any of its Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business.

     Section 14. Collections. (a) All collections of Accounts Receivable, proceeds of the sale of other Collateral and other cash of the Grantor shall be deposited by the Grantor as described in Section 5.08 of the Credit Agreement and all of the foregoing shall at all times remain subject to the Security Interest granted herein.

     (b) Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right, as the true and lawful agent of the Grantor, with power of substitution for the Grantor and in the Grantor's name, the Agent's name or otherwise, for the use and benefit of the Agent and the Banks, subject to Section 2.10 of the Receivables Agreement and any rights of the "Collateral Agent" under the Receivables Agreement Documents, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) to send verifications of Accounts Receivable to any customer;
(v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral; (vii) to notify, or to require the Grantor to notify, the account debtors obligated on any or all of the Accounts Receivable to make payment thereof directly to the Agent; (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral; and (ix) to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any Bank to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or such Bank or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Bank or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Agent or any Bank in the absence of the gross negligence or willful misconduct of the Agent or such Bank. It is understood and agreed that the appointment of the Agent as the agent of the Grantor for the purposes set forth above in this Section 14 is coupled with an interest and is irrevocable. The provisions of this Section 14 shall in no event relieve the Grantor of any of its obligations hereunder or under the Credit Agreement with respect to the Collateral or any part thereof or impose any obligation on the Agent or any Bank to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Bank of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

     Section 15. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any or all of the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass (except for actual damage caused by the Agent's gross negligence or willful misconduct) to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     The Agent shall give the Grantor 10 days' written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the ILUCC) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 15, the Agent or any Bank may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and the Agent or any Bank may make payment on account thereof by using any claim then due and payable to the Agent or any such Bank from the Grantor as a credit against the purchase price, and the Agent or any such Bank may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     The rights and remedies of the Agent under this Section 15 shall be in addition to any rights and remedies of the Agent and/or any Bank under the Credit Agreement and any other Security Documents.

     Section 16. Application of Proceeds. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

     FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

     SECOND, pro rata to the payment in full of (i) principal and interest in respect of any Loans outstanding (pro rata as among the Banks in accordance with the amounts of the Loans made by them pursuant to the Credit Agreement) and (ii) all Hedging Liabilities owed by the Borrower to any Bank up to the Interest Rate Hedge Amount for each transaction;

     THIRD, to be retained by the Agent as cash collateral for any outstanding Letters of Credit pursuant to the terms of the Credit Agreement;

     FOURTH, pro rata to the payment in full of all Secured Obligations (other than those referred to above) owed to the Banks (pro rata as among the Banks in accordance with their respective outstanding Secured Obligations); and

     FIFTH, to the Grantor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

     Section 17. Locations of Collateral, Place of Business. (a) The Grantor hereby represents and warrants that all the Collateral is located at the locations listed on Schedule I hereto. The Grantor agrees not to establish, or permit to be established, any other location for the Collateral unless all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Credit Agreement to be made with respect to the Collateral have been made and the Agent has a valid, legal and perfected first priority security interest in the Collateral, except as set forth in Section 6.01 of the Credit Agreement.

     (b) The Grantor confirms that its chief executive office is located as indicated on Schedule I hereto. The Grantor agrees not to change, or permit to be changed, the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Credit Agreement to be made have been made and the Agent has a valid, legal and perfected first priority security interest, except as set forth in Section
6.01 of the Credit Agreement.

     Section 18. Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement, any Security Document, or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Grantor, any of the Guarantors or any other obligor in respect of the Secured Obligations or in respect of this Agreement.

     Section 19. No Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Agent and the Banks shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

     Section 20. Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, the Grantor hereby appoints the Agent the attorney-in-fact of the Grantor solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

     Section 21. Agent's Fees and Expenses. The Grantor shall be obligated to, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof. In addition, the Grantor indemnifies and holds the Agent and the Banks harmless from and against any and all liability incurred by the Agent or the Banks hereunder or in connection herewith, unless such liability shall be due to the gross negligence or willful misconduct of the Agent or the Banks, as the case may be. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

     Section 22. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement, except as contemplated by this Agreement or the Credit Agreement.

     Section 23. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

     Section 24. Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

     Section 25. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the remaining provisions contained herein shall not in any way be affected or impaired.

     Section 26. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     Section 27. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all or which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart which bears the signature of the Grantor shall have been delivered to the Agent.

     Section 28. Termination. This Agreement and the Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in cash, the Letters of Credit have been either terminated or collateralized pursuant to the terms of the Credit Agreement and the Banks have no further commitment to make any Loans under the Credit Agreement or issue or arrange for the issuance of Letters of Credit, at which time the Agent shall execute and deliver to the Grantor all Uniform Commercial Code termination statements and similar documents which the Grantor shall reasonably request to evidence such termination; provided, however, that all indemnities of the Grantor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

                        CPS DEPARTMENT STORES, INC.
                        CPS HOLDING CO.
                        FRANKLIN STREET CORPORATION
                        TELEGRAPH-120 CORPORATION
                        1-29 S. STATE ST. CORP.
                        331 W. WISCONSIN AVENUE CORPORATION
                        CARSON PIRIE SCOTT INSURANCE SERVICES,
                          INC.
                        CPS HOTEL MANAGEMENT SERVICES, INC.
                        HIGHLAND AVENUE CORPORATION
                        I-65 U.S. 30 CORP.
                        LATHROP AVENUE CORPORATION
                        LINCOLN CICERO CORPORATION
                        URBANA CENTRAL DEVELOPMENT CO.
                        151 MANNHEIM CORP.
                        P.A. BERGNER & CO.




                        By
                          ---------------------------------------
                          Name:
                          Title:




                        ABN AMRO BANK N.V., as Agent

                        By: ABN AMRO North America, Inc.,
                            as agent for ABN AMRO Bank N.V.

                            By
                               ----------------------------------
                               Name:
                               Title:


                            By
                               ----------------------------------
                               Name:
                               Title:

                                                                     EXHIBIT B-2

================================================================================








                           FORM OF PLEDGE AGREEMENT


                                     Among



                           CARSON PIRIE SCOTT & CO.,
                         CPS DEPARTMENT STORES, INC.,
                                  AS GRANTORS


                                      And

                              ABN AMRO BANK N.V.,
                                   AS AGENT










================================================================================

                               TABLE OF CONTENTS

SECTION                             HEADING                                 PAGE
1.    PLEDGE..................................................................1

2.    DELIVERY OF COLLATERAL..................................................2

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS...............................2

4.    REGISTRATION IN NOMINEE NAME; DENOMINATIONS.............................3

5.    VOTING RIGHTS; DIVIDENDS; ETC...........................................3

6.    SUPPLEMENTAL DOCUMENTATION..............................................4

7.    REMEDIES UPON EVENT OF DEFAULT..........................................5

8.    APPLICATION OF PROCEEDS OF SALE.........................................6

9.    AGENT APPOINTED ATTORNEY-IN-FACT........................................6

10.   NO WAIVER...............................................................7

11.   SECURITY INTEREST ABSOLUTE..............................................7

12.   AGENT'S FEES AND EXPENSES...............................................7

13.   TERMINATION.............................................................8

14.   NOTICES.................................................................8

15.   FURTHER ASSURANCES......................................................8

16.   BINDING AGREEMENT.......................................................8

17.   GOVERNING LAW...........................................................8

18.   SEVERABILITY........................................................... 8

19.   COUNTERPARTS........................................................... 9

20.   SECTION HEADINGS....................................................... 9

Signatures...................................................................10

                           FORM OF PLEDGE AGREEMENT

     Pledge Agreement dated as of May 24, 1996 among Carson Pirie Scott & Co. (formerly known as P.A. Bergner & Co.), an Illinois corporation (the "Borrower"), CPS Department Stores, Inc., a Delaware corporation ("CPS") (Borrower and CPS are each sometimes referred to herein as a "Grantor" and collectively as the "Grantors") and ABN AMRO Bank N.V., as agent (the "Agent"), for each of the other financial institutions (the "Banks") from time to time party to the Revolving Credit Agreement dated as of the date hereof, among the Borrower, CPS and the other guarantors named therein, the Co-Agents named therein, the Banks and the Agent (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     Whereas, substantially concurrently herewith, the Borrower, CPS, and each of the other Subsidiaries listed on the signature pages thereof, the Agent, the Banks and the Co-Agents referred to therein have entered into a Revolving Credit and Guaranty Agreement bearing even date herewith (the "Credit Agreement"); and

     Whereas, the Banks have agreed to extend Loans and other financial accommodations to the Borrower pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Banks to extend such Loans and other financial accommodations under the Credit Agreement is conditioned on the execution and delivery by the Grantors of a pledge agreement in the form hereof to secure the due and punctual payment and performance of all Obligations (including, without limitation, principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, the reimbursement obligation of the Borrower with respect to Letters of Credit and the due and punctual payment and performance of all other obligations of the Grantors under this Pledge Agreement and of the Grantors and the Guarantors under the Credit Agreement and any of the Security Documents) and all Hedging Liabilities (collectively, the "Secured Obligations").

     Now, Therefore, in consideration of the mutual promises, covenants, representations and warranties set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby amend and restate the Prior Pledge Agreement in its entirety, and hereby agree as follows:

     1. Pledge. As security for the payment and performance in full of the Secured Obligations, each Grantor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over, endorses over, and delivers unto the Agent, and grants to the Agent, for the benefit of the Banks, a security interest in, (a) the promissory notes, instruments and other obligations listed in Schedule I annexed hereto next to such Grantor's name (the "Initial Pledged Securities") and any additional promissory notes, instruments and other obligations of the obligor listed in Schedule I annexed hereto obtained in the future by any

Grantor (collectively, the Initial Pledged Securities together with all such additional promissory notes, instruments and other obligations pledged in the future and all other consideration paid by Great Lakes to any Grantor in connection with the purchase by Great Lakes of certain receivables and other property under the Receivables Agreement, the "Pledged Securities"), and (b) subject to Section 5 below, all proceeds of the Pledged Securities, including, without limitation, all cash, securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any of or all such Pledge Securities (the items referred to in clauses (a) and (b) being collectively called the "Collateral"). Upon delivery to the Agent, any securities now or hereafter included in the Collateral including, without limitation, the Pledged Securities (the "Securities Collateral") shall be accompanied by undated instruments of transfer satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request. Each delivery of Securities Collateral shall be accompanied by a Schedule showing a description of the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

     2. Delivery of Collateral. Each Grantor agrees to deliver promptly or cause to be delivered to the Agent any and all Securities Collateral, and any and all certificates or Other instruments or documents representing any of the Collateral (together with any necessary endorsement).

     3. Representations, Warranties and Covenants. Each Grantor hereby represents, warrants and covenants to and with the Agent that:

          (a) except for the security interest granted to the Agent, each Grantor (i) is and, subject to the provisions of the Credit Agreement, will at all times continue to be the direct owner, beneficially and of record, of the Collateral that it is pledging hereunder, (ii) subject to the provisions of Section 6.01 of the Credit Agreement, holds the Collateral that it is pledging hereunder free and clear of all Liens, charges, encumbrances and security interests of every kind and nature, (iii) will make no assignment, pledge, hypothecation, or subject to the provisions of the Credit Agreement, transfer of, or create any security interest in, the Collateral that it is pledging hereunder, and (iv) subject to Section 5, below, will cause any and all Collateral, whether for value paid by a Grantor or otherwise, to be forthwith deposited with the Agent and pledged or assigned hereunder;

          (b) each Grantor (i) has good right an legal authority to pledge the Collateral it is pledging hereunder in the manner hereby done or contemplated,
(ii) will not amend, modify or supplement any Collateral without the prior written consent of the Agent, nor forgive any Indebtedness evidence by any Collateral, and (iii) will defend its title or interest thereto or therein against any and all attachments, Liens, claims encumbrances, security interests or other impediments of any nature, however arising, of all persons whomsoever;

          (c) no consent or approval of any governmental body or regulatory authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

          (d) by virtue of the execution and delivery by each Grantor of this Agreement and the delivery of all Securities Collateral, the Agent will obtain a valid and perfected first Lien upon and security interest in the Collateral as security for the repayment of the Secured Obligations, prior to all other Liens and encumbrances thereon and security interests therein;

          (e) the pledge effected hereby is effective to vest in the Agent the rights of the Agent in the Collateral as set forth herein; and

          (f) at the date hereof, the Initial Pledged Securities constitutes all of the issued and outstanding instruments, promissory notes and obligations of Great Lakes held by, or in favor of, a Grantor.

All representations, warranties and covenants of the Grantors contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 13 hereof.

     4. Registration in Nominee Name; Denominations. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right (in its sole and absolute discretion with prior notice to the Grantors) to transfer to or to register the Securities Collateral in its own name or the name of its nominee. In addition, the Agent shall at all times have the right to exchange the certificates representing Securities Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

     5. Voting Rights; Dividends; etc. (a) Unless and until an Event of Default under the Credit Agreement or an event (a "Default") which, with the giving of notice or the lapse of time or both, would constitute an Event of Default shall have occurred and be continuing:

          (i) Each Grantor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Credit Agreement provided that such action would not materially and adversely affect the rights inuring to the Agent or the Banks under this Agreement or the Credit Agreement or materially and adversely affect the rights and remedies of the Agent or the Banks under this Agreement or the Credit Agreement or the ability of the Agent or the Banks to exercise the same.

          (ii) The Agent shall execute and deliver to the Grantors, or cause to be executed and delivered to the Grantors, all such proxies, powers of attorney, and other instruments as the Grantors may reasonably request for the purpose of enabling the Grantors to exercise the voting and/or consensual rights and powers which they are entitled to exercise pursuant to subparagraph (i) above.

          (iii) All cash distributions with respect to the Collateral shall be applied by the Grantors as required under Section 5.08 of the Credit Agreement. Any and all

               a.  noncash distributions,

               b. stock or distributions paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, and

               c. instruments, securities, other distributions in property, return of capital, capital surplus or paid-in surplus or other distributions made on or in respect of Collateral (other than distributions permitted by this Section 5(a)(iii)), whether resulting from a subdivision, combination, reclassification or restructuring of the outstanding obligations of the issuer of any Collateral or received in exchange for Collateral or any part thereof, or in redemption thereof, shall be and become part of the Collateral, and, if received by the Grantor, shall not be commingled by any Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent and the Banks and shall be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement).

     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Grantor to receive any distributions which such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 5 shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to receive and retain such distributions. All distributions which are received by any Grantor contrary to the provisions of this Section 5(b) shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Agent pursuant to the provisions of this Section 5 shall be retained by the Agent in an account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 9 hereof.

     (c) Upon the occurrence and during the continuance of an Event of Default or a Default, all rights of any Grantor to exercise the voting and consensual rights and power which it is entitled to exercise pursuant to Section 5(a)(i) shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

     6. Supplemental Documentation. In connection with the execution and delivery of this Agreement each Grantor shall furnish or cause to be furnished to the Agent on or prior to the Closing Date a certificate signed by a Responsible Officer of such Grantor dated the

Closing Date, certifying that, as of the date of such certificate, all representations and warranties of such Grantor in Section 3 hereof are true and correct and that such Grantor is in compliance with all conditions, agreements and covenants to be observed or performed hereunder.

     7. Remedies upon Event of Default. If an Event of Default shall have occurred and be continuing, the Agent may sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     The Agent shall give the applicable Grantor 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in Illinois) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 7, ABN AMRO Bank N.V. ("ABN AMRO") or any Bank may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and ABN AMRO or any such Bank may make payment on account thereof by using any claim then due and payable to ABN AMRO or any such Bank from such Grantor as a credit against the purchase price, and ABN AMRO or any such Bank may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof;

the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     8. Application of Proceeds of Sale. The proceeds of any sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

          FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Grantors and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder.

          SECOND, pro rata to the payment in full of (i) principal and interest in respect of any Loans outstanding (pro rata as among the Banks in accordance with the amounts of the Loans made by them pursuant to the Credit Agreement) and (ii) all liabilities owed by the Borrower to any Bank for any interest rate swap, cap, collar or floor transaction under any Interest Rate Hedging Agreement up to the Interest Rate Hedge Amount for each such transaction;

          THIRD, to be retained by the Agent as cash collateral for any outstanding Letters of Credit pursuant to the terms of the Credit Agreement;

          FOURTH, pro rata to the payment in full of all Secured Obligations (other than those referred to above) owed to the Banks (pro rata as among the Banks in accordance with their respective outstanding Secured Obligations); and

          FIFTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.


          9. Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, each Grantor hereby appoints the Agent its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right to endorse checks, drafts, orders and other instruments for the payment of money payable to the applicable Grantor representing any interest or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, with full power of substitution either in the Agent's name or in the name of such Grantor, to ask for, demand, sue for, collect, receive receipt and give acquittance for any and all moneys due or to become due and under and by virtue of any Collateral, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that noting herein contained shall be construed as requiring or obligating the Agent, ABN AMRO or the other Banks to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, ABN AMRO or the other Banks, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent. ABN AMRO or the other Bank or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Agent or the other Banks in the absence of the gross negligence or wilful misconduct of the Agent, ABN AMRO or the other Banks.

     10. No Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and all not exclusive of any other remedies provided by law. The Agent and the Banks shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

     11. Security Interest Absolute. All rights of the Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or in respect of this Agreement.

     12. Agent's Fees and Expenses. The Grantors shall be jointly and severally obligated to, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of the Agent hereunder or
(iv) the failure by any Grantor to perform or observe any of the provisions hereof. In addition, the Grantors indemnify, jointly and severally, and hold the Agent and the Banks harmless from and against any and all liability incurred by the Agent or the Banks hereunder or in connection herewith, unless such liability shall be due to the gross negligence or wilful misconduct of the Agent or the Banks, as the case may be. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

     13. Termination. This Agreement shall terminate when all the obligations have been fully and indefeasibly paid in cash, all outstanding letters of credit have been cash collateralized pursuant to the terms of the Credit Agreement and the Banks have no further commitment to make any Loans or arrange for the issuance of any Letters of Credit under the Credit Agreement, at which time the Agent shall reassign and deliver to the Grantors, or to such person or persons as the Grantors shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise still be held by it hereunder, together with appropriate instruments of reassignment and release; provided, however, that all indemnities of the Grantors contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement. Any such reassignment shall be without recourse to or warranty by the Agent and at the expense of the Grantors.

     14. Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

     15. Further Assurances. Each Grantor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights and remedies hereunder.

     16. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Grantor shall be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (EXCEPT CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

     18. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which Shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart which bears the signature of the Grantors shall have been delivered to the Agent.

     20. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.

     In Witness Whereof, the parties hereto have duly executed this Pledge Agreement as of the day and year first above written.

                        Carson Pirie Scott & Co.



                        By
                          ---------------------------------
                            Name:
                            Title:


                        CPS Department Stores, Inc.



                        By
                          ---------------------------------
                            Name:
                            Title:



                        ABN AMRO Bank, N.V., as Agent



                        By: ABN AMRO North America, Inc.,
                            as agent for ABN AMRO Bank N.V.

                            By
                              ---------------------------------
                                Name:
                                Title:

                            By
                              ---------------------------------
                                Name:
                                Title:

                                  Schedule I
                              To Pledge Agreement

                 Obligor            Description of Collateral

                                                                     Exhibit B-3

================================================================================









                        Form of Security Agreement and
                             Mortgage--Trademarks




                                     Among




                           Carson Pirie Scott & Co.,
                           -------------------------
                                  as Grantor




                                      And




                              ABN AMRO Bank N.V.,
                                   as Agent









================================================================================

                            SECURITY AGREEMENT AND
                             MORTGAGE--TRADEMARKS

   SECURITY AGREEMENT AND MORTGAGE--TRADEMARKS (this "Agreement") made this 24th day of May, 1996 among Carson Pirie Scott & Co. an Illinois corporation (the "Grantor"), having an office at 331 W. Wisconsin Avenue, Milwaukee, Wisconsin 53203 and ABN AMRO BANK N.V., having an office at 135 South LaSalle Street, Chicago, Illinois 60674-9135 (together with its successors and assigns, the "Agent"), as agent for the other financial institutions (the "Banks") from time to time party to the Credit Agreement (as hereinafter defined). The Agent in such capacity is herein referred to as the "Secured Party."

   WHEREAS, the Grantor has adopted the terms and designs described in Schedule A annexed hereto and made apart hereof;

   WHEREAS, substantially concurrently herewith, the Borrower, CPS, and each of the other Subsidiaries listed on the signature pages thereof, Secured Party, the Banks and the Co-Agents referred to therein have entered into a Revolving Credit and Guaranty Agreement bearing even date herewith (the "Credit Agreement"); and

   WHEREAS, it is a condition to the making of any Loans or extensions of any other financial accommodations to the Grantor pursuant to the Credit Agreement that this Agreement be executed and delivered by the Grantor.

   NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby amend and restate the Prior Trademark Security Agreement in its entirety, and hereby agree as follows:

   IT IS AGREED that, for and in consideration of the Loans and other financial accommodations to be made under the Credit Agreement and other good and valuable consideration, the receipt of which is hereby acknowleged, and as collateral security for the due and punctual payment and performance of all Obligations (including, without limitation, principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, the due and punctual payment and performance of all obligations of the Grantor under this Agreement and the due and punctual payment and performance of all present and future obligations of the Grantor and the Guarantors under the Credit Agreement and of the Grantor and the Guarantor under any of the Security Documents) and Hedging Liabilities (as hereinafter defined)(collectively, the "Secured Obligations"), the Grantor does hereby mortgage to and pledge with the Secured Party, and grant to the Secured Party for the ratable benefit of the Banks a security interest in, all of its right, title and interest in and to (i) each of the Trademarks (as hereinafter defined), the goodwill of the business symbolized by each of the Trademarks and each of the registrations described in Schedule A; and (ii) any and all third parties for infringement of the Trademarks and all royalties arising from any of the foregoing (collectively, the "Collateral").

     1. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning set forth in the Credit Agreement. As used in this Agreement, unless the context otherwise requires:

     "Trademarks" shall mean (i) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, in each case relating to inventory (including relating to or used in connection with the sale, lease or other disposition of inventory) whether now existing or hereafter adopted or acquired and all right, title and interest therein and thereto, (ii) all registrations and recordings of the property and/or rights described in the foregoing clause (i), including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Grantor, including, but not limited to, those registered trademarks and any applications therefor described in Schedule A annexed hereto and made a part hereof (the "Registered Trademarks"), and (iii) all reissues, extensions or renewals thereof and all licenses thereof.

     2. The Grantor hereby represents, warrants, covenants and agrees as follows:

          (a) To the knowledge of the Grantor, the Grantor has good and marketable title to the Registered Trademarks in the United States for the goods and services covered by the registrations thereof and such registrations are valid and subsisting and in full force and effect.

          (b) The Grantor will perform all acts and execute all documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, substantially in the form of Exhibit 1 hereof, upon the prior written request of the Secured Party at any time to evidence, perfect, maintain, record and enforce the Secured Party's interest in the Registered Trademarks or otherwise in furtherance of the provisions of this Agreement, and the Grantor hereby authorizes the Secured Party to execute and file one or more continuation statements (and similar documents) or copies thereof or of this Security Agreement with respect to the Registered Trademarks signed only by the Secured Party, to the extent permitted by applicable law.

          (c) The Grantor will promptly pay the Secured Party for any and all reasonable sums, costs, and expenses which the Secured Party may pay or incur pursuant to the provisions of this Agreement or in enforcing the Secured Obligations, the Collateral or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges, travel, and reasonable attorneys' fees, all of which together with interest at the highest rate then payable on the Secured Obligations shall be part of the Secured Obligations and be payable on demand.


          (d) In no event shall the Grantor, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or (ii) file any assignment of any Trademark, which the Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless the Grantor shall, on or prior to the date of such filing, notify Secured Party thereof, and, upon request of the Secured Party, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Secured Party may request to evidence the Secured Party's interest in such Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Secured Party its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Secured Obligations are paid in full and the Commitment under the Credit Agreement is terminated.

          (e) The Grantor has the right and power to make the assignment for collateral security and to grant the security interest herein granted; and the Registered Trademarks are not now, and at all times hereafter will not be, subject to any Liens, mortgages, assignments, security interests or encumbrances of any nature whatsoever, except in favor of the Secured Party and as permitted under Section 6.01 of the Credit Agreement, and to the best knowledge of the Grantor none of the Registered Trademarks is subject to any claim.

          (f) Except to the extent that the Secured Party, upon prior written notice from the Grantor, shall consent, the Grantor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or Lien upon, encumber, grant an exclusive or non-exclusive license, or otherwise dispose of any of the Collateral, and nothing in this Agreement shall be deemed a consent by the Secured Party to any such action except as expressly permitted herein or in the Credit Agreement.

          (g) As of the date hereof neither the Grantor nor any Affiliate or Subsidiary thereof has any Trademarks registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedule A hereto.

          (h) The Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each application and registration of the Registered Trademarks, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

          (i) The Grantor assumes all responsibility and liability arising from the use of the Trademarks, and the Grantor hereby indemnifies and holds the Secured Party and the Banks harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted or sold by the Grantor (or any Affiliate or Subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by the Grantor (or any Affiliate or Subsidiary thereof). The Grantor agrees that Secured Party and the Banks do not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by the Grantor, and the Grantor hereby indemnifies and holds the Secured Party and the Banks harmless with respect to any and all claims by any person relating thereto.

          (j) The Secured Party may, in its sole discretion, pay any amount or do any act required of the Grantor hereunder or requested by the Secured Party to preserve, defend, protect, maintain, record or enforce the Grantor's obligations contained herein, the Secured Obligations, the Collateral, or the right, title and interest granted Secured Party herein, and which the Grantor fails to do or pay, and any such payment shall be deemed an advance by the Secured Party to the Grantor and shall be payable on demand together with interest at the highest rate then payable on the Secured Obligations.

          (k) The Grantor agrees that it shall not assert any claims under Title 15, Section 1114 of the United States Code with respect to Secured Party's use or license of the Collateral.

     3. Upon the occurence and during the continuance of an Event of Default, in addition to all other rights and remedies of Secured Party, whether under law, the Credit Agreement or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently, without (except as provided herein) notice to, or consent by, the Grantor, Secured Party shall have the following rights and remedies, subject to its obligations under the Uniform Commercial Code as in effect in the State of
Illinois: (a) Secured Party may use any or all of the Collateral in connection with the exercise of remedies under the Credit Agreement and/or the Security Documents with respect to inventory of the [Grantor, Borrower and CPSDS] and/or any of the Guarantors, (b) Secured Party may license the Collateral to a purchaser of a material portion of the inventory of the Grantor [Borrower] or any of the Guarantors in connection with the exercise of remedies under the Credit Agreement and/or the Security Documents (such license to be solely for the purpose of use in connection with the sale of inventory) and (c) Secured Party shall be entitled to use the Registered Trademarks in connection with the collection of Credit Card Receivables. Secured Party agrees that at the end of Secured

Party's use or license of the Collateral as described above, Secured Party shall reassign all of its rights in the Collateral to the Grantor, without representation, warranty or recourse of any kind. In order to implement the license of any of the Collateral pursuant to subparagraph 3(b) hereof, Secured Party may, at any time, pursuant to the authority granted in the Powers of Attorney described in paragraph 4 hereof, execute and deliver on behalf of the Grantor, one or more instruments of license of the Trademarks (or any application or registration thereof), in form suitable for filing, recording or registration in any country. The Grantor agrees to pay when due all reasonable costs incurred in any such license of the Trademarks, including any taxes, fees and reasonable attorneys' fees, and all such costs shall be added to the Secured Obligations. Secured Party may apply the proceeds actually received from any such license to the costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party, and then to the Secured Obligations, in the order set forth in the Security Agreement; and the Grantor shall remain liable and will pay Secured Party on demand any deficiency remaining, together with interest thereon at a rate equal to the highest rate then payable on the Secured Obligations and the balance of any expenses unpaid. Nothing herein contained shall be construed as requiring Secured Party to take any such action at any time. In the event of any such license of the Collateral, or any of it, after the occurrence or continuation as hereinabove provided of an Event of Default, the Grantor shall supply its know how and expertise relating to the manufacture and sale of the products bearing or in connection with the Trademarks, to Secured Party or its designee.

     4. Concurrently with the execution and delivery hereof, the Grantor is executing and delivering to Secured Party, in the form of Exhibit 2 hereto, five originals of a Power of Attorney for the implementation of the license of the Trademarks pursuant to paragraph 3(b) hereof, and the Grantor hereby releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by Secured Party under the powers of attorney granted herein, other than actions taken or omitted to be taken solely through the gross negligence or willful misconduct of Secured Party.

     5. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement and executed by the party to be charged. This Agreement shall be binding upon the successors, assigns or other legal representatives of the Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, assigns or other legal representatives. THIS AGREEMENT, THE OBLIGATIONS AND THE COLLATERAL SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF ILLINOIS. The Grantor hereby submits to the nonexclusive jurisdiction of the courts of the State of Illinois or of the United States of America for the Northern District of Illinois in any action or proceeding arising under this Agreement. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

     6. All notices, requests, demands or other communications provided for herein shall be in writing and shall be given in the manner provided in the Credit Agreement.

     IN WITNESS WHEREOF, the Grantor and Secured Party have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        [GRANTOR]


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                        ABN AMRO BANK N.V., as Agent

                                        By: ABN AMRO North America, Inc.,
                                            as agent for ABN AMRO Bank N.V.

                                            By
                                              ------------------------------
                                                Name:
                                                Title:

                                            By
                                              ------------------------------
                                                Name:
                                                Title:

                       SCHEDULE A TO SECURITY AGREEMENT

                                  TRADEMARKS

I.   PENDING APPLICATIONS

II.  REGISTRATIONS

       TRADEMARK                APPLICATION NO.                  FILING DATE

                       SCHEDULE B TO SECURITY AGREEMENT

                                   LICENSES

                                     None

                                                                    Exhibit 1 to
                                                              Security Agreement

                            ASSIGNMENT FOR SECURITY
                                 (TRADEMARKS)

     WHEREAS,___________________________, a[n] [Illinois] [Delaware] corporation (herein referred to as "Assignor"), has adopted, used and is using the trademarks listed on the annexed Schedule 2-A, which trademarks are registered in the United States Patent and Trademarks Office (the "Trademarks");

     WHEREAS, Assignor is obligated to ABN AMRO Bank N.V. and the other banks and other financial Institutions (the "Banks") party to the Revolving Credit and Guaranty Agreement, dated as of the date hereof (as the same may be amended, modified or supplemented in accordance with its terms, the "Credit Agreement"), among Assignor, certain other parties, the Co-Agents referred to therein, the Banks and ABN AMRO Bank N.V., as agent for the Banks (in it capacity as agent herein, referred to as "Assignee") and Assignor has entered into a Security Agreement and Mortgage-Trademarks (as amended, modified or supplemented in accordance with its terms, the "Agreement")in favor of Assignee; and

     WHEREAS, pursuant to the Agreement, Assignor has assigned as collateral security to Assignee and granted to Assignee a security interest in, and mortgage on, all right, title and interest of Assignor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof (the "Collateral"), to secure the payment, performance and observance of the Secured Obligations, as defined in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby further assign unto Assignee and grant to Assignee a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

     Assignor does hereby further acknowledge and affirm that the rights and remedies of Assignee with respect to the assignment for collateral security, security interest in and mortgage on the Collateral made and granted hereby are subject to the terms, provisions and restrictions set forth in the Agreement.

     Assignee's address is 135 South LaSalle Street, Chicago, Illinois
60674-9135.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the ________ day of ____________, 1996.


                                        [ASSIGNOR]


                                        By: _________________________________
                                            Name:
                                            Title:

                    SCHEDULE 1-A TO ASSIGNMENT FOR SECURITY

                                  TRADEMARKS

I.   PENDING APPLICATIONS

II.  REGISTRATIONS

        TRADEMARK               APPLICATION NO.                 FILING DATE

                                                                    Exhibit 2 to
                                                              Security Agreement


                           SPECIAL POWER OF ATTORNEY


STATE OF ------------- )
                       ) SS.:
COUNTY OF ------------ )



     KNOWN ALL MEN BY THESE PRESENTS, THAT _________________, a[n] [Illinois] [Delaware] corporation, with its principal office at (hereinafter called "Assignor"), hereby appoints and constitutes ABN AMRO Bank N.V., as Agent (hereinafter called "Assignee") under the Security Agreement hereinafter referred to, its true and lawful attorney, with full power of substitution, and with full power and authority to perform the following acts on behalf of Assignor for the purposes of carrying out the Security Agreement:

          1. For the purpose of licensing all right, title and interest of Assignor in and to any trademarks, trade names, trade styles and service marks, and all registrations, recordings, reissues, extensions and renewals thereof, and all pending applications therefor, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of license or other papers necessary or advisable to effect such purpose;

          2. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as Assignee may in its sole discretion determine.

     This power of attorney is made pursuant to a Security Agreement and Mortgage -- Trademarks, dated the date hereof (as amended, modified and supplemented, the "Security Agreement"), between Assignor and Assignee and takes effect solely for the purposes of paragraph 3(b) thereof, is subject to the conditions thereof and restrictions contained therein and may not be revoked until the payment in full of all "Secured Obligations" as defined in such Security Agreement and the termination of the Credit Agreement (as such term is defined in the Security Agreement).

Dated: _________________, ____
                                             [ASSIGNOR]


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

STATE OF ----------- )
                     )SS.:
COUNTY OF ---------- )



     On this _______ day of ____________________________, 1996, before me personally appeared _________________, to me known, who, being by me duly sworn, did depose and say that he resides at ______________________________ and that he is _______________________ of _______________, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed pursuant to authority of the Board of Directors of said corporation, and that he signed his name thereto pursuant to such authority.




                                                     ---------------------------
                                                             Notary Public

                                   EXHIBIT C



                  See Documents 12, 13 and 14 of transcript.

                                                                 Exhibit D
                                                            to Revolving Credit
                                                          and Guaranty Agreement

                          Borrowing Base Certificate

INVENTORY AS OF                                              _____________, ____


Calculation Of Eligible Retail Value
Current Inventory at retail                                                                                                 _______
"12-Month Historic Rolling Markdown Percentage"/Markdown                                                       ____%*      (_______)
Damaged and defective goods and other ineligibles                                                                          (_______)
Return to vendor                                                                                                           (_______)
                                                                                                                       -------------
Eligible Retail Value of Inventory                                                                                          _______
Retail advance rate                                                                                            40.0%#
Borrowing availability from Retail Value of Inventory
                                                                                                                       =============

Calculation of Book Value of Inventory
Current cost value of Inventory                                                                                             _______
Special goods                                                                                                              (_______)
Damaged and defective goods and other ineligibles adjusted to cost                                                         (_______)
Return to vendor adjusted to cost                                                                                          (_______)
                                                                                                                       ------------
Eligible Book Value of Inventory                                                                                            _______
Cost advance rate                                                                                              60.0%#
Borrowing availability from Book Value of Inventory
                                                                                                                       =============

Borrowing Base Calculation
Least of Eligible Book Value of Inventory, Eligible Retail Value of Inventory and $150,000,000**                            _______

Borrowing Base (must not exceed line cap)                                                                                   _______

Direct Borrowings                                                                                                           _______
Documentary Letters of Credit                                                                                               _______
Standby Letters of Credit                                                                                                   _______
                                                                                                                       ------------
Interest Rate Hedge Amount                                                                                                  _______
                                                                                                                       ------------

Total Liabilities                                                                                                          (_______)
Net Availability (including Clean Up provisions)                                                                            _______


The undersigned hereby represents and warrants that to the best of my knowledge, this is a correct statement regarding the status of inventory owned by Carson Pirie Scott & Co. and its subsidiaries (which specifically excludes, without limitation, all inventory consigned to the Borrower) and that the figures set forth herein are accurate. The undersigned understands that your loans to the Borrower will be based upon your reliance on the information contained herein.

Capitalized terms used by not defined herein shall have the meaning assigned thereto in the Revolving Credit and Guaranty Agreement dated as of May 24, 1996 as amended from time to time.

Carson Pirie Scott & Co.

_______________________________________
Designated Officer

*Greater of 17% or 12-Month Historic Rolling Markdown Percentage
#From the definition of Borrowing Base
**From October 1 through and including November 30 of each calendar year, Eligible Retail Value shall control.

                                                                Exhibit E
                                                           to Revolving Credit
                                                          and Guaranty Agreement

                           Assignment and Acceptance

                        Dated: ________________, ______

      Reference is made to the Revolving Credit and Guaranty Agreement dated as of May 24, 1996 (as restated, amended, modified, supplemented and in effect from time to time, the "Credit Agreement"), among Carson Pirie Scott & Co., an Illinois corporation (the "Borrower"), CPS Department Stores, Inc., the Guarantors named therein, the Banks named therein, ABN AMRO Bank N.V., as agent for the Banks (the "Agent") and the Co-Agents named therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

      1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement respecting those, and only those, credit facilities contained in the Credit Agreement as are set forth on Schedule I (the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule I.

      2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or of any Collateral, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower (including the Guarantors) or any Guarantor of any of its obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note held by it evidencing the Assigned Facilities and requests that the Agent exchange such Note for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and a new Note or Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (including the Intercreditor Agreement), together with copies of the financial statements referred to in Section 3.04 thereof, (or if later the most recent financial statements delivered pursuant to Section 5.01 thereof,) and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees to be bound by the terms of the Credit Agreement and the other Loan Documents (including the Intercreditor Agreement); (vi) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vii) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty; and (viii) has supplied the information requested on the administrative questionnaire attached hereto as Schedule A.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with a processing and recordation fee of $3,000, for acceptance by it and recording by the Agent pursuant to Section
10.03 of the Credit Agreement, effective as of the Effective Date (which Effective Date shall, unless otherwise agreed to by the Agent, be at least five Business Days after the execution of this Assignment and Acceptance).

      5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

      6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement provided that Assignor hereby represents and warrants that the restrictions set forth in Section 10.03 of the Credit Agreement pertaining to the minimum amount of assignments have been satisfied.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     In Witness Whereof, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule I hereto.

                    Schedule I to Assignment and Acceptance
            Respecting the Revolving Credit and Guaranty Agreement,
                        dated as of May 24, 1996, among
                    Carson Pirie Scott & Co., the Guarantors
                    named therein, the Banks named therein,
                       ABN AMRO Bank N.V., as Agent, and
                          the Co-Agents named therein

Legal Name of Assignor:
Legal Name of Assignee:

Effective Date of
 Assignment:

                                       Percentage Assignment (to at least
Principal                              8 decimals) shown as a percentage
Amount                                 of aggregate principal amount of
Assigned                               all Banks



$
 -----------------------------               ----------------------

Accepted:


ABN AMRO Bank N.V.,                   --------------------------------------,
  as Agent                             as Assignor

By:                                    By:
   ------------------------------         ----------------------------------,
   Name:                                  Name:
   Title:                                 Title:



   ------------------------------      -------------------------------------,
    as Fronting Bank                    as Assignee

By:                                    By:
   ------------------------------          ---------------------------------,
   Name:                                   Name:
   Title:                                  Title:


   ------------------------------
    as Fronting Bank

By:
   ------------------------------
   Name:
   Title:


                                                                      Schedule A

                          Administrative Questionnaire

                $150,000,000 Revolving Credit Facility Agreement

Note to Banks:                         Please forward this completed form as
                                       soon as possible to Ryan Robinson of ABN
                                       AMRO Bank N.V. via telecopier to (312)
                                       904-6376


                                       Please type all information

Agent:                                 ABN AMRO Bank N.V.
                                       135 South LaSalle Street
                                       Chicago, Illinois  60674

Contacts:

Operational Contact:

Telex:                                 NY:               Answerback:

Telecopier:

Full Legal Name of your Bank:
                                       ----------------------------------

Exact name of signing officer:
                                       ----------------------------------
Title of signing officer:
                                       ----------------------------------

Business address for delivery of
  execution copies of credit
  agreement (Please do not use
  P.O. Box address; hand
  deliveries cannot be made.):
                                       ----------------------------------

                                       ----------------------------------

Signing officer's phone no.:
                                       ----------------------------------

Alternate officer contact:
                                       ----------------------------------
Alternate officer's phone no.:
                                       ----------------------------------


                          Primary Contact Information

These contacts are for critical notification (drawdowns, repayments, rate setting, etc.)
Bank Name:
                                          -------------------------------
Address:
                                          -------------------------------
Primary Contact:
                                          -------------------------------
Title and Department:
                                          -------------------------------
Phone Number:
                                          -------------------------------
Primary Telecopier:
                                          -------------------------------
Alternate  Telecopier:
                                          -------------------------------
Primary Telex/Answerback:
                                          -------------------------------

                         Alternate Contact Information

Alternate Contact:                        -------------------------------

Title and Department:                     -------------------------------

Phone Number:                             -------------------------------

Primary Telecopier:                       -------------------------------

Alternate  Telecopier:                    -------------------------------

Primary Telex/Answerback:                 -------------------------------

                        General Operational Information

Wire Instructions to your bank:           Bank Name:
                                                     -------------------------
                                          Dept.:
                                                     -------------------------
                                          ABA #:
                                                     -------------------------
                                          A/C #:
                                                     -------------------------
                                          Attn:
                                                     --------------------------
                                          Ref:
                                                     --------------------------

Telex information:                        Contact Name(s):
                                                          ---------------------

                                          Number:
                                                 ------------------------------

                                          Answerback:
                                                      --------------------------

If any changes are made to the above information please notify by telecopier to
                                          and

     Movement of funds: to us: Wire Fed Funds to:

                               ABN AMRO Bank N.V.
                               135 South LaSalle Street
                               Chicago, IL  60674
                               Attention:
                                          ---------------
                               Reference:
                                          ---------------

                                                                 Exhibit F
                                                           to Revolving Credit
                                                          and Guaranty Agreement

                           Form of Settlement Report

     Pursuant to Section 2.27 of the Revolving Credit and Guaranty Agreement dated as of May 24, 1996 (the "Loan Agreement"; terms defined in the Loan Agreement and not otherwise defined herein being used herein as therein defined) among Carson Pirie Scott & Co. (the "Borrower"), certain Guarantors, the financial institutions party thereto from time to time (the "Banks"), ABN AMRO Bank N.V., as agent for the Banks (the "Agent"), and the Co-Agents party thereto, the Agent hereby delivers this Report to the Banks for the ____________________, _____ Settlement Date.



     1.  Principal amount of Loans
         outstanding as of Settlement
         Date (before settlement)
         (a)    [Insert Bank Name]              $__________________________

         (b)    [Insert Bank Name]              $__________________________

         (c)    [Insert Bank Name]              $__________________________

         (d)    [Insert Bank Name]              $__________________________

         (e)    [Insert Bank Name]              $__________________________

         (f)    [Insert Bank Name]              $__________________________

         (g)    Total                           $__________________________



     2.  Principal amount of Loans
         outstanding as of next
         preceding Settlement Date
         (after settlement on such date)


         (a)    [Insert Bank Name]              $__________________________

         (b)    [Insert Bank Name]              $__________________________

         (c)    [Insert Bank Name]              $__________________________

         (d)    [Insert Bank Name]              $__________________________

         (e)    [Insert Bank Name]              $__________________________

         (f)    [Insert Bank Name]              $__________________________

         (g)    Total                           $__________________________



     3.  Commitment Amount of each Bank
         (line l(g) x Commitment
         Percentage)

         (a)    [Insert Bank Name]              $__________________________

         (b)    [Insert Bank Name]              $__________________________

         (c)    [Insert Bank Name]              $__________________________

         (d)    [Insert Bank Name]              $__________________________

         (e)    [Insert Bank Name]              $__________________________

         (f)    [Insert Bank Name]              $__________________________


     4.  Excess (shortfall) of each
         Bank's Commitment Amount over
         its outstandings


         (a)    [Insert Bank Name] (line 3(a)
                minus line l(a))                $__________________________

         (b)    [Insert Bank Name] (line 3(b)
                minus line l(b))                $__________________________

         (c)    [Insert Bank Name] Credit
                (line 3(c) minus
                line l(c))                      $__________________________

         (d)    [Insert Bank Name] (line 3(d)
                minus line l(d))                $__________________________

         (e)    [Insert Bank Name] (line 3(e)
                minus line 1(e))                $__________________________

         (f)    [Insert Bank Name] (line
                3(f) minus line 1(f))           $__________________________

     5.  Each Bank for which an excess (a positive dollar amount) is shown in item 4 shall pay an amount equal to such excess to the Agent for payment by the Agent to each Bank for which a shortfall (a negative dollar amount) is shown in item 4 to the extent of such shortfall.

                                     ABN AMRO Bank N.V., as Agent.

                                     By:
                                        ----------------------------------
                                     Name:
                                          --------------------------------
                                     Title:
                                           -------------------------------

                                                                   Schedule I to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                             Permitted Investments


-----------------------------------------------------------------------------------------------------------------
                                                                            Shares in          Shares
                                                 Balance Sheet Dollar       Certificate        in Street
Investments and Notes Receivable                 Value If Appropriate       Form               Name
-----------------------------------------------------------------------------------------------------------------
The Associated Merchandising Corporation
          Class A                                                                        1
          Class B                                                                      616
-----------------------------------------------------------------------------------------------------------------
Carter Hawley Hale Stores, Inc.                                                         10             2
-----------------------------------------------------------------------------------------------------------------
Chicago 21 Corporation                                                                 250
-----------------------------------------------------------------------------------------------------------------
Commonwealth Capital Fund, Inc.                                                      7,961
-----------------------------------------------------------------------------------------------------------------
Credit Bureau of Springfield, Inc.                                                      10
-----------------------------------------------------------------------------------------------------------------
Crowley Milner Co.                                                                                     2
-----------------------------------------------------------------------------------------------------------------
County Seat Debenture                                      10,850,000
-----------------------------------------------------------------------------------------------------------------
Danville Industrial Park, Inc.
         Common Stock                                                                   20
         Preferred Stock                                                                20
-----------------------------------------------------------------------------------------------------------------
Dayton Hudson Corporation                                                               20
-----------------------------------------------------------------------------------------------------------------
Dean Witter Discover & Co.                                                               3
-----------------------------------------------------------------------------------------------------------------
Dearborn Park Corporation                                                            2,250
-----------------------------------------------------------------------------------------------------------------
Dillard Department Stores, Inc.                                                                       24
-----------------------------------------------------------------------------------------------------------------
Federated Department Stores, Inc.                                                        1
-----------------------------------------------------------------------------------------------------------------
Friendly City Improvement Corporation                                                   62
-----------------------------------------------------------------------------------------------------------------
Greatbanc, Inc.
          Common                                                                       875
          Class B                                                                      337
-----------------------------------------------------------------------------------------------------------------
J. C. Penney                                                                            20             4
-----------------------------------------------------------------------------------------------------------------
Kewanee, Inc.                                                                           30
-----------------------------------------------------------------------------------------------------------------
The May Department Stores Company                                                       62            10
-----------------------------------------------------------------------------------------------------------------
Mercantile Stores Company, Inc.                                                         30             5
-----------------------------------------------------------------------------------------------------------------
The Neiman-Marcus Group, Inc.                                                           10
-----------------------------------------------------------------------------------------------------------------
North Milwaukee Bancshares, Inc.                                                     1,500
-----------------------------------------------------------------------------------------------------------------
New Perspective Fund                                           54,384
-----------------------------------------------------------------------------------------------------------------
Payless Shoe Service, Inc.                                                               4
-----------------------------------------------------------------------------------------------------------------
Randhurst Corporation                                                                  300
-----------------------------------------------------------------------------------------------------------------
Sears, Roebuck and Co.                                                                  10             1
-----------------------------------------------------------------------------------------------------------------
Strawbridge and Clothier
          Common                                                                        23             3
          Series A Common Stock                                                          8
-----------------------------------------------------------------------------------------------------------------
Venture Stores                                                                           3
-----------------------------------------------------------------------------------------------------------------
Wal-mart Stores, Inc.                                                                                128
-----------------------------------------------------------------------------------------------------------------

                                                                  Schedule II to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                                Permitted Liens


Schedule 6.01 is incorporated here by reference.

                                                                Schedule 3.07 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996


                        Litigation; Compliance with Law

  None.

                                                                Schedule 3.11 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996


           Chief Executive Office and Store and Collateral Locations


Chief Executive Office

The chief executive office of the Borrower and the Guarantors is 331 West Wisconsin Avenue, Milwaukee, Wisconsin 53203.

Store and Collateral Locations

Store Name                   Collateral Owned By       Bank Name and Account No.
--------------------------------------------------------------------------------
Aurora                       Carson Pirie Scott &      LaSalle National Bank
970 N. Lake                  Co. (Own)                 acct. no. 23-0038-7
Aurora, IL 60506

Bay Shore                    Carson Pirie Scott &      First Bank, Milwaukee
5800 N. Port Washington Rd.  Co. (Lease)               acct. no. 1-823-2272-9977
Milwaukee, WI 53217

Bloomington/Eastland Mall    Carson Pirie Scott &      First of America Champion
1601 Empire St.              Co. (Ground Lease)        acct. no. 02-09-80000
Bloomington, IL 61701

Bradley                      CPS Department Stores,    First of America
1602 N. Field Square State   Inc. (Lease)              acct. no. 82752601
 Rd.
Route 50
Bourbonnais, IL 60914

Brookfield                   Carson Pirie Scott &      First Bank Milwaukee
15875 W. Bluemound Rd.       Co. (Own)                 acct. no. 1-823-2272-9977
Brookfield, WI 53005

Brookfield Furniture         Carson Pirie Scott &      First Bank Milwaukee
                             Co. (Lease)               acct. no. 1-823-2272-9977

Champaign                    Carson Pirie Scott &      First of America
2000 N. Neil St.             Co. (Lease)               acct. no. 108-839
Champaign, IL 61820

Cherryvale                   Carson Pirie Scott &      First of America
#3 Mall at Cherryvale        Co. (Own)                 acct. no. 73-300-2585-4
Perryville & Harrison
Rockford, IL 61112

Chicago Ridge                CPS Department          LaSalle National Bank
9800 S. Ridgeland Ave.       Stores, Inc. (Lease)    acct. no. 22-7300-8
Chicago, IL 60415

Colonial Village             Carson Pirie Scott &    Amcore Bank
1364 S. Alpine Rd.           Co. (Lease)             acct. no. 8-697-203
Rockford, IL 61108

East Towne                   Carson Pirie Scott &    Bank One, Madison
121 East Towne Mall          Co. (Own)               acct. no. 0736-6055
Madison, WI 53704

Edens Plaza                  CPS Department          LaSalle National Bank
3200 Lake Ave.               Stores, Inc. (Own)      acct. no. 22-7300-8
Wilmette, IL 60091

Edens Furniture Gallery      CPS Department          LaSalle National Bank
3232 Lake Avenue, Suite 330  Stores, Inc. (Lease)    acct. no. 22-7300-8
Wilmette, IL 60091

Evergreen                    CPS Department          LaSalle National Bank
9700 South Western Ave.      Stores, Inc. (Lease)    acct. no. 22-7300-8
Evergreen Park, IL 60652

Ford City                    CPS Department          LaSalle National Bank
7601 S. Cicero Ave.          Stores, Inc. (Lease)    acct. no. 22-7300-8
Chicago, IL 60652

Hickory Point Mall           Carson Pirie Scott &    First National Bank of
U.S. 51 Marian One           Co. (Ground Lease)      Decatur
Forsyth, IL 62523                                    acct. no. 00241-06101

Galesburg                    Carson Pirie Scott &    Norwest Bank
1150 W. Carl Sandburg Dr.    Co. (Lease)             acct. no. 00241-60101
Galesburg, IL 61401

Gateway                      CPS Department          LaSalle National Bank
120 South Riverside Plaza    Stores, Inc. (Lease)    acct. no. 22-7300-8
Chicago, IL 60606

Grand Avenue                 Carson Pirie Scott &    First Bank Milwaukee
331 W. Wisconsin Avenue      Co. (Own)               acct. no. 1-823-2272-9977
Milwaukee, Wisconsin 53203

Green Bay                    Carson Pirie Scott &    Bank One, Green Bay
301 Adams Street             Co. (Own)               acct. no. 0627-4969
Green Bay, WI 54301

Harlem/Irving                CPS Department          LaSalle National Bank
4200 North Harlem Ave.       Stores, Inc. (Lease)    acct. no. 22-7300-8
Norridge, IL 60634

Hawthorne                    CPS Department          LaSalle National Bank
3 Hawthorne Center           Stores, Inc. (Lease)    acct. no. 22-7300-8
Vernon Hills, IL 60061

Hillside                     CPS Department          LaSalle National Bank
101 N. Wolf Road             Stores, Inc. (Lease)    acct. no. 22-7300-8
Hillside, IL 60162

Hillside Credit Facility     CPS Department          None
101 N. Wolf Road             Stores, Inc. (Lease)
Hillside, IL 60162

Janesville                   Carson Pirie Scott &    Heritage Bank Rock County
2500 Milton Ave.             Co. (Lease)             acct. no. 809414
Janesville, IL 53545

Joliet                       Carson Pirie Scott &    LaSalle National Bank
3340 Mall Loop Dr.           Co. (Own)               acct. no. 23-0038-7
Joliet, IL 60435

Lakehurst                    CPS Department          LaSalle National Bank
100 Lakehurst Center         Stores, Inc. as         acct. no. 22-7300-8
Waukegan, IL 60085           beneficial owner.
                             Legal title with
                             CT&T as Land Trustee

LaSalle/Peru                 Carson Pirie Scott &    LaSalle National Bank
51 North & Wenzel Rd.        Co. (Lease)             acct. no. 114856401
Peru, IL 61354

Lincolnwood                  CPS Department          LaSalle National Bank
3333 W. Touhy                Stores, Inc. (Lease)    acct. no. 22-7300-8
Lincolnwood, IL 60645

Machesny Park                Carson Pirie Scott &    First of America
8790 N. 2nd                  Co. (Own)               acct. no. 73-3002585-4
Machesny Park, IL 61115

Matteson                     CPS Department          LaSalle National Bank
300 Lincoln Mall             Stores, Inc. (Lease)    acct. no. 22-7300-8
Matteson, IL 60443

Mayfair                      Carson Pirie Scott &    First Bank Milwaukee
2400 N. Mayfair Rd.          Co. (Own)               acct. no. 1-823-2272-9977
Milwaukee, WI 53226

Merchandise Mart             CPS Department          LaSalle National Bank
222 Merchandise Mart         Stores, Inc. (Lease)    acct. no 22-7300-8
Chicago, IL 60654

Michigan City                CPS Department          First Citizens Bank
Marquette Mall               Stores, Inc. (Ground    acct. no. 0072-73364
Michigan City, IN 46360      Lease)

Naperville Furniture         CPS Department Stores,   LaSalle National Bank
1835 Jefferson Avenue        Inc. (Lease)             acct. no. 22-7300-8
Naperville, IL 60540

North Towne                  Carson Pirie Scott &     Amcore Bank
3600 N. Main St.             Co. (Lease)              acct. no. 8-697-203
Rockford, IL 61103

Northridge                   Carson Pirie Scott &     First Bank, Milwaukee
7700 W. Brown Deer Rd.       Co. (Own)                acct. no. 1-823-2272-9977
Milwaukee, WI 53223

North Riverside              CPS Department Stores,   LaSalle National Bank
7505 W. Cermak Road          Inc. (Lease)             acct. no. 22-7300-8
North Riverside, IL 60546

Orland Square                CPS Department Stores,   LaSalle National Bank
4 Orland Square              Inc. (Lease)             acct. no. 22-7300-8
Orland Park, IL 60462

Pekin                        Carson Pirie Scott &     Norwest
3500 Court St.               Co. (Lease)              acct. no. 520-01-47-125
Pekin, IL 61554

Quincy                       Carson Pirie Scott &     Town & Country Bank
33rd & Broadway              Co. (Own bldg. with      acct. no. 425214
Quincy, IL 62301             Ground Lease)

Randhurst                    Carson Pirie Scott &     LaSalle National Bank
999 N. Elmhurst Rd.          Co. (Lease)              acct. no. 23-0038-7
Mount Prospect, IL 60056

Racine                       Carson Pirie Scott &     Bank One, Racine
5500 Durand Avenue           Co. (Own)                acct. no. 2061-4031
Racine, WI 53406

River Oaks                   CPS Department Stores,   LaSalle National Bank
146 River Oaks               Inc. (Lease)             acct. no. 22-7300-8
Calumet City, IL 60409

Rockford DC                  Carson Pirie Scott &     None
4650 Shepherd Trail          Co. (Own)
Rockford, IL 61103

Rochester                    CPS Department Stores,   First Bank, Rochester
Miracle Mile Shopping        Inc. (Lease)             acct. no. 420-1035843
 Center
Rochester, MN 55901

St. Charles                  CPS Department Stores,   LaSalle National Bank
3850 E. Main                 Inc. (Lease)             acct. no. 22-7300-8
St. Charles, IL 60174

Schaumburg Furniture         CPS Department Stores,   LaSalle National Bank
830 E. Golf Road             Inc. (Lease)             acct. no. 22-7300-8
Schaumburg, IL 60173

Sheridan Village             Carson Pirie Scott &     Norwest
4125 N. Sheridan Rd.         Co. (Lease)              acct. no. 520-01-47-125
Peoria, IL 61614

Southlake                    CPS Department Stores,   First of America
1995 Southlake Mall          Inc. (Lease)             acct. no. 73-3002582-1
Merrillville, IN 46410

Southridge                   Carson Pirie Scott &     First Bank, Milwaukee
5300 S. 76th Street          Co. (Own)                acct. no. 1-823-2272-9977
Greendale, WI 53129

Spring Hill                  Carson Pirie Scott &     LaSalle National Bank
4000 Spring Hill Mall        Co. (Own)                acct. no. 23-0038-7
Dundee, IL 60118

State Street                 CPS Department Stores,   LaSalle National Bank
One South State Street       Inc. (Own/Lease) owns    acct. no. 22-7300-8
Chicago, IL 60603            parcels generally as
                             beneficial owner.
                             Legal owner is CT&T
                             under Land Trust

Sterling                     Carson Pirie Scott &     First Bank South at
2900 E. Lincolnway           Co. (Lease)              Sterling
Sterling, IL 61081                                    acct. no. 010-270-9

Stratford Square             CPS Department Stores,   LaSalle National Bank
4 Stratford Square           Inc. (Lease)             acct. no. 22-7300-8
Bloomingdale, IL 60108

West Towne                   Carson Pirie Scott &     Bank One, Madison
215 West Towne Mall          Co. (Own bldg. with      acct. no. 0736-6063
Madison, WI 53719            ground lease)

White Oaks                   Carson Pirie Scott &     First of America
2501 W. Wabash               Co. (Lease)              acct. no. 053-732
Springfield, IL 62704

Woodmar                      CPS Department Stores,   First of America
6600 Indianapolis Blvd.      Inc. (Lease)             acct. no. 73-3002582-1
Hammond, IN 46320

Yorktown                     CPS Department Stores,   LaSalle National Bank
230 Yorktown Rd.             Inc. (Lease)             acct. no. 22-7300-8
Lombard, IL 60148

Yorktown Furniture Store     CPS Department Stores,   LaSalle National Bank
2 Yorktown Mall              Inc. (Lease)             acct. no. 22-7300-8
Lombard, IL 60148

                                                                Schedule 3.15 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                                     Taxes


      Taxing Authority        Tax Period    Return Type            Status
--------------------------------------------------------------------------------
Internal Revenue Service        2/3/96   Corporate Income  Extended to 10/15/96
Indiana Dept. of Revenue        2/3/96   Corporate Income  Extended to 11/15/96
Minnesota Dept. of Revenue      2/3/96   Corporate Income  Extended to 11/15/96
Illinois Dept. of Revenue       2/3/96   Corporate Income  Extended to 11/15/96
Wisconsin Dept. of Revenue      2/3/96   Corporate Income  Extended to 11/15/96

Tax Sharing and Indemnification Agreement dated December 4, 1989 among CPS Holding Co., County Seat Stores, Inc., C.S.S. Merger Corp., and County Seat Holdings, Inc.

                                                                Schedule 3.16 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                             Employee Benefit Plans


Reportable Event Filing of September 19, 1991 to PBGC regarding the August 23, 1991 filing of petitions for reorganization by P. A. Bergner & Co. (now named Carson Pirie Scott & Co.) and related entities under Chapter 11 of the Bankruptcy Code.

Form 5310 Filing of March 15, 1993 to the Internal Revenue Service regard the transfer of assets and liabilities from the P. A. Bergner & Co. to Dial Co. Pension Plan.

Central States Southeast and Southwest Pension Fund claim withdrawal liability was satisfied in accordance with the Fourth Amended Joint Plan of Reorganization of P. A. Bergner & Co. Holding Company and related debtors, which was consummated as of October 29, 1993.

                                                                Schedule 3.19 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                                  Subsidiaries

                                                       State of Incorporation or
                                                    Jurisdiction of Organization
--------------------------------------------------------------------------------
1-29 S. State St. Corp.                                        Delaware
151 Mannheim Corp.                                             Delaware
331 W. Wisconsin Avenue Corporation                            Delaware
Bergner Credit Corporation                                     Delaware
Bergner Finance Corporation                                    Delaware
Carson Pirie Scott Insurance Services, Inc.                    Illinois
CPS Acquisition Corp.                                          Delaware
CPS Department Stores, Inc.                                    Delaware
CPS Hotel Management Services, Inc.                            Delaware
CPS Holding Co.                                                Delaware
DH Restaurants, Inc.                                           Delaware
Franklin Street Corporation                                    Indiana
Great Lakes Credit Corp.                                       Delaware
Highland Avenue Corporation                                    Delaware
I-65 U.S. 30 Corp.                                             Indiana
Kenneth Widmerpool & Co.                                       Delaware
Lathrop Avenue Corporation                                     Delaware
Lincoln Cicero Corporation                                     Delaware
National Bank of the Great Lakes                               United States
P.A. Bergner & Co.                                             Illinois
Telegraph-120 Corporation                                      Delaware
Urbana Central Development Company                             Delaware

                                                                Schedule 3.22 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                   Permits, Licenses, Approvals, and Consents


None.

                                                                Schedule 3.23 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                      Credit Criteria Collection Policies


See the attached Credit Card Guidelines, which are incorporated here by reference.

                           CARSON PIRIE SCOTT & CO.

                BERGNER'S, BOSTON STORE AND CARSON PIRIE SCOTT

                            CREDIT CARD GUIDELINES

                               TABLE OF CONTENTS

                               JANUARY 31, 1996

                                          PAGE NUMBER

ACCOUNT TYPES                                   1

MINIMUM PAYMENTS                              2-3

ACCOUNT SOLICITATION                            4

UNDERWRITING AND AUTHORIZATION PROCESS          5

BILLING PROCEDURES                              6

CREDIT SYSTEM                                   7

COLLECTION DEPARTMENT PROCEDURES                8

AGING AND WRITE-OFF POLICIES                    9

CUSTOMER EXCHANGES AND RETURNS                 10

                               CREDIT PLAN TYPES

CPS - CARSON PIRIE SCOTT
PAB - BERGNER'S & BOSTON STORE

Both CPS and PAB offer revolving credit accounts. Six payment plans are available. Plans are selected by entering a plan code at the Point of Sale
(POS).  As of August, 1992, payment terms for both CPS and PAB are uniform.

OPTION PLAN
-----------

Any type of purchase may be made on an Option Plan. A minimum payment of 5% of the new balance is required. Option Plan balances account for the majority of the portfolio.

CONVENIENT INSTALLMENT PLAN (CIP)
---------------------------------

CIP is available when the total sales ticket is $250 or greater. A fixed payment of 4.166% of the Highest New Balance is required.

TABLETOP PLAN
-------------

The Tabletop Plan is available for purchases of china, crystal, silver and other special "tabletop" items with a minimum sales ticket amount of $250. A fixed minimum payment of 4.166% of the Highest New Balance is required. No finance charge is assessed as long as the account is current. If the account becomes delinquent, a finance charge is assessed each month until the account is brought current. This plan is currently not being actively marketed.

3 MONTH ZIP AND 12 MONTH ZIP
----------------------------

Two Zero Interest Plans (ZIP) are offered; a 3 month ZIP and a 12 month ZIP. The terms are similar to the Tabletop Plan except that the minimum payment is 1/3rd of the highest new balance on a 3 month ZIP and 1/12th of the highest new balance on a 12 month ZIP. Minimum sales ticket amounts are required for both plans; currently $300 for 12 month ZIP and $100 for 3 month ZIP.

DEFERRED BILLING
----------------

Both CPS and PAB offer deferred billing programs which are tied to the sale of big ticket merchandise and special event type of sales programs such as women's coats. Deferred billing events require management approval. Minimum sales ticket amounts are required for deferred plans. Billing and finance charge accruals are deferred for a period of 3 to 4 months. Deferred balances comprise an average of 6% - 7% of the total portfolio. Deferred billing is limited to use on the Option Plan only.

                           MINIMUM PAYMENT SCHEDULES



Following are minimum monthly payment schedules by Plan type:


REGULAR 30 DAY PLAN
-------------------

Total balance due within 30 days of billing.


OPTION PLAN
-----------

New Balance                     Minimum Payment Due

Up to $10.00                         New Balance
$10.01 to $200.00                    $10.00
$200.01 and above          5% of the New Balance rounded up
                           to nearest dollar


CONVENIENT INSTALLMENT PLAN (CIP)
---------------------------------

New Balance                     Minimum Payment Due

Up to $10.00                         New Balance
$10.01 to $250.00                    $10.00
Over $250.00               4.166% of Highest New CIP Balance
                           rounded up to the nearest dollar

TABLETOP PLAN
-------------

Highest New Balance              Minimum Payment Due

Up to $250.00                         $10.00
Over $250.00               4.166% of the Highest New Balance
                           rounded up to the nearest dollar

3 MONTH ZERO INTEREST PLAN (3 MONTH ZIP)
----------------------------------------

Highest New Balance             Minimum Payment Due

Up to $100.00                         $33.00
Over $100.00               1/3 of Highest new Balance rounded up
                           to nearest dollar


12 MONTH ZERO INTEREST PLAN (12 MONTH ZIP)
------------------------------------------

Highest New Balance             Minimum Payment Due

Up to $250.00                         $20.00
Over $250.00                1/12 of Highest New Balance rounded up
                            to nearest dollar

                              ACCOUNT SOLICITATION

TAKE ONE APPLICATIONS
---------------------

We offer Take One applications in all our stores. They are located at all wrap desks, service desks and common traffic areas. Customers complete the application and mail it to us at their convenience.

INSTANT CREDIT
--------------

We offer instant credit to those customers with a major credit card or department store credit card and acceptable photo identification. The application is completed at Point of Sale and called into New Accounts by the sales associate. Processing time is approximately 3 minutes.

PRE-APPROVED MAILINGS
---------------------

This type of solicitation is geared towards customers that are highly responsive to mail offers - new movers, mail order buyers, professionals, magazine subscriber, etc. Lists of names from these sources are obtained, pre-screened using credit bureau data to remove higher risk individuals and assigned a line of credit as determined by the various levels of pre-screened criteria. The prospect is then mailed an invitation to accept their pre-approved charge account. These responses are key entered into the New Account System for duplicate/fraud detection.

PRE-APPROVED TELEMARKETING
--------------------------

Target specific lists of credit worthy prospects are put together in a manner similar to that described with pre-approved mailing. These new credit customer prospects are then telemarketed.

NEW RESIDENTS
-------------

Lists derived from National Change of Address (NCOA), postal and county records of people who have just changed addresses are assembled and then pre-screened. These individuals are then extended offers of credit with an invitation to visit the store nearest to their new residence. Typically this program has the highest response and activation, of all outside solicitations.

COLLEGE MAILING
---------------

Periodically we send pre-approved (pre-screen) mailings to undergraduates (juniors and seniors only) and graduate students. The credit limit extended is small and manageable. These programs give the students an opportunity to build their credit, and at the same time it gives us a chance to initiate trail by introducing these students to our stores and credit services.

                      UNDERWRITING CRITERIA AND PROCEDURES


Account underwriting is based on an uniform, comprehensive, completely automated credit scoring system that makes extensive use of credit bureau reports.

AUTOMATED NEW ACCOUNT SCORING SYSTEM
------------------------------------

All credit applications and requests are processed at the Company's Corporate Credit Processing Center located in Hillside, Illinois.

The automated new account system screens all applications for duplicate accounts and fraud situations.

Instant Credit and Take One applications are processed by keying the customer data into an automated new account system developed by PaySys International, Inc. (formerly CCS Technology Group, Inc.).

The new account system automatically obtains an on-line credit report from one of the three major credit bureaus (Trans Union, TRW and Equifax). Included with the credit report is the Fair, Isaac's risk score. This score, which is based on statistical models developed by Fair, Isaac's (a leading scoring vendor) and the three major credit bureaus, using credit bureau data, predicts the odds of the account becoming seriously delinquent. If the score is within a predesignated acceptable range, the applicant is approved. If the score is in an unacceptable range, the account is declined. Any overrides are made at the supervisory, rather than the underwriter, level.

Pre-approved applications are processed through the automated new account system but the system does not pull a credit report because the applicant was pre-screened prior to the solicitation being made.

Credit cards for new accounts and for replacement are produced and distributed at the Credit Center using a Card Technology embosser and a Dynetics matcher/inserter.

                                    BILLING


Proprietary accounts are assigned to one of 10 billing cycles, each of which is billed once monthly. Statements on accounts with outstanding balances are prepared at the credit center on state of the art printing and insertion systems which interface with the mainframe account information. These systems perform statement bursting, envelope and insert stuffing and sealing functions. Accounts written-off (and thus in the later stage of the collection process) no longer accrue finance charges and billing ceases when accounts are assigned to collection agencies and attorneys.

Mailed payments for both CPS and PAB are received in two post office boxes which are cleared daily, processed by batch entry into a computerized payment processing system at Hillside and the checks deposited in a bank concentration account for clearing. A file of payments is transmitted to the Company's mainframe in Milwaukee each day and posted each night to the accounts receivable file.

Customer payments can be made at each of our store locations through our Point of Sale and Sales Audit systems. These payments are applied (memo) to our credit authorization system immediately and updated to the customer's account at the following day's batch update. About 28% of the customer payment dollars are made in the stores.

The centralized credit billing system provides billing statements to customers under respective store names, Bergner's, Boston Store and Carson Pirie Scott. The Bergner's (including Associates) and Boston Store accounts comprise the PAB general ledger balance and Carson Pirie Scott accounts comprise the CPS general ledger balance.

                                 CREDIT SYSTEM


In November 1991, a new credit system was installed and the CPS and PAB portfolios were migrated into the new system. This system is called Vision 21 and was developed by PaySys International, Inc. (formerly CCS Technology Group, Inc.) of Maitland, Florida. It comprises five (5) integrated modules:

  CMS-  Accounts Receivable System
  ASM-  Adjusting System
  CDM-  New Account System
  CAS-  Authorization System
  CTA-  Collection System

System parameters are set through on-line control screens allowing for flexibility to make changes without the need to modify programming.

A security sub-system controls access at a screen level as well as at a field level for certain CMS screens.

Three Behavioral Score Cards were developed by Fair, Isaac's and installed in September 1994. The score cards comprise:

  -A Current Model - this is used for limit increase/decrease at billing time and for authorization decisions.

  -Two Delinquency Models (one cycle and two cycle) which is used with other criteria to develop collection strategies and prioritize collection activities.

The behavioral score is calculated each time an account is billed. Based on the behavioral score and other criteria contained in on-line control tables, the account may be eligible for a limit increase if the account is current or a limit decrease if the account is past due. The amount and frequency of the limit increases or decreases is controlled through the on-line tables. If the customer's limit is changed during the billing process, a message is printed on the statement informing the customer of the change.

Sales transactions which would cause the account to go over-limit may receive a limit increase through an on-line authorization program. If the account is current and has no open block or warning code statuses, the system will either decline the sale, instruct the sales associate to call credit for manual review or increase the limit and approve the sale. The determination of which action to take and the amount and frequency of any limit increase is controlled through criteria contained in on-line tables.

The behavioral score developed at cycle billing is passed to the collection system (CTA) each month if the account is delinquent. The score is used with other criteria to segment accounts and prioritize collection activities.

                        COLLECTION DEPARTMENT PROCEDURES

Staffing consists of:

  -A Melita Autodialer System with 10 work stations which is staffed to capacity during the day and evenings (Monday - Friday) and every Saturday 8:30 a.m. to 5:00 p.m. The Melita System is used to contact customers that are 60 to 119 days past due.

  -A Davox Autodialer System with 4 work stations which is staffed to capacity Monday through Friday evenings and every Saturday 8:30 a.m. to 5:00 p.m. The Davox System is used to contact customers that are 120 or more days past due.

  -Both of the autodialer systems work in conjunction with our Collection System
  (CTA) and automatically dial telephone numbers for customers in the CTA system.

  -Staff of collectors that handle past due accounts aged 120 days to write-off.

  -Current charge-off policy is that the account charges off automatically when the account reaches 210 days past due and is assigned to the in-house Recovery Department for follow-up.

  -Staff of collectors that handle all calls returned by customers on the ACD system.

  -Collectors contact debtors directly on the telephone and/or use a letter series depending on the severity of the delinquency.

  -Collectors contact customers with balances of $50.00 and over.

  -The CTA system automatically sends letters to customers with balances under $50.00.

Charge accounts that are written off to bad debt:

  -Retained in-house for 60 days; handled by the Recovery Department.

  -Accounts without active repayment arrangements after 60 days are placed with an attorney or a collection agency.

  -The attorney/agency pursues collections of the accounts from a pre-legal standpoint.

  -Legal action is initiated if all other collection activity fails and if the circumstances (i.e. balance, assets, etc.) warrant.

  -Attorney/agency fees vary from 25% to 50% of the amounts collected.

                         AGING AND WRITE-OFF POLICIES

Following are the policies and procedures relative to delinquent charge accounts for the combined accounts receivable portfolio.

ACCOUNT AGING
-------------

Payments and credits are applied to the account (oldest to newest plan balance priority) and the new age of delinquency and past due amount is calculated.

The method used to age accounts is the number of days delinquent (30, 60, 90, etc.).

PRE-COLLECTION DELINQUENCY
--------------------------

Accounts aged 30 days past due are considered delinquent and will receive a mid-month dunning notice.

COLLECTION STATUS
-----------------

Accounts are placed in collection status at 60 days past due (2 payments missed). The collection status is not removed until the account re-ages to 30 days past due or current. Certain 30 days accounts are selected for collection activity based on Behavioral History Score and Balance.

While an account is in collection status, all sales will be referred to credit authorization for review. Authorization of sales will be withheld unless proof of payment of the minimum due amount is forthcoming.

WRITE-OFF CRITERIA
------------------

Automatic write-off will occur when the account reaches 210 days delinquent.

Aging method will be based on contractual agreement and derived from the full balance.

BANKRUPTCY AND DEATH
--------------------

Write-offs due to bankruptcy and death may occur earlier than the automatic criteria. These write-offs are taken in the month in which we receive appropriate documentation of the bankruptcy or death.

CURE POLICIES
-------------

Accounts will be cured from collections in two ways:

  -Payment or credit reducing the contractual age to 30 days or less.

  -Remittance of three consecutive monthly scheduled payment amounts or that amount which equals three monthly scheduled payments within a three month period.

                         CUSTOMER EXCHANGES AND RETURNS

General exchange/return policy is as follows:

  -All exchanges/returns should be handled with utmost courtesy and expediency.

  -If an associate cannot, under policy guidelines say "yes" to a customer, a supervisor should be called.

  -Only merchandise that has been purchased at a Carson Pirie Scott & Co. store, has not been worn/used and is in resalable condition will be accepted for exchange/return unless defective or damaged prior to customer receipt.

  -Returns may be made to any Carson Pirie Scott & Co. store regardless of which Carson Pirie Scott & Co. store the purchase was made.

  -Every effort should be made to exchange unwanted merchandise for more suitable merchandise. However, if the customer does not wish to make an exchange, a refund/credit should be issued.

  -Customers returning merchandise with a salescheck/receipt/gift sticker receive a refund/credit at the original purchase price.

  -Customers returning ticketed merchandise without a salescheck/receipt/gift sticker receive a refund credit at ticketed price.

  -Customers returning un-ticketed merchandise with a salescheck/receipt/gift sticker receive a refund/credit at the current selling price. If the merchandise is not current, it is to be refunded/credited at the last known selling price.

                                                                Schedule 3.25 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                             Environmental Matters


None.

                                                                Schedule 5.08 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                             Collection Procedures


See the attached Bank Account Flow Chart and Account Summary, which are incorporated here by reference.

                           CARSON PIRIE SCOTT & CO.

                            BANK ACCOUNT FLOW CHART

                                 January 1997

                                   Figure 1

                                                    1  CARSON PIRIE SCOTT & CO.
                                                       LASALLE NATIONAL BANK
                                                          CONCENTRATION

2 CARSON PIRIE SCOTT & CO.           4 CARSON PIRIE SCOTT & CO.          9  CPS DEPARTMENT STORES, INC.
        M&I BANK                         FIRST BANK MILWAUKEE                 REMOTE STORE ACCOUNTS
   VEBA TRUST ACCOUNT                      CONCENTRATION

3 CARSON PIRIE SCOTT & CO.           5 CARSON PIRIE SCOTT & CO.          10 CARSON PIRIE SCOTT & CO.
        M&I BANK                         FIRST BANK MILWAUKEE                REMOTE STORE ACCOUNTS
  VEBA CHECKING ACCOUNT                  STORE DEPOSITORY (7)

                                     6 CPS DEPARTMENT STORES, INC.       11 CPS DEPARTMENT STORES, INC.
                                          FIRST BANK MILWAUKEE                 LASALLE NATIONAL BANK
                                       DISCOVER & AMERICAN EXPRESS                STORE DEPOSITORY

                                     7 CARSON PIRIE SCOTT & CO.          12 CARSON PIRIE SCOTT & CO.
                                         FIRST BANK MILWAUKEE                LASALLE NATIONAL BANK
                                           MASTERCARD/VISA                      STORE DEPOSITORY

                                     8 CPS DEPARTMENT STORES, INC.       13 CARSON PIRIE SCOTT & CO.
                                          FIRST BANK MILWAUKEE               LASALLE NATIONAL BANK
                                            MASTERCARD/VISA                   HILLSIDE DEPOSITORY

                                                                         14 CPS DEPARTMENT STORES, INC.
                                                                               LASALLE NATIONAL BANK
                                                                                HILLSIDE DEPOSITORY


15 CARSON PIRIE SCOTT & CO.                       19         NBGL                   20        NBGL
    LASALLE NATIONAL BANK                            LASALLE NATIONAL BANK              LASALLE NATIONAL BANK
   CONTROLLED DISBURSEMENT                           CONCENTRATION ACCOUNT             CONTROLLED DISBURSEMENT

16 CPS DEPARTMENT STORES, INC.                    21 GREAT LAKES CREDIT CORP.
     LASALLE NATIONAL BANK                            LASALLE NATIONAL BANK
    CONTROLLED DISBURSEMENT                            GLCC PROCEEDS ACCOUNT

17 CARSON PIRIE SCOTT & CO.                       22 GREAT LAKES CREDIT CORP.
    LASALLE NATIONAL BANK                             LASALLE NATIONAL BANK
      TRAVEL ACCOUNT                                  CASH COLLATERAL TRUST

18 CARSON PIRIE SCOTT & CO.             23 GREAT LAKES CREDIT CORP.           24 GREAT LAKES CREDIT CORP.
    LASALLE NATIONAL BANK                   LASALLE NATIONAL BANK                 LASALLE NATIONAL BANK
      INSURANCE ACCOUNT                    PRINCIPAL FUNDING TRUST                 CARRYING COST TRUST

                                                  25 GREAT LAKES CREDIT CORP.
                                                      LASALLE NATIONAL BANK
                                                       CASH COLLATERAL DDA

                                        26 GREAT LAKES CREDIT CORP.           27 GREAT LAKES CREDIT CORP.
                                            LASALLE NATIONAL BANK                  LASALLE NATIONAL BANK
                                           CARSON COLLECTION DEPOSIT             CPSDS COLLECTION DEPOSIT

                   CARSON PIRIE SCOTT & CO. ACCOUNT SUMMARY
             This document is in reference to Figure 1 (attached)


Reference:             1
Bank:                  LaSalle National Bank
Flow Direction:        Both
Commingled Funds:      Yes
Description:           Primary Concentration Account for all store operations
                       and investment activity


Reference:             2
Bank:                  Marshall & Ilsley Bank
Flow Direction:        Out
Commingled Funds:      No
Description:           Source of trust funds for the payment of employee benefit
                       obligations (non pension)


Reference:             3
Bank:                  Marshall & Ilsley Bank
Flow Direction:        Out
Commingled Funds:      No
Description:           Disbursement point for employee benefit obligations (non
                       pension)


Reference:             4
Bank:                  First Bank Milwaukee
Flow Direction:        Both
Commingled Funds:      Yes
Description:           Concentration point for Milwaukee store deposits,
                       Discover, American Express settlement and ACH payroll initiation point


Reference:             5
Bank:                  First Bank Milwaukee
Flow Direction:        To Concentration
Commingled Funds:      Yes
Description:           Carson Milwaukee stores and Discover depository

Reference:             6
Bank:                  First Bank Milwaukee
Flow Direction:        To Concentration
Commingled Funds:      No
Description:           CPSDS Depository for Discover and American Express



Reference:             7
Bank:                  First Bank Milwaukee
Flow Direction:        Primarily to Concentration
Commingled Funds:      No
Description:           Carson settlement account for MasterCard and Visa
                       proceeds



Reference:             8
Bank:                  First Bank Milwaukee
Flow Direction:        Primarily to Concentration
Commingled Funds:      No
Description:           CPSDS settlement account for MasterCard and Visa
                       proceeds


Reference:             9
Bank:                  Various
Flow Direction:        Primarily to Concentration
Commingled Funds:      Yes
Description:           CPSDS deposit accounts for cash from sales and collection
                       of payments related to receivables



Reference:             10
Bank:                  Various
Flow Direction:        Primarily to Concentration
Commingled Funds:      Yes
Description:           Carson store deposit accounts for cash from sales and
                       collection of payments related to receivables


Reference:             11
Bank:                  LaSalle National Bank
Flow Direction:        Primarily to Concentration
Commingled Funds:      Yes
Description:           CPSDS store deposit accounts for cash from sales and
                       collection of payments related to receivables

Reference:             12
Bank:                  LaSalle National Bank
Flow Direction:        Primarily to Concentration
Commingled Funds:      Yes
Description:           Carson store deposit accounts for cash from sales and
                       collection of payments related to receivables



Reference:             13
Bank:                  LaSalle National Bank
Flow Direction:        To Concentration
Commingled Funds:      No
Description:           Carson customer reimbursement for non sufficient funds
                       items



Reference:             14
Bank:                  LaSalle National Bank
Flow Direction:        To Concentration
Commingled Funds:      No
Description:           CPS customer reimbursement for non sufficient funds items



Reference:             15
Bank:                  LaSalle National Bank of Westmont
Flow Direction:        Out
Commingled Funds:      No
Description:           Carson controlled disbursement accounts for all
                       operational activities (checking)



Reference:             16
Bank:                  LaSalle National Bank of Westmont
Flow Direction:        Out
Commingled Funds:      No
Description:           CPSDS controlled disbursement accounts for all
                       operational activities (checking)

Reference:             17
Bank:                  LaSalle National Bank
Flow Direction:        Primarily out
Commingled Funds:      No
Description:           Used for settlement of obligations resulting from travel
                       agencies on the behalf of clients (ACH only)



Reference:             18
Bank:                  LaSalle National Bank
Flow Direction:        Primarily out
Commingled Funds:      No
Description:           Used for settlement of insurance obligations (ACH only)



Reference:             19
Bank:                  LaSalle National Bank
Flow Direction:        Both
Commingled Funds:      Yes
Description:           Primarily Concentration Account for all operations of
                       National Bank of the Great Lakes including investment activity



Reference:             20
Bank:                  LaSalle National Bank of Westmont
Flow Direction:        Out
Commingled Funds:      No
Description:           National Bank of the Great Lakes controlled disbursement
                       accounts for all operational activities (checking)



Reference:             21
Bank:                  LaSalle National Bank
Flow Direction:        Both
Commingled Funds:      Yes
Description:           Settlement point for proceeds from GLCC activities

Reference:             22
Bank:                  LaSalle National Bank
Flow Direction:        Both
Commingled Funds:      No (all funds belong to GLCC)
Description:           GLCC funds collections point for all customer remittances



Reference:             23
Bank:                  LaSalle National Bank
Flow Direction:        To and From Cash Collateral Trust Account
Commingled Funds:      No (All funds belong to GLCC)
Description:           Safe keeping of funds to be used to purchase receivables,
                       pay CP obligations and dividends



Reference:             24
Bank:                  LaSalle National Bank
Flow Direction:        To and From Cash Collateral Trust Account
Commingled Funds:      No (All funds belong to GLCC)
Description:           Safe keeping of funds to be used to pay costs related to
                       the receivables facility



Reference:             25
Bank:                  LaSalle National Bank
Flow Direction:        To Trust Cash Collateral Account
Commingled Funds:      No (All funds belong to GLCC)
Description:           Receives transfers of GLCC cash collected at Carson and
                       CPSDS stores and operational locations



Reference:             26
Bank:                  LaSalle National Bank
Flow Direction:        To Cash Collateral Trust Account
Commingled Funds:      No (All funds belong to GLCC)
Description:           GLCC funds collections point for Carson customer
                       remittances

                                                                Schedule 6.01 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                                     Liens



Location              Type                           Balance as of May 4, 1996
------------------------------------------------------------------------------
Forsyth, IL           Mortgage                                    $  2,831,000
Joliet, IL            Mortgage                                       2,189,000
Bloomington, IL       Mortgage                                         864,000
Aurora, IL            Revenue Bond                                     425,000
Quincy, IL            Revenue Bond                                   2,544,000
36 S. State St.       Mortgage                                         241,000
1-19 S. State         Mortgage                                         745,000
Michigan City         Mortgage                                         390,000
MIS                   Capital Lease                                  6,947,000
Six Anchors           Capital Lease                                 34,031,000
A/R Securitization    Accounts Receivable Financing                107,000,000

The UCC, Tax Lien, Pending Suit, and Judgment Search Chart attached to this
Schedule is incorporated here by reference.

                                                                Schedule 6.03 to
                                         Revolving Credit and Guaranty Agreement
                                                        Dated as of May 24, 1996



                                  Indebtedness


1. Capital lease obligations with respect to the Borrower's management information systems of $6,947,000 as of May 4, 1996.

2. Capital lease obligations to Illinois Partners Limited Partnership for six real estate leases for department stores operated by the Borrower. These capital leases are recorded on the Borrower's books and records at $34,031,000 as of May 4, 1996.

3. Loan Participation Purchase Agreement, entered into as part of the chapter 11 reorganization of the Borrower and related entities, with The Dial Corp and several affiliates pursuant to which the Borrower is obligated to purchase a $5,000,000 participation interest in a loan on July 1, 1997.

4. Indebtedness, entered into as part of the chapter 11 reorganization, under one or more subordinated unsecured promissory notes in an aggregate maximum principal amount of $15,000,000, excluding interest, among CPS Department Stores, Inc., 1-29 S. State St. Corp., CPS Holding Co. and 331 West Wisconsin Avenue Corp.

5. Schedule 6.01 is incorporated here by reference.